        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 2004



                                                     REGISTRATION NO. 333-113141

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                   FORM  S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                                IMAX CORPORATION
             (Exact name of registrant as specified in its charter)

             CANADA                              3861                            98-0140269
 (State or other jurisdiction of     (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)            Identification No.)

                             ---------------------
                                IMAX CORPORATION
                              2525 SPEAKMAN DRIVE,
                          MISSISSAUGA, ONTARIO L5K 1B1
                                 (905) 403-6500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                      SEE TABLE OF ADDITIONAL REGISTRANTS
                             ---------------------
                                ROBERT D. LISTER
                                IMAX U.S.A. INC.
                        110 E. 59TH STREET, SUITE 2100,
                            NEW YORK, NEW YORK 10022
                                 (212) 821-0100
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                WITH COPIES TO:

                    BRICE T. VORAN                                           PHILIP C. MOORE
                SHEARMAN & STERLING LLP                                   MCCARTHY TETRAULT LLP
                    199 BAY STREET                                         55 KING STREET WEST
                  COMMERCE COURT WEST                                  TORONTO DOMINION BANK TOWER
               SUITE 4405, P.O. BOX 247                                   SUITE 4700, TD CENTRE
               TORONTO, ONTARIO M5L 1E8                                 TORONTO, ONTARIO M5K 1E6

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effectiveness of the Registration Statement to which this Amendment relates.


    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
     TITLE OF EACH CLASS OF             AMOUNT TO BE           OFFERING PRICE            AGGREGATE              REGISTRATION
  SECURITIES TO BE REGISTERED            REGISTERED           PER SECURITY(1)        OFFERING PRICE(1)              FEE
--------------------------------------------------------------------------------------------------------------------------------
9 5/8% Senior Notes due 2010....        $160,000,000                100%                $160,000,000             $20,272(2)
Guarantees of 9 5/8% Senior
  Notes due 2010................             --                      --                      --                    --(3)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(a) and 457(f) under the Securities Act.


(2) Previously paid.



(3) Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable for the guarantees of the notes being registered.



    THE REGISTRANTS HEREBY AMEND THE REGISTRATION STATEMENT TO WHICH THIS AMENDMENT RELATES ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS


                                      JURISDICTION OF      IRS EMPLOYER
EXACT NAME OF ADDITIONAL REGISTRANT*     FORMATION      IDENTIFICATION NO.     PRINCIPAL EXECUTIVE OFFICE
------------------------------------  ---------------   ------------------     --------------------------
1329507 ONTARIO INC. ............       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500

3D SEA II LTD. ..................       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500

924689 ONTARIO INC. .............       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500

DAVID KEIGHLEY PRODUCTIONS 70MM
  INC. ..........................      Delaware           95-3996963         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


IMAX (TITANIC) INC. .............      Delaware           98-0123185         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


IMAX (TITANICA) LTD. ............       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500

IMAX CHICAGO THEATRE LLC.........      Delaware           82-0565362         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


IMAX FILM HOLDING CO. ...........      Delaware               --             110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


IMAX FORUM RIDE, INC. ...........       Nevada            88-0360462         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


IMAX II U.S.A. INC. .............      Delaware           51-0373323         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


IMAX INDIANAPOLIS LLC............       Indiana               --             110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX MINNESOTA HOLDING CO. ......      Delaware           52-2254901         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


IMAX MUSIC LTD. .................       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500


                                      JURISDICTION OF      IRS EMPLOYER
EXACT NAME OF ADDITIONAL REGISTRANT*     FORMATION      IDENTIFICATION NO.     PRINCIPAL EXECUTIVE OFFICE
------------------------------------  ---------------   ------------------     --------------------------
IMAX PICTURES CORPORATION........      Delaware           98-0153647         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX PROVIDENCE GENERAL PARTNER
  CO. ...........................      Delaware           52-2054994         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX PROVIDENCE LIMITED PARTNER
  CO. ...........................      Delaware           52-2054995         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX RHODE ISLAND LIMITED
  PARTNERSHIP....................     Rhode Island        98-0176677         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX SANDDE ANIMATION INC. ......       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500


IMAX SCRIBE INC. ................      Delaware           51-0373325         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


IMAX SPACE LTD. .................       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500

IMAX THEATRE HOLDING (BROSSARD)
  INC. ..........................       Canada                --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500

IMAX THEATRE HOLDING (CALIFORNIA I)
  CO. ...........................      Delaware           52-2054998         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX THEATRE HOLDING (CALIFORNIA II)
  CO. ...........................      Delaware           52-2054999         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX THEATRE HOLDING (NYACK I)
  CO. ...........................      Delaware           52-2055001         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX THEATRE HOLDING (NYACK II)
  CO. ...........................      Delaware           52-2055002         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX THEATRE HOLDING CO. ........      Delaware           52-2054997         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


                                      JURISDICTION OF      IRS EMPLOYER
EXACT NAME OF ADDITIONAL REGISTRANT*     FORMATION      IDENTIFICATION NO.     PRINCIPAL EXECUTIVE OFFICE
------------------------------------  ---------------   ------------------     --------------------------
IMAX THEATRE HOLDINGS (OEI) INC. ...   Delaware           52-2054993         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX THEATRE MANAGEMENT
  (SCOTTSDALE), INC. ............       Arizona           86-0686026         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX THEATRE MANAGEMENT COMPANY..      Delaware           52-2054996         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMAX THEATRE SERVICES LTD. ......       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500


IMAX U.S.A. INC. ................      Delaware           98-0159490         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100

IMMERSIVE ENTERTAINMENT INC. ....      Delaware           98-0153646         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


MIAMI THEATRE LLC ...............      Delaware           65-0888857         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


MITEY CINEMA INC. ...............       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500

MOUNTAINVIEW THEATRE MANAGEMENT
  LTD. ..........................       Alberta               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500


NYACK THEATRE LLC ...............      New York           98-0202278         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


PANDA PRODUCTIONS INC. ..........      Delaware           95-4785483         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


RIDEFILM CORPORATION.............      Delaware           04-3222960         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


RPM PICTURES LTD. ...............       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500


                                      JURISDICTION OF      IRS EMPLOYER
EXACT NAME OF ADDITIONAL REGISTRANT*     FORMATION      IDENTIFICATION NO.     PRINCIPAL EXECUTIVE OFFICE
------------------------------------  ---------------   ------------------     --------------------------
SACRAMENTO THEATRE LLC ..........      Delaware           68-0432572         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


SONICS ASSOCIATES, INC. .........       Alabama           63-0623302         110 E. 59th Street, Suite 2100
                                                                             New York, New York 10022 phone:
                                                                                     (212) 821-0100

STARBOARD THEATRES LTD. .........       Canada                --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500

STRATEGIC SPONSORSHIP CORPORATION...   Delaware           52-1723753         110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


TANTUS FILMS LTD. ...............       Canada                --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500


TANTUS II FILMS LTD. ............       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500

TAURUS-LITTROW PRODUCTIONS INC. ...    Delaware               --             110 E. 59th Street, Suite 2100
                                                                                New York, New York 10022
                                                                                  phone: (212) 821-0100


WIRE FRAME FILMS LTD. ...........       Ontario               --                  2525 Speakman Drive,
                                                                              Mississauga, Ontario L5K 1B1
                                                                                  phone: (905) 403-6500


---------------

* The address and telephone number of the agent for service in the United States of each of the additional registrants is c/o IMAX U.S.A. Inc., 110 E. 59th Street, Suite 2100, New York, New York 10022, phone: (212) 821-0100, attention: Robert D. Lister. The primary standard industrial classification numbers for the additional registrants are 3861, 7822 and 7830.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT EXCHANGE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE NOTES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE NOTES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                    SUBJECT TO COMPLETION, DATED MAY 6, 2004


PROSPECTUS

                                  (IMAX LOGO)

         OFFER TO EXCHANGE ALL OUTSTANDING 9 5/8% SENIOR NOTES DUE 2010
                         ISSUED ON DECEMBER 4, 2003 FOR
                UP TO $160,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                    REGISTERED 9 5/8% SENIOR NOTES DUE 2010

THE OLD NOTES:


     $160,000,000 aggregate principal amount of 9 5/8% Senior Notes due December 1, 2010, referred to in this prospectus as the old notes, were originally issued and sold by IMAX Corporation on December 4, 2003 in a transaction that was exempt from registration under the Securities Act of 1933, as amended, and resold to qualified institutional buyers in compliance with Rule 144A. The payment of principal, premium, if any, and interest on the old notes is fully and unconditionally guaranteed, jointly and severally, by each of our current and future North American subsidiaries. The guarantees are general unsecured obligations of the guarantors and are equal in right of payment with any future unsecured, unsubordinated indebtedness of the guarantors.


THE NEW NOTES:


     The terms of the new notes, referred to in this prospectus as the notes, are substantially identical to the terms of the old notes, and evidence the same indebtedness as the old notes, except that the notes will be registered under the Securities Act, will not contain restrictions on transfer or provisions relating to special interest under circumstances related to the timing of the exchange offer, will bear a different CUSIP number from the old notes and will not entitle their holders to registration rights. The payment of principal, premium, if any, and interest on the notes will be fully and unconditionally guaranteed, jointly and severally, by each of our current and future North American subsidiaries on the same terms as the guarantees in respect of the old notes.



     SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF CERTAIN RISKS THAT YOU SHOULD CONSIDER IN CONNECTION WITH TENDERING YOUR OLD NOTES IN THE EXCHANGE OFFER.


EXCHANGE OFFER:

     Our offer to exchange old notes for notes will be open until 5:00 p.m., New
York City time, on           , 2004, unless we extend the offer.

     Notes will be issued in exchange for an equal principal amount of outstanding old notes accepted in the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain customary conditions set forth herein. See "The Exchange Offer -- Conditions."

     No public market currently exists for the notes and we do not intend to apply for their listing on any securities exchange or to arrange for them to be quoted on any quotation system.

     Each broker-dealer that receives notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."
                             ---------------------
     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE NOTES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                The date of this prospectus is           , 2004.

                               ------------------

                               TABLE OF CONTENTS


                                         PAGE
                                         ----
SUMMARY................................    1
RISK FACTORS...........................   13
SPECIAL NOTE REGARDING FORWARD-LOOKING
  INFORMATION..........................   25
USE OF PROCEEDS........................   26
CAPITALIZATION.........................   27
SELECTED CONSOLIDATED FINANCIAL
  INFORMATION..........................   28
BUSINESS...............................   32
MANAGEMENT.............................   41
THE EXCHANGE OFFER.....................   44



                                         PAGE
                                         ----
DESCRIPTION OF NEW CREDIT FACILITY.....   51
DESCRIPTION OF THE NOTES...............   52
BOOK-ENTRY, DELIVERY AND FORM..........   79
CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS.......................   83
PLAN OF DISTRIBUTION...................   85
LEGAL MATTERS..........................   85
EXPERTS................................   85
WHERE YOU CAN FIND MORE
  INFORMATION..........................   86


                               ------------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE MAY ONLY BE ACCURATE ON THE DATE OF SUCH DOCUMENTS.

     THIS PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS THAT CONTAIN IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY THAT IS NOT INCLUDED OR DELIVERED WITH THIS PROSPECTUS. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE TO HOLDERS OF THE NOTES UPON WRITTEN OR ORAL REQUEST TO IMAX CORPORATION AT THE ADDRESS AND PHONE NUMBER SPECIFIED UNDER "WHERE YOU CAN FIND MORE INFORMATION." TO OBTAIN TIMELY DELIVERY, HOLDERS OF THE NOTES MUST REQUEST THESE DOCUMENTS NO LATER THAN FIVE BUSINESS DAYS BEFORE THE EXPIRATION DATE. UNLESS EXTENDED, THE
EXPIRATION DATE IS           , 2004.

                               ------------------

     Unless the context requires otherwise or otherwise as expressly stated, the terms "IMAX," "we," "our," "us," and the "company" refer to IMAX Corporation and, unless the context otherwise requires or otherwise as expressly stated, its consolidated subsidiaries. Unless otherwise indicated, all references to "$" or "US$" are to United States dollars.

                               ------------------

                                    SUMMARY

     The following summary highlights selected information contained elsewhere in, or incorporated by reference into, this prospectus and does not contain all of the information that you should consider before exchanging your old notes for the notes. You should read this summary together with the more detailed information that is contained in, or incorporated by reference into, this prospectus, including the risk factors, financial data and financial statements and notes thereto. In this prospectus, the terms "IMAX," "we," "our," "us" and the "company" refer to IMAX Corporation and, unless the context otherwise requires or otherwise expressly stated, its consolidated subsidiaries.

                                IMAX CORPORATION


     We are one of the world's leading entertainment technology companies, specializing in large-format and three-dimensional, or 3D, film presentations. Our theatre systems use 15 perforation, 70mm, or 15/70 film, the largest commercially available film format, which allows IMAX theatres to present stunning images of exceptional quality and clarity on screens up to one-hundred feet wide and eight stories tall. These images fill a viewer's peripheral vision and, together with our proprietary 6-channel digital sound systems and unique theatre designs, create "The IMAX Experience," which makes audiences feel as if they are "in the movie." IMAX films have taken viewers to the bottom of the ocean, in space to the International Space Station and, most recently, inside some of Hollywood's most exciting blockbuster movies such as Star Wars Episode
II: Attack of the Clones, The Matrix Reloaded and The Matrix Revolutions. The IMAX brand is world famous and stands for the highest-quality, most immersive filmed entertainment. It is one of our most valuable assets and it attracts audiences to IMAX theatres, thereby increasing demand for leases of our theatre systems. We generate the majority of our revenue through upfront and recurring payments received in connection with the leasing of our theatre systems to third party operators. We generally do not own IMAX theatres. For the year ended December 31, 2003, we generated revenue of $119.3 million, earnings from operations of $18.1 million and net earnings from continuing operations of $0.2 million.



     IMAX created the large-format theatre industry more than 35 years ago. We estimate that IMAX theatres represent a significant majority of the large-format theatres in operation and almost all of 15/70 theatres in operation. At December 31, 2003, there were 240 IMAX theatre systems operating in more than 35 countries. For the year ended December 31, 2003, IMAX systems revenue from these theatres totaled $75.8 million. Our sales backlog, which represented contracts for 61 theatre systems, totaled $138.1 million at December 31, 2003. We are also a producer and distributor of large-format films and the largest provider of large-format post-production services. In addition, we engage in other related businesses, including renting camera equipment for large-format film production and owning and operating seven IMAX theatres.


     IMAX theatres are found in some of the most prestigious educational institutions and destination entertainment centers in the world. However, we believe that commercial markets, including multiplex theatres and entertainment destinations, offer the greatest potential for growth of the IMAX network. We believe that our expansion into these markets will result from the favorable economics that IMAX theatres can provide to commercial theatre-owners and filmmakers. These economics have been enhanced by two recent developments:

     - IMAX DMR, our new proprietary film conversion technology, which allows us to digitally re-master virtually any 35mm live-action film into our 15/70 film format at a cost of approximately $2 million to $4 million per film and gives us the ability to benefit from Hollywood event film releases and their large marketing budgets.

     - IMAX MPX, our new theatre projection system designed specifically for use in multiplex auditoriums, which reduces the capital and operating costs required to run an IMAX theatre, while still offering consumers the image and sound quality of The IMAX Experience.

                              RECENT DEVELOPMENTS


  REDEMPTION AND REPURCHASE OF 7 7/8% SENIOR NOTES DUE 2005

     In December 2003, we concluded a tender offer and consent solicitation for $152.8 million outstanding principal amount of our 7 7/8% senior notes due 2005 in which we purchased approximately $123.6 million of such senior notes. On January 2, 2004, we redeemed all the senior notes not acquired in the tender offer pursuant to the optional redemption provisions of the senior notes. The net proceeds from the offering of the old notes, together with cash on hand, was used to fund the purchase and redemption of the 7 7/8% senior notes due 2005.

  NEW CREDIT FACILITY


     On February 6, 2004, we entered into a new $20.0 million credit facility which is secured by all of the assets of IMAX Corporation and certain of its subsidiaries. Amounts borrowed under this credit facility will constitute secured indebtedness and will effectively rank senior to the notes to the extent of the value of the assets securing such indebtedness. See "Description of New Credit Facility."


                               ------------------

     IMAX Corporation is organized under the Canada Business Corporations Act. Our head and principal office address is 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1. Our telephone number is (905) 403-6500.

     IMAX(R), IMAX(R) Dome, IMAX(R) 3D, IMAX (R) 3D Dome, The IMAX Experience(R), An IMAX Experience(R), IMAX(R) DMR(R), IMAX(R) MPX(TM), IMAX Think Big (TM) and Think Big(TM) are our most significant trademarks and trade names that are registered or otherwise protected under laws of various jurisdictions. We also own the service mark IMAX Theatre(TM).

                               THE EXCHANGE OFFER

     On December 4, 2003, IMAX Corporation completed a private placement of $160,000,000 principal amount of 9 5/8% Senior Notes due 2010 to a group of initial purchasers. In this prospectus, we refer to (1) the notes sold in that original offering as the old notes and (2) the notes offered in this prospectus in exchange for the old notes as the notes.

Exchange Offer................   You may exchange old notes for notes.

Terms of Notes................   The terms of the notes are substantially
                                 identical to the terms of the old notes, and evidence the same indebtedness as the old notes, except that the notes:

                                      - will be registered under the Securities
                                        Act, and, consequently, will be freely
                                        tradeable by persons not affiliated with us;

                                      - will not bear any legend restricting
                                        transfer under the Securities Act;

                                      - will not be entitled to the rights which
                                        are applicable to the old notes under
                                        the registration rights agreement;

                                      - will not contain provisions relating to
                                        the payment of special interest under
                                        circumstances related to the timing of
                                        the exchange offer; and

                                      - will bear a different CUSIP number from
                                        the old notes.

                                 See "Description of the Notes."

Resale of Notes...............   We believe you may offer the notes for resale,
                                 resell and otherwise transfer them without compliance with the registration or prospectus delivery provisions of the Securities Act if:

                                      - you are acquiring the notes in the
                                        ordinary course of your business;

                                      - you are not participating or engaged in,
                                        do not intend to participate or engage
                                        in, and have no arrangement or
                                        understanding with any person to
                                        participate in, the distribution of the
                                        notes issued to you; and

                                      - you are not a broker-dealer or an
                                        "affiliate" of ours within the meaning
                                        of Rule 405 under the Securities Act.

                                 You should read the discussion under the heading "The Exchange Offer" for further information regarding the exchange offer and resale of the notes.

Registration Rights
Agreement.....................   We have undertaken this exchange offer pursuant
                                 to the terms of a registration rights agreement entered into with the initial purchasers of the old notes. See "The Exchange Offer."

Consequences of Failure to
Exchange Old Notes............   You will continue to hold old notes that remain
                                 subject to their existing transfer restrictions if:

                                      - you do not tender your old notes; or

                                      - you tender your old notes and they are
                                        not accepted for exchange.

                                 Subject to certain limited exceptions, we will have no obligation to register the old notes after we consummate the exchange offer. See "The Exchange Offer -- Terms of the Exchange Offer" and " -- Consequences of Failure to Exchange." Following the exchange offer, the transfer restrictions that apply to unexchanged old notes and the availability of registered new notes, will likely cause the market for the unexchanged old notes to be much less liquid than before the exchange offer.


Expiration Date...............   The "expiration date" for the exchange offer is
                                 5:00 p.m., New York City time, on           ,
                                 2004, unless we extend it, in which case
                                 "expiration date" means the latest date and time to which the exchange offer is extended.

Accrued Interest on the Notes
and the Old Notes.............   The notes will bear interest from the most
                                 recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from December 4, 2003.

Conditions to the Exchange
Offer.........................   The exchange offer is subject to certain
                                 customary conditions which we may waive. See
                                 "The Exchange Offer -- Conditions."

Procedures for Tendering Old
Notes.........................   If you wish to exchange your old notes for
                                 notes pursuant to the exchange offer, you must submit the required documentation and effect a tender of old notes pursuant to the procedures for book-entry transfer (or other applicable procedures) all in accordance with the instructions described in this prospectus and in the relevant letter of transmittal. See "The
                                 Exchange Offer -- Procedures for Tendering,"
                                 "-- Book-Entry Transfer," "-- Exchanging
                                 Book-Entry Notes" and "-- Guaranteed Delivery
                                 Procedures."

Special Procedures for
Beneficial Owners.............   If you own a beneficial interest in old notes
                                 that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct the registered holder to tender on your behalf.

Guaranteed Delivery
Procedures....................   If you wish to tender your old notes, but
                                 cannot properly do so prior to the expiration date, you may tender your old notes according to the guaranteed delivery procedures described in "The Exchange Offer -- Guaranteed Delivery
                                 Procedures."

Withdrawal Rights.............   Tenders of old notes may be withdrawn at any
                                 time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of old notes, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the letter of transmittal prior to 5:00 p.m., New
                                 York City time, on the expiration date. See
                                 "The Exchange Offer -- Withdrawal Rights."

Acceptance of Old Notes and
Delivery of Notes.............   Subject to certain conditions, any and all old
                                 notes that are validly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. The notes issued pursuant to the exchange offer will be delivered as promptly as practicable after the expiration date. See "The
                                 Exchange Offer -- Terms of the Exchange Offer."

Certain U.S. Federal Income
Tax Considerations............   We believe that the exchange of the old notes
                                 for notes should not constitute a taxable exchange for U.S. federal income tax purposes.
                                 See "Certain Federal Income Tax
                                 Considerations -- U.S. Federal Income Tax
                                 Considerations." You should consult your own tax advisor to determine the tax consequences of your decision to participate in the exchange offer.

Certain Canadian Federal
Income Tax Considerations.....   Holders will not be subject to tax under the
                                 Income Tax Act (Canada) on the exchange of old notes for notes. See "Certain Federal Income
                                 Tax Considerations -- Canadian Federal Income
                                 Tax Considerations." You should consult your own tax advisor to determine the tax consequences of your decision to participate in the exchange offer.

Use of Proceeds...............   We will not receive any cash proceeds from the
                                 issuance of the notes in the exchange offer.
                                 See "Use of Proceeds."

Exchange Agent................   U.S. Bank National Association is serving as
                                 the exchange agent.

                                   THE NOTES

     The summary below describes the principal terms of the notes. Some of the terms and conditions below are subject to important limitations and exceptions. The "Description of the Notes" section of the prospectus contains a more detailed description of the terms and conditions of the notes.

Issuer........................   IMAX Corporation


Notes Offered.................   $160.0 million aggregate principal amount of
                                 9 5/8% Senior Notes due 2010. The indenture governing the issuance of the notes provides for the issuance of an unlimited aggregate principal amount of additional notes having identical terms and conditions to the notes offered hereby, subject to compliance with the covenant restricting the incurrence of additional indebtedness.


Maturity Date.................   December 1, 2010.

Interest Rate and Payment
Dates.........................   Interest on the notes will accrue at the rate
                                 of 9 5/8% per annum, payable semiannually in cash in arrears on each June 1 and December 1, commencing on June 1, 2004.


Subsidiary Guarantees.........   The payment of principal, premium, if any, and
                                 interest on the notes will be fully and
                                 unconditionally guaranteed, jointly and
                                 severally, by each of our current and future
                                 North American subsidiaries. See "Description of the Notes -- Note Guarantees."



Optional Redemption...........   On or after December 1, 2007, we may redeem the
                                 notes at the following redemption prices
                                 (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing December 1 of the years indicated below, together with accrued and unpaid interest thereon to the redemption date:



                                          YEAR                                             PERCENTAGE
                                          ----                                             ----------
                                          2007.........................................     104.813%
                                          2008.........................................     102.406%
                                          2009 and thereafter..........................     100.000%



                                 See "Description of the Notes -- Optional
                                 Redemption." Prior to December 1, 2006, we may redeem up to 35% of the notes with the proceeds of certain equity offerings at 109.625% of the principal amount, together with accrued and unpaid interest thereon to the redemption date.


Change of Control.............   If we experience a change of control, we will
                                 be required to make an offer to repurchase the notes at a purchase price of 101% of the principal amount of the notes, plus accrued and unpaid interest to the date of the repurchase.
                                 See "Description of the Notes -- Certain
                                 Covenants -- Offer to Repurchase Notes Upon a
                                 Change of Control."

Additional Amounts............   All payments made by or on behalf of IMAX with
                                 respect to the notes will be made without withholding or deduction for Canadian taxes unless required by law. If we are required by law to withhold or deduct for Canadian taxes with respect to a payment to the holders of notes, we will pay the additional amounts necessary so that the net amount received by the holders of notes after the withholding is not less than the amount that they would have received in the absence of the withholding. See
                                 "Description of the Notes -- Additional
                                 Amounts."

Tax Redemption................   We may also redeem the notes, in whole but not
                                 in part, at any time at 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the date of redemption in the event of changes affecting Canadian withholding taxes that would require us to pay additional amounts to holders of the notes. See
                                 "Description of the Notes -- Optional
                                 Redemption."

Ranking.......................   The notes will be unsecured obligations. The
                                 notes will rank:


                                 - equally with any existing and future senior
                                   indebtedness of IMAX Corporation (including any unexchanged old notes);



                                 - effectively junior to secured indebtedness,
                                   including borrowings under our new credit facility, to the extent of the value of the assets securing such indebtedness;



                                 - senior to all existing and future
                                   subordinated indebtedness of IMAX
                                   Corporation; and



                                 - effectively subordinated to all existing and
                                   future indebtedness and other liabilities of our subsidiaries that have not guaranteed the notes.



                                 As at December 31, 2003, IMAX had approximately $189.2 million of outstanding senior indebtedness, consisting of $160.0 million of outstanding old notes and $29.2 million of outstanding 7 7/8% senior notes due 2005 (which were redeemed on January 2, 2004). As at December 31, 2003, excluding intercompany liabilities, our subsidiaries that are not guarantors of the notes had approximately $0.4 million of outstanding indebtedness and other liabilities, as to which the notes would have been effectively subordinated.



                                 The guarantees of the notes will be unsecured obligations. The guarantees will rank:



                                 - equally with any existing and future senior indebtedness of the subsidiary guarantors;



                                 - effectively junior to secured indebtedness of the subsidiary guarantors, including guarantees issued under IMAX's new credit facility, to the extent of the value of the assets securing such indebtedness; and



                                 -  senior to all existing and future
                                    subordinated indebtedness of the subsidiary guarantors.



                                 As of December 31, 2003, the subsidiary
                                 guarantors had no outstanding debt other than the guarantees of the old notes.



                                 Subject to compliance with the covenants regarding additional indebtedness and liens, IMAX and its subsidiaries have the ability to incur, assume or acquire indebtedness which would be effectively senior to the notes to the extent of the assets securing such indebtedness. See "Description of the
                                 Notes -- Certain Covenants -- Limitation on
                                 Incurrence of Additional Indebtedness" and
                                 "-- Limitation on Liens Securing Indebtedness."



Covenants.....................   We will issue the notes under an indenture with
                                 U.S. Bank National Association, as trustee. The indenture governing the notes, among other things, restricts our ability to:


                                 - incur additional indebtedness;

                                 - make distributions or certain other
                                   restricted payments;

                                 - grant liens;

                                 - create dividend and other payment
                                   restrictions affecting our subsidiaries;

                                 - sell certain assets or merge with or into
                                   other companies; and

                                 - enter into transactions with affiliates.

                                 For more details, see "Description of the Notes -- Certain Covenants."

Absence of an Established
Market for the Notes..........   The old notes are not presently listed on any
                                 securities exchange nor are they quoted on any quotation system. The notes are a new issue of securities, and currently there is no market for them. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for any quotation system to quote them. The initial purchasers have advised us that they intend to make a market for the notes, but they are not obligated to do so. The initial purchasers may discontinue any market-making in the notes or any exchange notes at any time in their sole discretion.
                                 Accordingly, we cannot assure you that a liquid market will develop for the notes.

                                  RISK FACTORS


     OWNING THE NOTES INVOLVES RISKS. YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" ON PAGE 13 OF THIS PROSPECTUS FOR AN EXPLANATION OF THE MATERIAL RISKS BEFORE TENDERING YOUR OLD NOTES IN THE EXCHANGE OFFER.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION


     The following table sets forth certain summary consolidated financial information derived from our audited consolidated financial statements for the years ended December 31, 2001, 2002 and 2003, all of which were prepared in accordance with United States generally accepted accounting principles.


     You should read the following information in conjunction with the section in our quarterly and annual reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," the audited consolidated financial statements and the related notes and the unaudited interim consolidated financial statements and the related notes, all incorporated by reference in this prospectus.


                                                                      YEARS ENDED DECEMBER 31,
                                                               ---------------------------------------
                                                                   2001          2002          2003
                                                               ------------   -----------   ----------
                                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
REVENUE
  IMAX systems(1)...........................................    $  76,582      $ 70,959      $75,848
  Films.....................................................       29,923        40,556       25,803
  Theater operations........................................        6,540        12,284       13,109
  Other.....................................................        4,654         5,303        4,500
                                                                ---------      --------      -------
  Total revenue.............................................      117,699       129,102      119,260
Costs of goods and services(2)..............................       94,969        75,634       67,283
                                                                ---------      --------      -------
Gross margin................................................       22,730        53,468       51,977
Selling, general and administrative expenses(3).............       45,850        34,906       33,312
Research and development....................................        3,385         2,362        3,794
Amortization of intangibles(4)..............................        3,005         1,418          573
Income from equity-accounted investees(5)...................          (73)         (283)      (2,496)
Receivable provisions (recoveries), net.....................       18,102        (1,233)      (2,225)
Restructuring costs and asset impairments (recoveries)(6)...       45,269          (121)         969
                                                                ---------      --------      -------
Earnings (loss) from operations(1)..........................      (92,808)       16,419       18,050
Interest income.............................................          847           413          656
Interest expense............................................      (22,020)      (17,564)     (15,856)
Gain (loss) on retirement of notes(7).......................       55,577        11,900       (4,910)
Recovery on (impairment of) long-term investments(8)........       (5,584)           --        1,892
                                                                ---------      --------      -------
Earnings (loss) from continuing operations before income
  taxes.....................................................      (63,988)       11,168         (168)
Recovery of (provision for) income taxes(9).................      (27,848)           --          386
                                                                ---------      --------      -------
Net earnings (loss) from continuing operations..............      (91,836)       11,168          218
Net earnings (loss) from discontinued operations(10)........      (53,278)          804          195
Net earnings (loss) before cumulative effect of changes in
  accounting principles.....................................     (145,114)       11,972          413
Cumulative effect of changes in accounting principles(11)...           --            --         (182)
                                                                ---------      --------      -------
Net earnings (loss).........................................    $(145,114)     $ 11,972          231
                                                                =========      ========      =======
Basic net earnings (loss) from continuing operations per
  common share..............................................    $   (2.97)     $   0.34      $  0.01
Diluted net earnings (loss) from continuing operations per
  common share..............................................    $   (2.97)     $   0.34      $  0.01

                                                                  YEARS ENDED DECEMBER 31,
                                                              ---------------------------------
                                                                 2001        2002        2003
                                                              ----------   ---------   --------
                                                              (IN THOUSANDS, EXCEPT SYSTEMS AND
                                                                         RATIO DATA)
OTHER DATA:
Total systems signed(12):
  North America.............................................          5           7          9
  International.............................................          7          14         16
New systems installed:
  North America.............................................          8           6         13
  International.............................................          7          10          7
Total systems in operation (period end).....................        227         232        240
Capital expenditures........................................  $   9,373    $  3,958    $ 4,553
Ratio of earnings to fixed charges(13)......................         --        1.58x        --



                                                               AS AT DECEMBER 31, 2003
                                                              --------------------------
                                                               ACTUAL    AS ADJUSTED(14)
                                                              --------   ---------------
                                                                    (IN THOUSANDS)
BALANCE SHEETS DATA:
Cash and cash equivalents...................................  $ 47,282      $ 16,193
Restricted cash(15).........................................  $  4,961      $  4,961
Total assets................................................  $250,376      $219,078
Total long-term indebtedness................................  $189,234      $160,000


---------------


(1) In the normal course of our business, we each year will have customers who, for a number of reasons including the inability to obtain certain consents, approvals or financing, are unable to proceed with theatre construction. Once the determination is made that the customer will not proceed with installation, the lease agreement with the customer is generally terminated by us. Upon the customer and the Company being released from our future obligations under the agreement, the initial lease payments that the customer previously made to us are recognized as revenue. Included in systems revenue is $5.5 million, $5.1 million and $9.6 million in 2001, 2002 and 2003, respectively, for amounts recognized for restructured and/or terminated lease agreements.



(2) Costs of goods and services during the year ended December 31, 2001 included charges of $4.1 million and $16.5 million relating to a reduced realizable value of our inventories and reduced fair values of our film assets, respectively.


(3) Selling, general and administrative expenses for the year ended December 31, 2001 included a $2.6 million non-cash charge for incurred compensation resulting from a stock grant issuance.


(4) Effective January 1, 2002, we adopted FASB Financial Accounting Standard No. 142, "Goodwill and other Intangibles" ("FAS 142"), under which goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed at least annually for impairment. In accordance with FAS 142, the effect of this change in accounting principle is reflected prospectively. Included in amortization of intangibles is goodwill amortization of $2.3 million for 2001.



(5) In 2003, loss (income) from equity-accounted investees included a gain of $2.3 million from the release of a financial guarantee.



(6) In 2001, restructuring costs and asset impairments (recoveries) included $16.3 million related to efforts to rationalize the business by reducing our overall corporate workforce and consolidation of our operations, which included relocating our sound-system facility to near Toronto, Canada. In the assessment of the assets, we recorded charges of $26.7 million of fixed assets, and $3.3 million of other assets.

(7) During the year ended December 31, 2001, we and one of our wholly-owned subsidiaries purchased and cancelled an aggregate of $70.4 million principal amount of our convertible subordinated notes for $13.7 million, consisting of $12.5 million in cash from the subsidiary and common shares issued by us valued at $1.2 million. We recorded a gain of $55.6 million in connection with this transaction. During 2002, we and one of our wholly-owned subsidiaries purchased and cancelled an additional aggregate of $20.5 million principal amount of our convertible subordinated notes for $8.1 million, consisting of $6.0 million in cash from the subsidiary and common shares issued by us valued at $2.1 million. We recorded a gain of $11.9 million in connection with this transaction. During 2003, we recorded a loss of $4.9 million related to costs associated with the repurchase, retirement and refinancing of $170.8 million of our 7 7/8% senior notes due 2005.



(8) Recovery on (impairment of) long-term investments represents charges of $5.6 million relating to the impairment of its long-term investments in Mainframe Entertainment, Inc. for the year ended December 31, 2001. In 2003, as a result of the Company entering into a settlement agreement with Mainframe Entertainment, Inc., we recorded a recovery of $1.9 million.



(9) In 2001, the recovery of (provision for) income taxes included a $41.2 million increase in the valuation allowance to reflect uncertainty associated with realization of our deferred income tax asset.



(10) Net earnings (loss) from discontinued operations consists of our subsidiary Digital Projection International which was acquired in September 1999 and sold in December 2001 and the Company's owned and operated Miami theatre which was opened in 1999 and closed in December 2003.



(11) In 2003, the Company recorded a charge as a cumulative effect of change in accounting principle of $0.2 million in accordance with SFAS No. 143 "Accounting for Asset Retirement Obligations" which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.



(12) Represents the number of theatre systems which were the subject of sale or lease agreements (including joint ventures) we entered into in the periods indicated.



(13) For the purpose of computing the ratios of earnings to fixed charges, "earnings" consist of earnings (loss) from continuing operations before income taxes and minority interest, loss (income) from equity-accounted investees, capitalized interest, amortization of capitalized interest and fixed charges. "Fixed charges" consist of interest expense, amortization of expenses related to indebtedness (which are included in interest expense), capitalized interest and an estimate of the interest within rental expense, deemed to be one-third of rental expense. Due to losses we incurred, the ratio coverage in certain years is less than 1:1. We would have had to generate additional earnings of $62.7 million in 2001 and $2.6 million in 2003 to achieve a ratio of 1:1 in those periods. This table shows how we calculate the ratio of earnings to fixed charges.

                                                                     YEARS ENDED DECEMBER 31,
                                                                 ---------------------------------
                                                                   2001         2002        2003
                                                                 ---------    --------    --------
                                                                 (IN THOUSANDS EXCEPT RATIO DATA)
   Earnings (loss) from continuing operations before income
     taxes.....................................................  $(63,988)    $11,168     $  (168)
   Loss (income) from equity-accounted investees...............       (73)       (283)     (2,496)
   Capitalized interest........................................      (511)         --          --
   Amortization of capitalized interest........................     1,853          26          26
                                                                 --------     -------     -------
                                                                  (62,719)     10,911      (2,638)
                                                                 --------     -------     -------
   Fixed Charges:
     Interest expense..........................................    22,020      17,564      15,856
     Capitalized interest......................................       511          --          --
     Estimate of the interest within rental expense............     1,711       1,168       1,321
                                                                 --------     -------     -------
     Total fixed charges.......................................    24,242      18,732      17,177
                                                                 --------     -------     -------
   Earnings....................................................  $(38,477)    $29,643     $14,539
                                                                 ========     =======     =======
   Ratio of earnings to fixed charges..........................        --        1.58x         --



(14) As adjusted to reflect the redemption of $29.2 million of outstanding
     7 7/8% senior notes due 2005 on January 2, 2004 and the application of net proceeds from the offering of old notes as described under "Use of Proceeds."



(15) Represents cash collateralized in support of our letters of credit.

                                  RISK FACTORS


     Investing in the notes involves a high degree of risk. Before deciding whether to exchange the old notes for notes, you should carefully consider the following risks in addition to the other information in this prospectus and the documents incorporated by reference. If any of the risks described below occurs, our business, operating results and financial condition could be materially adversely affected.


RISKS RELATED TO THE NOTES

  WE ARE HIGHLY LEVERAGED, AND THIS IMPAIRS OUR ABILITY TO OBTAIN FINANCING AND LIMITS CASH FLOW AVAILABLE FOR OUR OPERATIONS.


     We are highly leveraged. As at December 31, 2003, as adjusted to reflect the retirement in October 2003 of an aggregate principal amount of $15.7 million of our 7 7/8% senior notes due 2005, the offering of the old notes and the purchase and redemption of our outstanding 7 7/8% senior notes due 2005, our total long-term indebtedness would be $160.0 million. At December 31, 2003, our shareholders' deficiency was $51.8 million. Our high leverage has important possible consequences. It may:


     - make it more difficult for us to satisfy our financial obligations;

     - limit our ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate purposes;

     - require us to dedicate all or a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, resulting in less cash available for our operations and other purposes;

     - limit our ability to rapidly adjust to changing market conditions; and

     - increase our vulnerability to downturns in our business or in general economic conditions.

     Our ability to satisfy our obligations and to reduce our total debt depends on our future operating performance. Our future operating performance is subject to many factors, including economic, financial and competitive factors, which may be beyond our control. As a result, we may not be able to generate sufficient cash flow, and future financings may not be available to provide sufficient net proceeds, to meet these obligations or to execute our business strategy successfully.

  WE MAY STILL BE ABLE TO INCUR MORE INDEBTEDNESS, WHICH COULD FURTHER EXACERBATE THE RISKS ASSOCIATED WITH OUR SUBSTANTIAL INDEBTEDNESS.


     We may be able to incur substantial additional indebtedness in the future. For example, pursuant to the terms of the indenture governing the notes, we may issue additional notes. In addition, we can borrow up to $20.0 million under our new credit facility, subject to a borrowing base calculation which includes the Company's financing receivables, and certain reserve requirements. Although the indenture governing the notes and the agreement governing our new credit facility contain restrictions on the incurrence of additional indebtedness, debt incurred in compliance with these restrictions could be substantial, and to the extent such indebtedness is secured, it will effectively rank senior to the notes to the extent of the value of the assets securing such indebtedness. If additional indebtedness is added to our current indebtedness levels, the related risks that we face would be magnified. In addition, the indenture does not prevent us from incurring obligations that do not constitute indebtedness such as operating leases. See "Description of the Notes -- Certain
Covenants -- Limitation on Incurrence of Additional Indebtedness."


  WE MAY NOT GENERATE CASH FLOW SUFFICIENT TO SERVICE ALL OF OUR OBLIGATIONS, INCLUDING OUR OBLIGATIONS RELATED TO THE NOTES.

     Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, regulatory and other factors, many of which are beyond our control. Our business may not generate cash flow in an amount sufficient to enable us to repay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

     - our financial condition at the time;

     - restrictions in the indenture governing the notes; and

     - the condition of the market and industries in which we operate.

     As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes.

  THE OLD NOTES ARE, AND THE NOTES WILL BE, UNSECURED AND EFFECTIVELY SUBORDINATED TO OUR SECURED INDEBTEDNESS AND THE LIABILITIES OF OUR SUBSIDIARIES THAT ARE NOT GUARANTORS OF THE NOTES.


     The old notes are, and the notes will be, our general unsecured obligations, ranking effectively junior in right of payment to all our existing and future secured debt to the extent of the collateral securing such debt. As at December 31, 2003, after giving effect to the offering of the old notes and the purchase and redemption of our 7 7/8% senior notes due 2005, we would have had no secured debt outstanding. On February 6, 2004, we entered into a new $20.0 million credit facility, which is secured by all of the assets of IMAX Corporation and those of our subsidiaries IMAX U.S.A. Inc., IMAX II U.S.A. Inc. and 1329507 Ontario Inc. In addition, the indenture governing the notes permits the incurrence of additional debt, some of which may be secured debt.


     In the event that we are declared bankrupt, become insolvent or are liquidated or reorganized, any secured indebtedness will be entitled to be paid in full from our assets securing such indebtedness before any payment may be made with respect to the notes. Holders of the notes will participate ratably in our remaining assets with all holders of our unsecured indebtedness that is deemed to rank equally with the notes, and potentially with all of the other general creditors (including trade creditors), based upon the respective amounts owed to each holder or creditor. In any of the foregoing circumstances, there may be insufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of our secured indebtedness.


     In addition, the old notes are, and the notes will also be, effectively subordinated to any existing and future liabilities of our subsidiaries that are not guarantors of the notes. As at December 31, 2003, such subsidiaries had $0.4 million of liabilities (excluding intercompany liabilities).


  THE AGREEMENTS GOVERNING OUR INDEBTEDNESS CONTAIN SIGNIFICANT RESTRICTIONS THAT LIMIT OUR OPERATING AND FINANCIAL FLEXIBILITY AND MAY AFFECT OUR ABILITY TO MAKE PAYMENTS ON THE NOTES.

     The indenture governing the notes and the agreement governing our new credit facility contain covenants that, among other things, limit our ability to:

     - incur additional indebtedness;

     - pay dividends and make distributions;

     - repurchase stock;

     - make certain investments;

     - transfer or sell assets;

     - create liens;

     - enter into transactions with affiliates;

     - issue or sell stock of subsidiaries;

     - create dividend or other payment restrictions affecting restricted subsidiaries; and

     - merge, consolidate, amalgamate or sell all or substantially all of our assets to another person.

     These restrictions may limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to comply with these covenants. If that occurs, our lenders, including you, could accelerate our indebtedness. If our indebtedness is accelerated, we may not be able to repay all of our indebtedness, in which case your notes may not be fully repaid, if they are repaid at all.

  WE MAY BE UNABLE TO PURCHASE NOTES IN THE EVENT OF A CHANGE OF CONTROL.

     Upon the occurrence of a change of control, as defined in the indenture, we will be required to make an offer to purchase notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient funds to make the required offer to purchase at the time of such event. Any future debt that we incur may also contain restrictions on the purchase of the notes.


  WE HAVE THE ABILITY TO REDEEM THE NOTES PRIOR TO THEIR MATURITY.



     On or after December 1, 2007, we may redeem the notes at the redemption prices specified under the heading "Description of the Notes -- Optional Redemption," plus accrued and unpaid interest, if any, to the redemption date. Prior to December 1, 2006, we may also redeem up to 35% of the notes with the proceeds of certain equity offerings at 109.625% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date. In addition, we may redeem the notes, in whole but not in part, at any time at 100% of the principal amount of the notes plus accrued and unpaid interest, if any, to the redemption date in the event of changes affecting Canadian withholding taxes that would require us to pay additional amounts to holders of the notes. The election to redeem the notes under any of these circumstances is solely in our discretion. If we elect to redeem the notes prior to their maturity, you will not have the option to retain your notes to maturity and will not receive any further interest payments. You may not be able to find an alternative investment with comparable terms to those of the notes. Furthermore, any of the above redemptions could materially impact our cash position.


  CERTAIN BANKRUPTCY AND INSOLVENCY LAWS MAY IMPAIR THE TRUSTEE'S ABILITY TO ENFORCE REMEDIES UNDER THE NOTES.

     We are incorporated under the laws of Canada, and substantially all of our assets are located in Canada. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor's property, wherever located, including property situated in other countries. There can be no assurance, however, that courts outside the United States would recognize the U.S. bankruptcy court's jurisdiction. Accordingly, difficulties may arise in administering a U.S. bankruptcy case involving a Canadian debtor like us with property located outside the United States, and any orders or judgments of a bankruptcy court in the United States may not be enforceable in Canada against us.

     The rights of the trustee to enforce remedies may be significantly impaired by the restructuring provisions of applicable Canadian federal bankruptcy, insolvency and other restructuring legislation if the benefit of such legislation is sought with respect to us. For example, both the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada) contain provisions enabling an "insolvent person" to obtain a stay of proceeding as against its creditors and others and to prepare and file a proposal for consideration by all or some of its creditors to be voted on by the various classes of its creditors. Such a restructuring proposal, if accepted by the requisite majorities of creditors and approved by the court, may be binding on persons, such as holders of the notes, who may not otherwise be willing to accept it. Moreover, this legislation permits, in certain circumstances, an insolvent debtor to retain possession and administration of its property, even though it may be in default under the applicable debt instrument.

     The powers of the court under the Bankruptcy and Insolvency Act and particularly under the Companies' Creditors Arrangement Act have been exercised broadly to protect a restructuring entity from actions taken by creditors and other parties. Accordingly, if we were to seek protection under such Canadian insolvency legislation following commencement of or during such a proceeding, payments under the notes may be discontinued, the trustee may be unable to exercise its rights under the indenture and holders of the notes may not be compensated for any delays in payments, if any, of principal and interest and may have their claims under the notes compromised as part of a restructuring proposal.

  APPLICABLE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE GUARANTEES OF THE NOTES PROVIDED BY CERTAIN OF OUR SUBSIDIARIES.

     Our creditors or the creditors of one or more guarantors of the notes could challenge the guarantees as fraudulent transfers, conveyances or preferences or on other grounds under applicable U.S. federal or state law or applicable Canadian federal or provincial law. While the relevant laws vary from one jurisdiction to another, the entering into the guarantees by certain of our subsidiaries could be found to be a fraudulent transfer, conveyance or preference or otherwise void if a court were to determine that:

     - a guarantor delivered its guarantee with the intent to defeat, hinder, delay or defraud its existing or future creditors; or

     - the guarantor did not receive fair consideration for the delivery of the guarantee and the guarantor was insolvent at the time it delivered the guarantee; or

     - the guarantor was rendered insolvent by reason of the guarantee; or

     - the guarantor was engaged, or was about to engage, in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business; or

     - the guarantor intended to incur, or believed it would incur, debts beyond its ability to pay the debts as they matured.

     To the extent a court voids a guarantee as a fraudulent transfer, preference or conveyance or holds it unenforceable for any other reason, holders of notes would cease to have any direct claim against the guarantor that delivered a guarantee. If a court were to take this action, the guarantor's assets would be applied first to satisfy the guarantor's liabilities, including trade payables and preferred stock claims, if any, before any portion of its assets could be distributed to us to be applied to the payment of the notes. We cannot assure you that a guarantor's remaining assets would be sufficient to satisfy the claims of the holders of notes relating to any voided portions of the guarantees.

     In addition, the corporate statutes governing the guarantors of the notes may also have provisions that serve to protect each guarantor's creditors from impairment of its capital from financial assistance given to its corporate insiders where there are reasonable grounds to believe that, as a consequence of this financial assistance, the guarantor would be insolvent or the book value, or in some cases the realizable value, of its assets would be less than the sum of its liabilities and its issued and paid-up share capital. While the applicable corporate laws may not generally prohibit financial assistance transactions and a corporation is generally permitted flexibility in its financial dealings, the applicable corporate laws may prohibit or restrict each guarantor's ability to give financial assistance in certain circumstances.

  IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, YOU WILL NOT RECEIVE NOTES IN THE EXCHANGE OFFER, AND YOU MAY NOT BE ABLE TO SELL YOUR OLD NOTES.

     We registered the notes, but not the old notes, under the Securities Act. The old notes may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws or pursuant to an effective registration statement. We will issue notes only in exchange for old notes that are timely received by the exchange agent, together with all required documents, including a properly completed and duly signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes.

     Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not tender your old notes or if we do not accept your old notes because you did not tender your old notes properly then, after we consummate the exchange offer, you will continue to hold old notes that are subject to the existing transfer restrictions. In general, you may not offer or sell the old notes unless they are registered under the Securities Act or offered or sold in a transaction exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     Although we may in the future seek to acquire unexchanged old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise, we have no present plans and are not required to acquire any unexchanged old notes or to file with the SEC a shelf registration statement to permit resales of any unexchanged old notes. In addition, holders of old notes other than the initial purchasers or holders who are prohibited by applicable law or SEC policy from participating in the exchange offer or who may not resell the notes acquired in the exchange offer without delivering a prospectus, will not have any further registration rights and will not have the right to receive special interest on their old notes.

  THE MARKET FOR THE OLD NOTES MAY BE SIGNIFICANTLY MORE LIMITED AFTER THE EXCHANGE OFFER.

     Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the market for any old notes remaining after the completion of the exchange offer may be substantially limited. Any old notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the old notes outstanding. Accordingly, the liquidity of the market for any old notes could be adversely affected and you may be unable to sell them. The extent of the market for the old notes and the availability of price quotations would depend on a number of factors, including the number of holders of old notes remaining outstanding and the interest of securities firms in maintaining a market in the old notes. An issue of securities with a smaller number of units available for trading may command a lower, and more volatile, price than would a comparable issue of securities with a larger number of units available for trading. Therefore, the market price for the old notes that are not exchanged may be lower and more volatile as a result of the reduction in the aggregate principal amount of the old notes outstanding.

  THERE IS CURRENTLY NO ACTIVE TRADING MARKET FOR THE NOTES. IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NOTES, YOU MAY NOT BE ABLE TO RESELL THEM.

     No active trading market currently exists for the notes and an active trading market may not develop in the future. The notes will not be listed on any securities exchange. If an active trading market does not develop, it could have an adverse effect on the market price of, and your ability to sell, the notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. The trading price may depend upon prevailing interest rates, the market for similar securities, and other factors, including general economic conditions and our financial condition, performance and prospects. These factors could adversely affect you as a holder of notes.

  NON-U.S. HOLDERS OF THE NOTES ARE SUBJECT TO RESTRICTIONS ON THE RESALE OF THE NOTES.

     We sold the old notes in reliance on exemptions from the laws of other jurisdictions where the notes were offered and sold, and therefore the old notes may be transferred and resold, including pursuant to the exchange offer, only in compliance with the laws of those jurisdictions to the extent applicable to the transaction, the transferor and/or the transferee. Although we registered the notes under the Securities Act, we did not, and do not intend to, qualify the notes for distribution in Canada by prospectus and, accordingly, the notes will remain subject to restrictions on resale in Canada. In addition, non-U.S. holders will remain subject to restrictions imposed by the jurisdiction in which the holder is resident. See "The Exchange Offer."

RISKS RELATED TO OUR BUSINESS

  OUR THEATRE SYSTEM REVENUE CAN VARY SIGNIFICANTLY FROM OUR CASH FLOWS UNDER THEATRE SYSTEM SALES AND LEASE AGREEMENTS.

     Our theatre system revenue can vary significantly from the associated cash flows. We generally provide our theatre systems to customers on a long-term lease basis with initial lease terms of typically 10 to 20 years. Our lease agreements typically provide for three major sources of cash flow:

     - initial rental fees, which are paid in installments commencing upon the signing of the lease agreement until installation of the system;

     - ongoing rental payments, which are paid monthly after system installation and are generally equal to the greater of a fixed minimum amount per annum and a percentage of box office receipts; and

     - annual maintenance fees, which are generally payable commencing in the second year of theatre operations.

     Initial rental payments generally make up a majority of cash received for a theatre system lease.

     Theatre system leases that transfer substantially all of the benefits and risks of ownership to customers are classified as sales-type leases. Revenue from sales-type leases is recorded at the time installation is complete and other revenue recognition conditions are satisfied. The revenue recorded is equal to the sum of initial rental payments and the present value of minimum additional rental fees due under the lease agreement. Cash received from initial rental fees in advance of installation is recorded as deferred revenue.

     Leases that do not transfer substantially all of the benefits and risks of ownership to the customer are classified as operating leases. For these leases, initial rental fees and minimum ongoing rental payments are recognized as revenue on a straight-line basis over the lease term.

     Periodically, we sell our theatre systems to customers. These sales generally provide for initial cash receipts and the receipt of payments over time, typically 10 to 20 years.

  THERE IS COLLECTION RISK ASSOCIATED WITH LEASE PAYMENTS TO BE RECEIVED OVER THE TERMS OF OUR THEATRE SYSTEM LEASES.

     We are dependent in part on the viability of the North American commercial exhibitor market for collections under long-term leases. In recent years, many of the North American commercial exhibitor chains faced financial difficulties. We cannot assure you that commercial exhibitors to whom we lease theatre systems will not experience financial difficulties in the future. We may not collect all of our contracted future lease payments. Our revenue can vary significantly from our cash flows under theatre system sales and lease agreements, and there is collection risk associated with rental payments to be received over the terms of our leases.

  WE MAY NOT CONVERT ALL OF OUR BACKLOG INTO REVENUE AND CASH FLOWS.

     We list signed contracts for theatre system sales and sales-type leases as sales backlog prior to the time of revenue recognition. Sales backlog represents the total value of all signed system sales and lease agreements that are expected to be recognized as revenue in the future and includes initial rental fees along with the present value of contractual minimum rents due over the lease term, but excludes maintenance revenues as well as rents in excess of contractual minimums that might be received in the future. All of our customers with which we have signed contracts may not accept delivery of theatre systems that are included in our backlog. Moreover, if we litigate to enforce a customer's contractual obligations, there are no guarantees that such obligations will ultimately be deemed to be enforceable. This could adversely affect our future revenues. We have litigated in the past and are litigating presently with customers who have refused to honor all of their backlog obligations. In addition, customers with system obligations in backlog sometimes request that we agree to modify or reduce such obligations. We have in the past, under certain circumstances, and are presently, negotiating to restructure backlog obligations of certain customers. The backlog obligations of other customers may also be modified, reduced or otherwise restructured in the future, which can adversely affect our future revenues and cash flows.

  WE DEPEND ON COMMERCIAL MOVIE EXHIBITORS TO LEASE OUR IMAX THEATRE SYSTEMS AND TO PROVIDE ADDITIONAL REVENUES AND VENUES IN WHICH TO EXHIBIT OUR IMAX DMR FILMS.

     A number of our commercial exhibition customers have emerged from bankruptcy protection in recent years. We are unable to predict if or when they or other exhibitors will lease or continue to lease IMAX theatre systems from us or whether other commercial movie exhibitors will experience significant financial difficulties in the future. A number of the IMAX theatres operated by commercial exhibitors have been unprofitable in the past. If exhibitors choose to reduce their levels of expansion or decide not to lease IMAX theatre systems for their existing or new theatres, our revenues would not increase at an anticipated rate and motion picture studios may be less willing to reformat Hollywood 35mm films into our 15/70 film format for exhibition in commercial IMAX theatres. As a result, our future revenues could be adversely affected.

  OUR OPERATING RESULTS AND CASH FLOW CAN VARY SUBSTANTIALLY FROM QUARTER TO QUARTER AND COULD INCREASE THE VOLATILITY OF OUR SHARE PRICE.

     Our operating results and cash flow can fluctuate substantially from quarter to quarter. In particular, fluctuations in theatre system installations can materially affect operating results. In addition, theatre system contract signings are not related to the timing of revenue recognition, and can have a significant impact on our cash flow. This can make it difficult to accurately forecast sales and profits or losses. Factors that have affected our operating results and cash flow in the past, and are likely to affect our operating results and cash flow in the future include, among other things:

     - the timing of signing and installation of new theatre systems;

     - demand for, and acceptance of, our products and services;

     - revenue recognition of sales and sales-type leases;

     - classification of leases as sales-type versus operating leases;

     - volume of orders received and that can be fulfilled in the quarter;

     - the level of our sales backlog;

     - the timing and commercial success of films produced and distributed by us and others;

     - the signing of film distribution agreements;

     - the financial performance of IMAX theatres operated by our customers and by us; and

     - the financial difficulties, including bankruptcies, faced by our customers, particularly our customers in the commercial exhibition industry.

     Most of our operating expenses are fixed in the short term. We may be unable to rapidly adjust our spending to compensate for any unexpected sales shortfall, which would harm quarterly operating results. The results of any quarterly period are not necessarily indicative of our results for any other quarter or for a full fiscal year.

  WE MAY NOT BE ABLE TO GENERATE PROFITS IN THE FUTURE.


     We may not be able to generate profits in any future period. Although we generated a net profit for the years ended December 31, 2003 and 2002, for the years ended December 31, 2000 and 2001, we had significant net losses and experienced a decline in our sales and leases of theatre systems and backlog. If we do not generate profits in future periods, we may be unable to finance the operations of our business or meet our debt obligations.

  OUR STRATEGY OF RE-MASTERING 35MM FILMS INTO THE 15/70 FILM FORMAT IS IN ITS EARLY STAGES OF IMPLEMENTATION AND EXPOSES US TO RISK.

     We have released four live-action 35mm films which have been reformatted using our IMAX DMR technology and have contracted for the release of a fifth such film in June 2004; the first live-action film formatted with IMAX DMR technology into our 15/70 film format was released in September 2002. The development of our IMAX DMR technology may not translate into additional Hollywood films being distributed to the IMAX theatre network or additional demand for IMAX systems. First, motion picture studios could find either the technology or the potential revenues insufficient to justify reformatting existing or new films into the 15/70 film format. Second, even if motion picture studios agree to reformat their films with our IMAX DMR technology, such studios may be reluctant to release reformatted films to IMAX theatres contemporaneously with the initial release of such films to commercial 35mm theatres, which is an important element of our commercial strategy. Third, even the most successful existing or new films may prove to be unsuccessful when exhibited in IMAX theatres.


     If IMAX DMR films released to the IMAX theatre network do not achieve expected box office results, the revenue generated by our corporate theatres, and thus our overall revenue, may be negatively impacted.


     In addition, motion picture studios could insist upon significant capital contributions by us to go toward either the costs of reformatting a film, the marketing of the reformatted film or both. Moreover, actual costs may exceed their budgets and resulting revenues.

     Even though our IMAX DMR technology is patent-pending, such patents may not be granted or the technology may prove to have low barriers to entry for others. Other parties could develop similar or superior technology and release reformatted Hollywood films to IMAX theatres or our competitors, without our receiving any of the distribution or royalty revenue.

  THE SUCCESS OF THE IMAX THEATRE NETWORK IS DIRECTLY RELATED TO THE AVAILABILITY AND SUCCESS OF 15/70 FORMAT FILMS, OF WHICH WE PRODUCE A SMALL PERCENTAGE.

     An important factor affecting the growth and success of the IMAX theatre network is the availability of 15/70 format films. We produce only a small number of 15/70 format films and, as a result, we rely principally on 15/70 format films produced by third party filmmakers or converted from 35mm format using our IMAX DMR technology. Third party filmmakers may not have sufficient capital or other resources to continue to produce 15/70 format films or the 15/70 format films they produce may not be commercially successful.

  THE PRODUCTION OF 15/70 FORMAT FILMS REQUIRES SIGNIFICANT CAPITAL AND INVOLVES SUBSTANTIAL RISKS.

     The production, completion and distribution of 15/70 format films require a significant amount of capital and involve substantial financial risks. Actual costs may exceed budgets and factors such as technology changes, labor disputes or other disruptions affecting aspects of production may affect third party filmmakers, IMAX or our co-production partners and cause significant cost overruns and delay or hamper completion of a production. We are continually discussing the production or co-production of 15/70 format films, as well as the reformatting of Hollywood films in connection with our IMAX DMR technology, with various motion picture studios. However, we may not be able to complete production or co-production arrangements with motion picture studios, and we may not earn an adequate return on capital on these investments.

  OUR REVENUES FROM EXISTING CUSTOMERS ARE DERIVED IN PART FROM FINANCIAL REPORTING PROVIDED BY OUR CUSTOMERS, WHICH MAY BE INACCURATE OR INCOMPLETE, RESULTING IN LOST OR DELAYED REVENUES.

     A portion of our lease payments and our film license fees are based upon financial reporting provided by our customers. If such reporting is inaccurate, incomplete or withheld, our ability to invoice and receive the proper amount from our customers in a timely fashion will be impaired. Our contractual audits may not rectify payments lost or delayed as a result of customers not fulfilling their contractual requirements with respect to financial reporting.

  OUR NEWEST THEATRE PROJECTION SYSTEM, IMAX MPX, WHICH IS AN IMPORTANT COMPONENT OF OUR PLANS TO EXPAND THE NETWORK OF COMMERCIAL IMAX THEATRES, HAS NOT YET BEEN INSTALLED IN ANY THEATRES AND COULD PERFORM INADEQUATELY, RESULTING IN THE LOSS OF EXISTING AND FUTURE CONTRACTS.

     We depend on our theatre systems technology. In March 2003, we introduced the IMAX MPX, a new projection system designed for commercial multiplex operators which, together with IMAX DMR, is an important part of our expansion plans. While we have signed contracts for the installation of IMAX MPX systems, no such systems are scheduled to be installed until the first half of 2004 and while we believe these systems will operate adequately, there are no guarantees that they will do so. If for some reason a number of the IMAX MPX systems perform inadequately, it could result in our losing existing contracts and our inability to sign contracts for IMAX MPX systems in the future, which could adversely affect our plans to expand the network of commercial IMAX theatres and to have additional IMAX DMR films released to that network.

  WE CONDUCT BUSINESS INTERNATIONALLY WHICH EXPOSES US TO UNCERTAINTIES AND RISKS THAT COULD NEGATIVELY AFFECT OUR OPERATIONS AND SALES.


     A significant portion of our sales are made to customers located outside the United States and Canada. Approximately 35.5%, 37.0% and 39.7% of our revenues were derived outside of the United States and Canada in 2001, 2002 and 2003, respectively. We expect our international operations to continue to account for a significant portion of our revenues in the future and plan to expand into new markets in the future. We do not have significant experience in operating in certain foreign countries and are subject to the risks associated with operating in those countries. We currently have installation and sales activity projected in countries where economies have been unstable in recent years. The economies of other foreign countries important to our operations could also suffer slower economic growth or instability in the future. The following are among the risks that could negatively affect our operations and sales in foreign markets:


     - new restrictions on access to markets;

     - unusual or burdensome foreign laws or regulatory requirements or unexpected changes to those laws or requirements;

     - fluctuations in the value of foreign currency versus the U.S. dollar and potential currency devaluations;

     - new tariffs, trade protection measures, import or export licensing requirements, trade embargoes and other trade barriers;

     - imposition of foreign exchange controls in such foreign jurisdictions;

     - dependence on foreign distributors and their sales channels;

     - difficulties in staffing and managing foreign operations;

     - adverse changes in monetary and/or tax policies;

     - poor recognition of intellectual property rights;

     - inflation;

     - requirements to provide performance bonds and letters of credit to international customers to secure system deliveries; and

     - political, economic and social instability in foreign countries.

  WE FACE RISKS IN CONNECTION WITH THE EXPANSION OF OUR BUSINESS IN CHINA AND OTHER PARTS OF ASIA.

     The first IMAX projection system in a theatre in China was installed in December 2001 and seven additional IMAX theatre systems are scheduled to be installed in China by 2008. We moved our Asian headquarters to Shanghai and believe that China is an important market for our international expansion plans. These plans may be unsuccessful in China for a number of reasons including China's poor recognition of intellectual property rights and its restrictive regulations regarding the importation of film. Moreover, the geopolitical instability of the region comprising China, Taiwan, North Korea and South Korea could result in economic embargoes, disruptions in shipping or even military hostilities, which could interfere with both the fulfillment of our existing contracts and our pursuit of additional contracts in China.

     In addition, the recent outbreak of severe acute respiratory syndrome, or SARS, which has had a particularly disruptive impact on business in China, Hong Kong and Singapore, could have a negative effect on our pursuit of business opportunities in Asia as a re-emergence of SARS could interfere with travel to and negotiations with parties in that continent.

  THE INTRODUCTION OF NEW PRODUCTS AND TECHNOLOGIES AND CHANGES IN THE WAY OUR COMPETITORS OPERATE COULD HARM OUR BUSINESS.

     The out-of-home entertainment industry is very competitive, and we face a number of challenges. We compete with other large-format film projection system manufacturers as well as conventional motion picture exhibitors. In addition to existing competitors, we may also face competition in the future from companies in the entertainment industry with substantially greater capital resources. We also face competition from a number of alternative motion picture distribution channels such as home video, pay-per-view, video-on-demand, DVD, and syndicated and broadcast television. We also compete for the public's leisure time and disposable income with other forms of entertainment, including sporting events, concerts, live theatre and restaurants.

     Furthermore, the out-of-home entertainment industry in general is undergoing significant changes. Primarily due to technological developments and changing consumer tastes, numerous companies are developing, and are expected to continue to develop, new entertainment products for the out-of-home entertainment industry, which may compete directly with our products. Competitors may design products which are more attractive to the consumer and/or more cost effective than ours and may make our products less competitive. The products that we are currently developing may never be attractive to consumers or be competitive. As a result of this competition, we could lose market share as demand for our products declines, which could seriously harm our business and operating results.

     The motion picture exhibition industry is in the early stages of conversion from film based media to electronic based media. We are similarly in the very early stages of developing a digital projection system that can be utilized in IMAX theatres. As any large scale conversion from film to digital, particularly in the large-format theatre industry, is most likely years away, it is difficult to assess the risks for us associated with such a conversion. Such risks could include the need for us to raise additional capital to finance remanufacturing of theatre systems and associated conversion costs, which capital may not be available to us on attractive terms, or at all.

  AN ECONOMIC DOWNTURN COULD MATERIALLY AFFECT OUR BUSINESS BY REDUCING DEMAND FOR IMAX THEATRE SYSTEMS AND REVENUE GENERATED FROM BOX OFFICE SALES.

     We depend on the sale and lease of IMAX theatre systems to commercial movie exhibitors to generate a significant portion of our revenues. Most of our lease agreements provide for additional revenues based on a percentage of theatre box office receipts when attendance at an IMAX theatre exceeds a minimum threshold. Commercial movie exhibitors generate revenues from consumer attendance at their theatres, which are subject to general political, social and economic conditions and the willingness of consumers to spend discretionary money at movie theatres. If theatre attendance declines as a result of a prolonged economic downturn, commercial movie exhibitors will be less willing to invest capital in new theatres resulting in a decline in demand for new IMAX theatre systems. In addition, any decline in attendance at commercial IMAX theatres will reduce the additional revenues we generate from a percentage of theatre box office receipts. Institutional exhibitors may also experience a decline in attendance given general political, social and economic conditions, which may result in reduced revenues generated from receipts attributed to IMAX theatres at such institutions and reduced film license fees.

  WE MAY EXPERIENCE ADVERSE EFFECTS DUE TO EXCHANGE RATE FLUCTUATIONS.

     A substantial portion of our revenues is denominated in U.S. dollars, while a substantial portion of our expenses is denominated in Canadian dollars. We also generate revenues in Euros and Japanese Yen. From time to time, we enter into forward contracts to hedge our exposure to exchange rate fluctuations. However, our strategy may not be successful in reducing our exposure to these fluctuations. Any material increase in the value of the Canadian dollar in relation to the U.S. dollar compared to historical levels could have a material adverse effect on our operating results.

  WE ARE SUBJECT TO IMPAIRMENT LOSSES ON OUR ASSETS.

     During the past five years, a substantial number of our theatre systems were leased to commercial movie exhibitors. During 2000 and 2001, we recorded significant restructuring costs and asset impairments related to the financial difficulties of commercial movie exhibitors and other related industry factors. Similar financial difficulties for commercial movie exhibitors and other industry factors may reoccur in the future which could result in further write-downs.

     We amortize our film assets using the individual film forecast method whereby the costs of film assets are amortized and participation costs are accrued for each film in the ratio of revenues earned in the current period to management's estimate of total revenues ultimately expected to be received for that title. Management regularly reviews and revises when necessary its estimates of ultimate revenues on a title-by-title basis, which may result in a change in the rate of amortization of the film assets and write-downs to film assets. Results of operations in future years depend upon the amortization of our film assets and may be significantly affected by periodic adjustments in amortization rates. In 2000 and 2001, we recorded significant impairment charges against film assets due to reductions in estimates of ultimate future revenues that resulted in the fair values of some titles being less than their carrying values. Given the inherent difficulties in producing successful theatrical films for release in IMAX theatres, and the uncertainties inherent in the estimation process, additional impairment charges may be necessary in the future.

  WE RELY ON OUR KEY PERSONNEL, AND THE LOSS OF ONE OR MORE OF THOSE PERSONNEL COULD HARM OUR ABILITY TO CARRY OUT OUR BUSINESS STRATEGY.

     Our operations and prospects depend in large part on the performance and continued service of our senior management team. We may not find qualified replacements for any of these individuals if their services are no longer available. The loss of the services of one or more members of our senior management team could adversely affect our ability to effectively pursue our business strategy.

  OUR ABILITY TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY IS LIMITED, AND COMPETITORS MAY MISAPPROPRIATE OUR TECHNOLOGY, WHICH COULD WEAKEN OUR COMPETITIVE POSITION.

     We depend on our proprietary knowledge regarding IMAX theatre systems. We rely principally upon a combination of copyright, trademark, patent and trade secret laws, restrictions on disclosures and contractual provisions to protect our proprietary and intellectual property rights. These laws and procedures may not be adequate to prevent unauthorized parties from attempting to copy or otherwise obtain our technology or deter others from developing similar technology, which could weaken our competitive position. The protection provided to our proprietary technology by the laws of foreign jurisdictions may not protect us as fully as the laws of Canada or the United States. Some of the underlying technologies of our products and systems are not covered by patents or patent applications.

     We have patents issued, provisional patents and patent applications pending, including those pending for our digital conversion technology, IMAX DMR. Our patents are filed in the United States often with corresponding patents or filed applications in other jurisdictions, such as Canada, Japan, Korea, France, Germany and the United Kingdom. The patents may not be issued or provide us with any competitive advantages. The patent applications may also be challenged by third parties. Several of our issued patents in the United States, Canada and Japan for improvements to IMAX projection systems, IMAX 3D Dome and sound systems expire between 2008 and 2018. Any claims or litigation initiated by us to protect our proprietary technology could be time consuming, costly and divert the attention of our technical and management resources.

  WE ARE SUBJECT TO LAWSUITS THAT COULD DIVERT OUR RESOURCES AND RESULT IN THE PAYMENT OF SUBSTANTIAL DAMAGES.

     Our industry is characterized by frequent claims and related litigation regarding breach of contract and related issues. We are subject to a number of legal proceedings and claims that arise in the ordinary course of our business. We cannot assure you that we will succeed in defending any claims, that judgments will not be entered against us with respect to any litigation or that reserves we may set aside will be adequate to cover any such judgments. If any of these actions or proceedings against us is successful, we may be subject to significant damages awards. In addition, we are the plaintiff in a number of material lawsuits in which we seek the recovery of substantial payments. We are incurring significant legal fees in prosecuting these lawsuits, and we may not ultimately prevail in such lawsuits or be able to collect on such judgments if we do. In addition, the defense and prosecution of these claims divert the attention of our management and other personnel for significant periods of time.

     As the largest manufacturer of large-format theatre projection systems in the world, we have been the subject of anti-trust complaints and investigations in the past and at present. We may be unsuccessful in defeating the current claims or potential claims against us, and we may be sued or investigated on similar grounds in the future.

  BECAUSE WE ARE INCORPORATED IN CANADA, IT MAY BE DIFFICULT FOR YOU TO ENFORCE AGAINST US LIABILITIES BASED SOLELY UPON U.S. FEDERAL SECURITIES LAWS.

     We are incorporated under the federal laws of Canada, some of our directors and officers are residents of Canada and a substantial portion of our assets and the assets of such directors and officers are located outside the United States. As a result, it may be difficult for United States holders of the notes to effect service within the United States upon those directors or officers who are not residents of the United States, or to realize against them or us in the United States upon judgments of courts of the United States predicated upon the civil liability under the United States federal securities laws. In addition, it may be difficult for such holders to bring an original action outside of the United States against us to enforce liabilities based solely on U.S. federal securities laws.

               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION


     Some of the statements contained in this prospectus and the documents incorporated by reference constitute forward-looking statements that reflect our current expectations and projections. These forward-looking statements include, but are not limited to, references to future capital expenditures (including the amount and nature of the expenditures), business strategies and measures to implement strategies, competitive strengths, goals, expansion and growth of our business and operations, plans and references to our future success and expectations regarding future operating results. These forward-looking statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including, but not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by us; competitive actions by other companies; conditions in the out-of-home entertainment industry; changes in laws or regulations; conditions in the commercial movie exhibition industry; the acceptance of our new technologies; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; and the potential impact of increased competition in the markets we operate within. Consequently, all the forward-looking statements made in this prospectus and the documents incorporated by reference are qualified by these cautionary statements, including the factors discussed under "Risk Factors" in this prospectus. Our actual results or anticipated developments may not be realized or, even if substantially realized, they may not have the expected consequences to, or effects on, us. We undertake no obligation to update publicly or otherwise revise any forward-looking information, whether as a result of new information, future events or otherwise.


     This prospectus and the documents incorporated by reference contain information regarding market share, market position and industry data pertaining to our business based on data and reports compiled by professional industry organizations and analysts, and our knowledge of our revenue and markets. Although we believe these sources are reliable, we have not independently verified this market data. This market data includes projections that are based on a number of assumptions. If any one or more of those assumptions turns out to be incorrect, actual results may differ materially from the projections based on these assumptions.

                                USE OF PROCEEDS

     We will not receive any cash proceeds from the exchange offer. Because we are exchanging the old notes for the notes, which have substantially identical terms and evidence the same indebtedness as the old notes, the issuance of the notes will not result in any increase in our indebtedness. The net proceeds from the offering of the old notes was $154.0 million, after deducting the initial purchasers' commissions and offering expenses payable by us. The net proceeds from the offering of the old notes, together with cash on hand, was used to purchase and redeem the $152.8 million outstanding principal amount of our 7 7/8% senior notes due 2005, and to pay for all related premiums, fees and expenses of approximately $3.7 million.

                                 CAPITALIZATION


     The following table sets forth our cash and cash equivalents and capitalization as at December 31, 2003. Our capitalization is presented:


     - on an actual basis; and


     - on an adjusted basis to reflect the redemption of $29.2 million of outstanding 7 7/8% senior notes due 2005 on January 2, 2004 and the application of the net proceeds as described under "Use of Proceeds."


     You should read this table in conjunction with the section in our quarterly and annual reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," the audited consolidated financial statements and the related notes and the unaudited interim consolidated financial statements and the related notes.





                                                              AS AT DECEMBER 31, 2003
                                                              ------------------------
                                                               ACTUAL     AS ADJUSTED
                                                              ---------   ------------
                                                                   (IN THOUSANDS)
Cash and cash equivalents(1)................................  $ 47,282      $ 16,193
Restricted cash(2)..........................................  $  4,961      $  4,961
                                                              ========      ========
Long-term debt(3):
  7 7/8% senior notes due 2005..............................  $ 29,234      $     --
  9 5/8% senior notes offered hereby........................   160,000       160,000
                                                              --------      --------
  Total long-term debt......................................   189,234       160,000
                                                              --------      --------
  Total shareholders' deficiency(4).........................   (51,776)      (52,561)
                                                              --------      --------
Total capitalization........................................  $137,458      $107,439
                                                              ========      ========


---------------


(1) Excludes the payment of $0.2 million of interest on the 7 7/8% senior notes due 2005 redeemed on January 2, 2004.



(2) Represents cash collateralized in support of our letters of credit.



(3) On February 6, 2004 we entered into a loan agreement for a $20.0 million secured revolving credit facility with Congress Financial Corporation (Canada). As of March 31, 2004, we had $nil outstanding under this credit facility. See "Description of New Credit Facility."



(4) Total shareholders' deficiency as adjusted includes $0.2 million of pretax charges related to the write-off of deferred financing costs, $0.6 million of premiums, fees and expenses paid in connection with the purchase and redemption of $29.2 million of the 7 7/8% senior notes due 2005 on January 2, 2004.

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION


     The following table sets forth selected consolidated financial information derived from our audited consolidated financial statements for the years ended December 31, 1999, 2000, 2001, 2002 and 2003, all of which were prepared in accordance with United States generally accepted accounting principles.


     You should read the following information in conjunction with the section in our quarterly and annual reports entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations," the audited consolidated financial statements and the related notes and the unaudited interim consolidated financial statements and the related notes, all incorporated by reference in this prospectus.


                                                                            YEARS ENDED DECEMBER 31,
                                                              -----------------------------------------------------
                                                              1999(1)      2000       2001        2002       2003
                                                              --------   --------   ---------   --------   --------
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENTS OF OPERATIONS DATA:
Revenue
  IMAX systems(2)...........................................  $126,826   $113,226   $  76,582   $ 70,959   $ 75,848
  Films.....................................................    47,227     41,711      29,923     40,556     25,803
  Theater operations........................................     7,159      8,467       6,540     12,284     13,109
  Other.....................................................     9,393      7,096       4,654      5,303      4,500
                                                              --------   --------   ---------   --------   --------
  Total revenue(1)..........................................   190,605    170,500     117,699    129,102    119,260
Costs of goods and services(3)..............................    94,407    106,429      94,969     75,634     67,283
                                                              --------   --------   ---------   --------   --------
Gross margin................................................    96,198     64,071      22,730     53,468     51,977
Selling, general and administrative expenses(4).............    32,524     42,079      45,850     34,906     33,312
Research and development....................................     3,136      6,497       3,385      2,362      3,794
Amortization of intangibles(5)..............................     2,159      2,948       3,005      1,418        573
Loss (income) from equity-accounted investees(6)............       683      4,811         (73)      (283)    (2,496)
Receivable provisions (recoveries), net.....................       949     13,086      18,102     (1,233)    (2,225)
Restructuring costs and asset impairments (recoveries)(7)...        --     11,152      45,269       (121)       969
                                                              --------   --------   ---------   --------   --------
Earnings (loss) from continuing operations(1)...............    56,747    (16,502)    (92,808)    16,419     18,050
                                                              --------   --------   ---------   --------   --------
Interest income.............................................     9,977      3,285         847        413        656
Interest expense............................................   (21,860)   (21,961)    (22,020)   (17,564)   (15,856)
Gain (loss) on retirement of notes(8).......................        --         --      55,577     11,900     (4,910)
Recovery on (impairment of) long-term investments(9)........        --     (4,133)     (5,584)        --      1,892
                                                              --------   --------   ---------   --------   --------
Earnings (loss) from continuing operations before income
  taxes and
  minority interest.........................................    44,864    (39,311)    (63,988)    11,168       (168)
Recovery of (provision for) income taxes(10)................   (17,175)    11,700     (27,848)        --        386
                                                              --------   --------   ---------   --------   --------
Earnings (loss) from continuing operations before minority
  interest..................................................    27,689    (27,611)    (91,836)    11,168        218
Minority interest...........................................    (1,207)        --          --         --         --
                                                              --------   --------   ---------   --------   --------
Net earnings (loss) from continuing operations..............    26,482    (27,611)    (91,836)    11,168        218
Net earnings (loss) from discontinued operations(11)........    (1,249)    (4,226)    (53,278)       804        195
                                                              --------   --------   ---------   --------   --------
Net earnings (loss) before cumulative effect of changes in
  accounting
  principles................................................    25,233    (31,837)   (145,114)    11,972        413
Cumulative effect of changes in accounting principles, net
  of income
  taxes(12).................................................        --    (61,110)         --         --       (182)
                                                              --------   --------   ---------   --------   --------
Net earnings (loss)(1)......................................  $ 25,233   $(92,947)  $(145,114)  $ 11,972   $    231
                                                              ========   ========   =========   ========   ========
Basic net earnings (loss) from continuing operations per
  common share..............................................  $   0.89   $  (0.93)  $   (2.97)  $   0.34   $   0.01
Diluted net earnings (loss) from continuing operations per
  common share..............................................  $   0.84   $  (0.93)  $   (2.97)  $   0.34   $   0.01

                                                              YEARS ENDED DECEMBER 31,
                                                   -----------------------------------------------
                                                    1999      2000      2001      2002      2003
                                                   -------   -------   -------   -------   -------
                                                    (IN THOUSANDS, EXCEPT SYSTEMS AND RATIO DATA)
OTHER DATA:
Total systems signed(13):
  North America..................................       16         6         5         7         9
  International..................................       28        26         7        14        16
New systems installed:
  North America..................................       20         9         8         6        13
  International..................................       15        15         7        10         7
Total systems in operation, (period end).........      208       221       227       232       240
Capital expenditures.............................  $40,516   $47,187   $ 9,373   $ 3,958   $ 4,553
Cash provided by (used in) operating
  activities.....................................   (2,589)  (54,089)   (2,615)   22,291    (9,183)
Ratio of earnings to fixed charges(14)...........     2.91x       --        --      1.58x       --



                                                               AS AT DECEMBER 31,
                                              ----------------------------------------------------
                                                1999       2000       2001       2002       2003
                                              --------   --------   --------   --------   --------
                                                                 (IN THOUSANDS)
BALANCE SHEETS DATA:
Cash and cash equivalents...................  $ 32,470   $ 34,310   $ 20,515   $ 33,801   $ 47,282
Restricted cash.............................        --         --      5,873      3,335      4,961
Total assets(15)............................   538,237    492,100    261,512    242,976    250,376
Total long-term indebtedness................   300,000    300,000    229,643    209,143    189,234


---------------


 (1) In accordance with the interpretive guidance of SEC Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," effective January 1, 2000, we recognize revenue on theatre system sales and sales-type leases at the time that installation is complete. Prior to January 1, 2000, we recognized revenue on theatre systems at the time of delivery. Pro forma revenue and net earnings (loss) as if SAB 101 had been applied during 1999 would have been $166.6 million and $7.7 million, respectively. As the SAB 101 adjustment was reflected in the statement of operations through a one-time cumulative adjustment in 2000, certain line items in this table may reflect a revenue transaction twice.



 (2) In the normal course of our business, we each year will have customers who, for a number of reasons including the inability to obtain certain consents, approvals or financing, are unable to proceed with theatre construction. Once the determination is made that the customer will not proceed with installation, the lease agreement with the customer is generally terminated by us. Upon the customer and the Company being released from our future obligations under the agreement, the initial lease payments that the customer previously made to us are recognized as revenue. Included in systems revenue is $0.7 million, $1.4 million, $5.5 million, $5.1 million and $9.6 million in 1999, 2000, 2001, 2002 and 2003, respectively for amounts recognized for restructured and/or terminated lease agreements.



 (3) During the year ended December 31, 2000, we recognized an $8.6 million charge which relates to the write-down of certain films in distribution. Costs of goods and services during the year ended December 31, 2001 included charges of $4.1 million and $16.5 million relating to a reduced realizable value of our inventories and reduced fair values of our film assets, respectively. During the year ended December 31, 2002, we also recorded charges of $1.2 million for inventories, due to a reduced net realizable value, and fixed assets of $2.8 million as the carrying value for the fixed assets exceeded the discounted future cash flows expected from the assets.


 (4) Selling, general and administrative expenses for the year ended December 31, 2001 included a $2.6 million non-cash charge for incurred compensation resulting from a stock grant issuance.

 (5) Effective January 1, 2002, we adopted FAS 142, under which goodwill and intangible assets with indefinite lives are no longer amortized but are reviewed at least annually for impairment. In accordance with FAS 142, the effect of this change in accounting principle is reflected prospectively. Included in amortization of intangibles is goodwill amortization of $2.6 million, $1.8 million and $2.3 million for 1999, 2000 and 2001, respectively.



 (6) In 2000, loss (income) from equity-accounted investees included a $4.0 million provision related to the guarantee of a term loan undertaken by the Forum Ride Associates joint venture, the principal business of which is the operation of the "Race for Atlantis" ride in Las Vegas. In 2003, loss (income) from equity-accounted investees included a gain of $2.3 million from the release of a financial guarantee.



 (7) In 2000, restructuring costs and asset impairments (recoveries) included charges of $11.2 million relating to fixed assets. In 2001, restructuring costs and asset impairments (recoveries) includes $16.3 million related to efforts to rationalize the business by reducing our overall corporate workforce and consolidation of our operations, which included relocating our sound-system facility to near Toronto, Canada. In the assessment of the assets, we recorded charges of $26.7 million of fixed assets, and $3.3 million of other assets to recognize a decline in value considered other than temporary.



 (8) During the year ended December 31, 2001, we and one of our wholly-owned subsidiaries purchased and cancelled an aggregate of $70.4 million principal amount of our convertible subordinated notes for $13.7 million, consisting of $12.5 million in cash from the subsidiary and common shares issued by us valued at $1.2 million. We recorded a gain of $55.6 million in connection with this transaction. During 2002, we and one of our wholly-owned subsidiaries purchased and cancelled an additional aggregate of $20.5 million principal amount of our convertible subordinated notes for $8.1 million, consisting of $6.0 million in cash from the subsidiary and common shares by us valued at $2.1 million. We recorded a gain of $11.9 million, in connection with this transaction. During 2003, we recorded a loss of $4.9 million related to costs associated with the repurchase, retirement and refinancing of $170.8 million of our 7 7/8% senior notes due 2005.



 (9) Recovery on (impairment of) long-term investments represents charges of $4.1 million and $5.6 million relating to the impairment of certain of our long-term investments, for the years ended December 31, 2000 and 2001, respectively. In 2003, as a result of the Company entering into a settlement agreement with Mainframe Entertainment, Inc., we recorded a recovery of $1.9 million.


(10) In 2001, the provision for income taxes included a $41.2 million increase in the valuation allowance to reflect uncertainty associated with realization of our deferred income tax asset.


(11) Discontinued operations consisted of our Digital Projections subsidiary which was acquired in September 1999 and sold in December 2001 and our owned and operated Miami theatre which was opened in 1999 and closed in December 2003.



(12) In the year ended December 31, 2000, we recognized a charge of $54.5 million, net of income tax benefit of $33.4 million, in accordance with the interpretive guidance of SAB 101. We also adopted SOP 00-2 and recorded a charge of $6.6 million, net of income tax benefit of $3.9 million, to reflect the adoption of this new pronouncement.



(13) Represents the number of theatre systems for which we reached sale or lease agreements (including joint ventures) in the periods indicated. The number of signings indicated for 1999 includes one theatre in which we have an equity interest.



(14) For the purpose of computing the ratios of earnings to fixed charges, "earnings" consist of earnings (loss) from continuing operations before income taxes and minority interest, loss (income) from equity-accounted investees, capitalized interest, amortization of capitalized interest and fixed charges. "Fixed charges" consist of interest expense, amortization of expenses related to indebtedness (which are included in interest expense), capitalized interest and an estimate of the interest within rental expense, deemed to be one-third of rental expense. Due to losses we incurred, the ratio coverage in certain years is less than 1:1. We would have had to generate additional earnings of

     $35.4 million in 2000, $62.7 million in 2001 and $2.6 million in 2003 to achieve a ratio of 1:1 in those periods. This table shows how we calculate the ratio of earnings to fixed charges.



                                                                            YEARS ENDED DECEMBER 31,
                                                                -------------------------------------------------
                                                                 1999       2000       2001      2002      2003
                                                                -------   --------   --------   -------   -------
                                                                        (IN THOUSANDS EXCEPT RATIO DATA)
   Earnings (loss) from continuing operations before income
     taxes and minority interest..............................  $44,864   $(39,311)  $(63,988)  $11,168   $  (168)
   Loss (income) from equity-accounted investees..............      683      4,811        (73)     (283)   (2,496)
   Capitalized interest.......................................     (754)    (1,393)      (511)       --        --
   Amortization of capitalized interest.......................       44        500      1,853        26        26
                                                                -------   --------   --------   -------   -------
                                                                 44,837    (35,393)   (62,719)   10,911    (2,638)
                                                                -------   --------   --------   -------   -------
   Fixed Charges:
     Interest expense.........................................   21,860     21,961     22,020    17,564    15,856
     Capitalized interest.....................................      754      1,393        511        --        --
     Estimate of the interest within rental expense...........      822      1,633      1,711     1,168     1,321
                                                                -------   --------   --------   -------   -------
     Total fixed charges......................................   23,436     24,987     24,242    18,732    17,177
                                                                -------   --------   --------   -------   -------
   Earnings...................................................  $68,273   $(10,406)  $(38,477)  $29,643   $14,539
                                                                =======   ========   ========   =======   =======
   Ratio of earnings to fixed charges.........................     2.91x        --         --      1.58x       --



(15) Total assets include the assets of discontinued operations, consisting of our Digital Projections subsidiary which was acquired in 1999 and sold in December 2001 and our owned and operated Miami theatre which was opened in 1999 and closed in December 2003.

                                    BUSINESS

OUR BUSINESS

     We are one of the world's leading entertainment technology companies, specializing in large-format and three-dimensional, or 3D, film presentations. IMAX projection systems use the largest commercially available film format, which allows IMAX theatres to present images of exceptional quality and clarity. These images, projected on screens that are up to one-hundred feet wide and eight stories tall, are designed to fill a viewer's peripheral vision and immerse them in the film. We generate the majority of our revenue through upfront and recurring payments received in connection with the leasing of our theatre systems. While many of these theatre systems are located in some of the world's most prestigious museums and science centers, more recently the growth in the IMAX network has been most significant at multiplex theatres and other commercial venues, which we believe is the largest potential market for our theatre systems.


     Our primary business is the design, manufacture and lease of projection and sound systems for IMAX theatres. The majority of IMAX theatre systems are operated by third parties under agreements with us. At December 31, 2003, there were 240 IMAX theatre systems operating in more than 35 countries. We are also a producer and distributor of large-format films and the largest provider of large-format post-production services. In addition, we engage in other related businesses, including renting camera equipment for large-format film production and owning and operating seven IMAX theatres.


THE INDUSTRY

     IMAX created the large-format theatre industry when we were founded in 1967. The large-format theatre industry includes several manufacturers of 5, 8 and 10 perforation, 70mm projection systems. We are the largest participant in the industry and we estimate that the IMAX theatres in operation represent a significant majority of the large-format theatres in operation. IMAX theatre systems exclusively use 15 perforation, 70mm, or 15/70, film, the largest commercially available film size, which is approximately 10 times larger than 35mm film. Film is measured on the basis of size in terms of millimeters and perforations. Projectors in conventional theatres use 4 perforation, 35mm film whereas large-format projectors use film ranging from 5 perforation, 70mm up to 15 perforation, 70mm allowing the use of larger screens and yielding higher quality images. The size of the film makes 15/70 projection systems difficult to make and consequently there are very few manufacturers of these projectors. We estimate that IMAX theatre systems represent almost all of the installed base of both 15/70 theatre systems and 3D 15/70 film format theatre systems in the world.

OUR COMPETITIVE ADVANTAGE

     We believe that IMAX has a significant competitive advantage because of:

     - Brand -- IMAX is one of the few widely recognized brands in filmed entertainment, and the only such brand in large-format theatres.

     - The IMAX Experience -- We believe IMAX theatre systems provide a unique and immersive film experience with the highest quality images and sound available.

     - Films -- IMAX theatres have exclusive access to our library of 15/70 format films, the largest such library in the world. They will also have exclusive access to Hollywood films converted to 15/70 film format using our new and proprietary IMAX DMR technology, such as the last two films of the Matrix trilogy.

     - Innovation -- We have a tradition of innovation and continue to invest in research and development. In North America, we currently have 43 patents issued with 16 more pending. From the first large-format projector to 3D projection to IMAX DMR and IMAX MPX, we have a record of developing new technologies that improve our viewers' entertainment experience and increase our customers' profitability.

     - Reliability -- IMAX theatre systems have historical operating uptimes of approximately 99.9% based on scheduled shows.

OUR BUSINESS STRATEGY

     We expect growth in our revenue will be primarily driven by new IMAX theatre system leases to commercial exhibitors. We remain committed to our historical roots in museums and science centers, but we believe that the size of that market is relatively limited compared to the potential in the commercial multiplex market. There are approximately 1,900 multiplexes in North America, of which fewer than 35 have IMAX theatres, a penetration rate below 2%. Internationally, the penetration rate is even lower. To expand our theatre network, we intend to:

     - increase the revenue potential of commercial IMAX theatres and Hollywood studios by using our proprietary IMAX DMR technology which converts live-action films into IMAX-quality images and sound;

     - reduce the capital and operating costs of leasing an IMAX theatre for commercial exhibitors with our IMAX MPX theatre system; and

     - continue to grow in our existing, traditional customer base of educational and institutional centers.

  INCREASE REVENUE POTENTIAL OF COMMERCIAL IMAX THEATRES AND HOLLYWOOD STUDIOS


     The motion picture industry is increasingly producing large-scale Hollywood blockbuster event films, which have proven to be significant revenue generators worldwide. IMAX DMR allows us to digitally re-master virtually any 35mm live-action film into IMAX's 15/70 film format at a cost of approximately $2 million to $4 million per film. We developed IMAX DMR to enable IMAX theatres to become an additional distribution channel for commercial films developed and produced by Hollywood studios and we believe that this new proprietary technology will significantly expand the commercially attractive content available for exclusive release to IMAX theatres and will increase their revenues. While IMAX DMR gives us the ability to bring previously released Hollywood classics to the IMAX network, the centerpiece of the IMAX strategy is the contemporaneous release of event films in IMAX and 35mm theatres, such as the November 5, 2003 release of The Matrix Revolutions. This allows the IMAX release to take advantage of the considerable marketing campaigns studios traditionally launch in connection with their biggest event films. It is our primary goal that viewers will want to see these types of event films in IMAX theatres and pay a premium price for the enhanced experience. In the North American multiplexes that showed The Matrix Reloaded in 35mm and in IMAX's 15/70 film format, the average ticket price for the IMAX screening was $10.68 versus $8.65 for the 35mm screening. At its release, the average North American ticket price for the IMAX screening of The Matrix Revolutions was $11.20 versus $8.66 for the 35mm screening. We believe that the meaningful expansion of Hollywood content available to IMAX theatres will result in increased attendance and revenue at IMAX theatres and increased demand for IMAX theatre systems. We also believe that such increased demand for our theatre systems will encourage studios to release more films to the expanded IMAX theatre network, and that this additional film product should further increase demand for IMAX theatre systems. This increased demand will likely benefit our operations globally since we anticipate that the Hollywood films distributed to the IMAX theatre network will be made available to both North American and international IMAX theatres and, in fact, have negotiated provisions in certain distribution agreements facilitating the international distribution of such films.


     The first major studio film released to IMAX theatres, Fantasia/2000: The IMAX Experience, released by the Walt Disney Company in January 2000, generated more than $91 million in theatre box office receipts to date and demonstrated that the IMAX theatre network was a viable distribution network for Hollywood films. The first film re-mastered with IMAX DMR technology was Universal Studios' Apollo 13. Apollo 13: The IMAX Experience was released in September 2002, which demonstrated the appeal of the IMAX DMR technology. This was followed by the release by 20th Century Fox of Star Wars Episode II: Attack of the Clones -- The IMAX Experience, which generated more revenue per screen in its opening weekend than any other film in North America during that period. On April 22, 2003, we announced an agreement with Warner Bros. Pictures to convert The Matrix Reloaded and The Matrix Revolutions, the last two films of the Matrix trilogy that began with the 1999 blockbuster film The Matrix, to IMAX's format. The IMAX DMR version of The Matrix Reloaded ran exclusively on over 70 IMAX screens beginning June 6, 2003, approximately four weeks after the domestic release of the film to conventional 35mm theatres. Since the IMAX release, IMAX screens have accounted for 27% of the film's total box office receipts in North America to October 31, 2003 despite accounting for just 7.3% of the screens exhibiting the film in North America. On November 5, 2003, The Matrix Revolutions became the first-ever live-action Hollywood film released simultaneously to both IMAX theatres and 35mm theatres. In North America, the film, which did not perform overall as well as The Matrix Reloaded at 35mm or IMAX theatres, nevertheless grossed approximately $3.0 million in the first five days of its release on 48 IMAX screens, representing approximately $63,000 in per screen revenue. In addition, on December 18, 2003, we announced a further agreement with Warner Bros. Pictures to convert Harry Potter and the Prisoner of Azkaban, the third installment of the Harry Potter film series, to IMAX's 15/70 format. The film is scheduled to be released to 35mm theatres and IMAX theatres in June 2004. We believe that these events position IMAX theatres as a unique and separate release window for Hollywood films similar to the type created when Hollywood studios began including the pay TV and home video industries as release windows for their films.


     During the release of The Matrix Reloaded: The IMAX Experience, we commissioned a third party research firm to quantify consumer response to IMAX DMR. The research showed that 88% of the patrons were either extremely or very satisfied with the experience, that 89% intended to recommend seeing the film at an IMAX theatre and that 31% had never been to an IMAX theatre before. These results are consistent with our primary goal of ensuring that consumers will want to see high-profile event films in IMAX theatres and pay a premium price for the enhanced experience. Early results from research conducted during the release of The Matrix Revolutions: The IMAX Experience revealed similar findings.

REDUCE THE CAPITAL AND OPERATING COSTS FOR COMMERCIAL EXHIBITORS

     We have consistently sought to improve the profitability of an IMAX theatre by reducing theatre capital and operating costs. In the past, we have successfully reduced our customers' costs by introducing innovations such as the IMAX SR theatre system, which was designed for smaller markets. Continued reduction of capital and operating costs remains a focus of our research and development team. Our most recent achievement has been the development of the IMAX MPX system, our new lower cost theatre projection system, designed specifically for use in multiplex auditoriums. The IMAX MPX system reduces the per-seat capital cost of an IMAX theatre by approximately 35% as compared to the IMAX SR system and increases the potential market size for IMAX theatres. The IMAX MPX system also reduces the operating costs required to run an IMAX theatre by eliminating the need for a specialized projectionist. The IMAX MPX system can be installed as part of a newly constructed multiplex, as an add-on to an existing multiplex, or as a retrofit of two existing stadium seat multiplex auditoriums. We believe that this innovative retrofit option represents a significant opportunity for commercial operators to both reduce the capital costs of building an IMAX theatre and improve the profitability of the two multiplex auditoriums being retrofitted.


     Since its launch in early 2003, we reached agreement for the sale or lease of 13 IMAX MPX systems as of March 31, 2004. The appeal of the IMAX MPX system has extended beyond the domestic market, with system deals signed in China, Russia and the Middle East as well as the United States. The first IMAX MPX system is expected to be installed in the first half of 2004. We believe that the combination of the IMAX MPX system with our IMAX DMR technology gives us the ability to significantly grow our commercial theatre network by offering multiplex exhibitors more and better film options for their theatres and an easier and more cost-efficient system with which to exhibit those films.


  CONTINUED GROWTH IN OUR EXISTING CUSTOMER SEGMENT

     We continue to sell and lease IMAX theatre systems to educational and institutional centers, particularly in international markets such as China. The last two years have seen the successful release and development of numerous traditional large-format films, particularly 3D films, which continue to perform well in institutional, educational and commercial venues. Our fourth space film, SPACE STATION, has generated approximately $69 million of gross box office receipts since its release in April 2002 through to March 31, 2004, and continues to generate significant weekly gross box office receipts. Our 2002 holiday film, Santa vs. the Snowman, had a successful run in IMAX theatres during the 2002 holiday season and was shown on 79 IMAX screens during the 2003 holiday season. James Cameron's Ghosts of the Abyss, which was released by Disney to IMAX theatres in April 2003, also performed well. We currently have two other notable films in production or development, including NASCAR The IMAX Experience 3D, scheduled for release in March 2004, and Magnificent Desolation, a film about the men of the Apollo missions who walked on the moon, in collaboration with Playtone and its principals, Tom Hanks and Gary Goetzman.


BUSINESS SEGMENTS

  THEATRE SYSTEM

     Our primary products are our large-format theatre systems. All IMAX theatre systems include a unique rolling loop 15/70 projector that offers superior image quality and stability; a 6-channel, digital sound system delivering up to 12,000 watts; a screen with a proprietary coating technology; a digital theatre control system and extensive theatre planning, design and installation services. All theatre systems also come with a license for the use of the IMAX brand. We primarily offer four types of these theatre systems. Our GT theatre systems are for theatres from 300 seats to up to 550 seats and our SR theatre systems contain 270 to 300 seats. Our recently introduced IMAX MPX system is targeted for multiplex complexes and IMAX MPX theatres are expected to have approximately 350 seats. All three of these system types come with "flat" screens that have a minimum of curvature and tilt and can exhibit both 2D and 3D films. We also produce a fourth category of theatre systems featuring heavily curved and tilted screens that are used in dome shaped theatres. These theatre systems are generally 2D only and are popular with our institutional clients.

     Screens in IMAX theatres are as large as one-hundred feet wide and eight stories tall and we believe are the largest cinema screens in the world. Unlike standard cinema screens, IMAX screens extend to the edge of a viewer's peripheral vision to create immersive experiences which, when combined with our superior sound system, make audiences feel as if they are a part of the on-screen action in a way that is more intense and exciting than in traditional theatres, a critical part of The IMAX Experience. Our IMAX 3D theatres further increase the audience's feeling of immersion in the film by bringing images off the screen.


     Revenue from theatre systems are our largest source of revenue, representing 65.0%, 55.0% and 63.6% of our total revenue in 2001, 2002 and 2003, respectively. We generally lease our theatre systems to our clients for initial terms of 10 to 20 years. As part of the theatre systems leases, our clients make substantial initial rental payments ranging from $1.0 million to $3.0 million, the majority of which are paid to us before the theatre system is delivered. After the theatre opens additional rental payments, generally equal to the greater of 5% to 7% of theatre box office receipts or a minimum that ranges from $50,000 to $100,000 per theatre, are due each year. These terms vary in certain cases, particularly for some of our older theatres. We provide a maintenance-free period for one year and thereafter provide maintenance service in return for an annual fee that averages $65,000-$75,000 per year. The additional rental payments and maintenance fees represent ongoing cash flow for the duration of the lease.


  FILM PRODUCTION AND DISTRIBUTION


     We are a producer and distributor of large-format films. Through our subsidiary David Keighley Productions 70mm Inc., we are also the largest provider of large-format post-production services, such as editing, quality control and developing film prints for both IMAX theatres and other large-format customers. Revenue from film production and distribution represented 25.4%, 31.4% and 21.6% of our total revenue in 2001, 2002 and 2003, respectively.



  THEATRE OPERATIONS



     We have seven owned and operated theatres. In addition, we have entered into commercial arrangements with theatres resulting in the sharing of profits and losses. We also provide management services to two theatres.

  OTHER


     Our other sources of revenue primarily consist of IMAX theatres that we operate and revenue from businesses ancillary to our theatre systems business. These include the rental of 15/70 cameras and after-market sales of components for our projector and sound systems. Revenue from this business segment represented 9.6%, 13.6% and 14.8% of our total revenue in 2001, 2002 and 2003, respectively.


THE IMAX BRAND

     The IMAX brand is world famous and stands for the highest-quality, most immersive filmed entertainment that combines stunning images of exceptional quality and clarity on screens up to one-hundred feet wide and eight stories tall, our proprietary 6-channel digital sound systems and unique theatre designs. We believe that like Disney, IMAX is one of the few brands generally recognized by consumers in filmed entertainment. Our research shows that the IMAX brand is a significant factor in a consumer's decision to go to an IMAX theatre. In addition, we believe that our significant brand loyalty among consumers provides us with a strong, sustainable position in the large-format theatre industry. The IMAX brand name cuts across geographic and demographic boundaries.

     With an increasing number of IMAX theatres based in multiplexes and a recent history of commercially successful films such as Everest, Fantasia/2000:
The IMAX Experience and recent IMAX DMR releases including the Matrix sequels, IMAX is rapidly increasing its commercial presence. We believe the strength of the IMAX brand will be an asset as we seek to become a new release window for Hollywood event films. We believe that people will see the IMAX presentation of these films as a special, high-quality experience, and will be willing to pay a premium price for the enhanced experience.

IMAX DMR

     We have developed technology that makes it possible for virtually any 35mm live-action film to be transformed at a cost of approximately $2 million to $4 million per film into the unparalleled image and sound quality of The IMAX Experience. This patent-pending, proprietary system, known as IMAX DMR, opens the IMAX theatre network up to releases from Hollywood's vast library of films ranging from well-known classics to today's event films. The resulting images are as large and sharp as the classic IMAX films audiences associate with the IMAX brand.

     The IMAX DMR process involves the following:

     - scanning, at the highest resolution possible, each individual frame of the 35mm film and converting it into a digital image;

     - optimizing the image using proprietary image enhancement tools developed and refined over many years;

     - analyzing the information contained within a 35mm frame format and enhancing the digital image using techniques such as sharpening, color correction, grain removal and the elimination of unsteadiness; and

     - recording the enhanced digital signal onto 15/70 film.

     During the re-mastering process, IMAX's DMR technology introduces no perceptible digital artifacts and the highly automated system allows the process to meet rigorous film production schedules. We continue to improve the length of time it takes to reformat a film with our IMAX DMR technology. Apollo 13 was re-mastered in 16 weeks, Star Wars Episode II: Attack of the Clones was re-mastered in eight weeks and The Matrix Reloaded was re-mastered in less than four weeks. The IMAX DMR conversion of The Matrix Revolutions was done in parallel with the movie's filming and editing, which is necessary for the contemporaneous release of an IMAX DMR film.

     For IMAX DMR releases, the original soundtrack of the 35mm film is re-mastered for IMAX's six-channel loudspeaker system. Unlike conventional theatre sound systems, IMAX sound systems are uncompressed, full fidelity and use proprietary loudspeaker systems that ensure every theatre seat is in a good listening position with surround sound that puts audiences in the picture. With IMAX DMR we can create that immersive experience with clear, distortion-free soundtracks for films originally produced in

35mm. While we can only convert 35mm images into IMAX's 15/70 film format in 2D today, we have a research and development program underway focused on converting live-action 35mm film to IMAX 3D. However, we currently have the ability to convert computer generated animation to IMAX 3D and have done so successfully with our 1999 release of Cyberworld.

SALES BACKLOG


     Signed contracts for theatre system leases and sales are listed as sales backlog prior to the time of revenue recognition. The value of the sales backlog represents the total value of all signed theatre system sales and sales-type lease agreements that are expected to be recognized as revenue in the future. The backlog includes initial rental fees along with the present value of contractual minimum rents due over the lease term, but excludes maintenance revenue as well as contingent rents in excess of contractual minimums that might be received in the future. Sales backlog does not include revenue from theatres in which we have an equity interest, agreements covered by letters of intent or conditional theatre commitments.



     The Company's backlog can be segregated by both territory of future installation and by customer type. The percentage of backlog relevant to each territory (based on installed dollar value of anticipated systems revenue as at December 31, 2003) is as follows: Europe -- 34%, Asia -- 32%, North America -- 15%, South America -- 9% and rest of the world -- 10%. In addition, approximately 90% of backlog represents future installations to commercial theatre customers and 10% to institutional customers.



     During the year ended December 31, 2003, we reached agreement for the sale or lease of 25 IMAX theatres, valued at $41.2 million. At December 31, 2003, sales backlog consisted of contracts for 61 theatre systems with a total value of $138.1 million versus 63 theatre systems for a total value of $154.9 million in 2002.



     Theatre systems in our backlog are generally recognized as revenue 18 to 36 months after the signing of the contracts for such systems due to the time necessary for the construction of the theatre. Because of this operating cycle, as well as other factors such as the settlement and/or termination of certain agreements in the ordinary course, we estimate that 35 to 45 of the theatre systems currently in backlog will be recognized subsequent to 2004. We believe that shorter installation cycles are likely to occur more frequently with the introduction of our IMAX MPX theatre systems, which require less construction time due to their design and retrofit capability. We reached agreement for the sale or lease of nine IMAX MPX systems in 2003 that are included in our December 31, 2003 backlog.



     We consider each contract in backlog to represent a valid and binding agreement with a customer. In the normal course of our business, we will have customers who, for a number of reasons including the inability to obtain certain consents, approvals or financing or an ongoing dispute or legal proceeding with us, do not proceed with theatre construction (please refer to the "Legal Proceedings" section of our 2003 annual report on Form 10-K for further details). Once the determination is made that the customer will not proceed with installation, the lease agreement with the customer is generally terminated by us and removed from backlog.


MARKETING AND CUSTOMERS

     We market our theatre systems through a direct sales force and marketing staff located in our offices in Canada, the United States, Europe, Singapore, Japan and Shanghai. We also use agents and consultants in certain locations, primarily Asia and South America. Because our clients have real estate development matters to consider before committing to an IMAX theatre system, the sales process from initial contact to contract signing can take three months to a year or longer. Theatre systems are typically installed within 36 months after the contract is signed.


     We have experienced an increase in the number of commercial theatre signings and international signings since 1995. The commercial theatre portion of our theatre network is now our largest component with a total of 60% theatres opened or in backlog at December 31, 2003. At December 31, 2003, 37.0% of all opened and in backlog theatres are for locations outside the United States and Canada. Our institutional customers include science and natural history museums, zoos, aquaria and other educational and cultural centers. We also lease our theatre systems to theme parks, tourist destination sites, fairs and expositions. At December 31, 2003, no one customer represented more than 5.4% of our installed base of theatres, more than 16% of our backlog or more than 10% of our consolidated revenue derived from our "Film Production and Distribution" or "Other" business segments.


     The institutional and entertainment destination markets, both domestic and foreign, provide what we believe to be consistent demand for our theatre systems. The operators of multiplex theatres have been our fastest growing customer segment since 1997. The commercial exhibition industry went through significant financial difficulties in 2000 and 2001, when numerous theatre chains filed for bankruptcy protection due to over-building of multiplexes and over-leverage. While this had a significant impact on our business and reported financial results in 2000 and 2001, most of the companies have now emerged from such proceedings and have successfully recapitalized. With the emergence of our commercial strategy featuring IMAX DMR technology and the IMAX MPX system, it is expected that these exhibitors will be a significant source of growth for us in the future.

COMPETITION

     The out-of-home entertainment industry is very competitive, and we face a number of challenges. We compete with a number of manufacturers of large-format film projection systems, most of which utilize smaller film formats, including 8/70 and 10/70. We believe that IMAX theatre systems deliver an image that is superior to these smaller film format images. The IMAX theatre network and the number of 15/70 format films to which we have distribution rights are substantially larger than those of our competitors, and IMAX DMR reformatted films are available exclusively to the IMAX theatre network.


     In addition to existing competitors, we may also face competition in the future from companies in the entertainment industry with substantially greater capital resources. We also face competition from a number of alternative motion picture distribution channels such as home video, pay per-view, video-on-demand, DVD, and syndicated and broadcast television. We also compete for the public's leisure time and disposable income with other forms of entertainment, including sporting events, concerts, live theatre and restaurants.



     Furthermore, the out-of-home entertainment industry in general is undergoing significant changes. Primarily due to technological developments and changing consumer tastes, numerous companies are developing, and are expected to continue to develop, new entertainment products for the out-of-home entertainment industry, which may compete directly with our products.


RESEARCH AND DEVELOPMENT

     We believe that through 36 years of research and development, we have developed the most technologically advanced and highest-quality theatre systems in the world. We have extensive knowledge and capabilities in analog and digital imaging and sound and are leaders in the development of new film technologies and techniques. We employ more than 22 people in research and development who work to enhance and maintain our technological skills.

     We have an established record of innovation that has bolstered our leading industry position by offering enhanced entertainment experiences, reducing the cost of IMAX exhibition and serving as a barrier-to-entry to potential competitors. We introduced the revolutionary rolling loop projection system. The key to the IMAX projector's superior performance and reliability is our unique "rolling loop" film movement. The rolling loop advances the film horizontally in a smooth, wave-like motion, which enhances the stability of the image and greatly reduces wear on the film. In addition, we introduced the IMAX SR projector, which was designed to fit in small theatre spaces while still fully delivering The IMAX Experience, and IMAX MPX system, designed especially for multiplex theatre operators, which lowers the capital and operating costs of an IMAX theatre. Other notable innovations include our Personal Sound Environment, a sound technology compatible with 3D viewing; SANDDE, a 3D animation system using a magnetic wand; and the large-format industry's first laser film recorder, which transfers digital images files onto film at much greater speed and quality than the prior technology and is an important link to our IMAX DMR strategy.

     IMAX DMR provides the means to convert Hollywood's vast library of films as well as new blockbuster releases, and since the invention of the rolling loop 15/70 projector, it may prove to be our most important innovation.


     In the last 3 years, we have spent $3.4 million, $2.4 million and $3.8 million on research and development in 2001, 2002 and 2003, respectively, or 2.9%, 1.8% and 3.2% of our total revenue.


MANUFACTURING AND SERVICE


     We assemble our projection systems at our Corporate Headquarters and Technology Center in Mississauga, Canada (just outside Toronto). Most of the components for our theatre systems are purchased from outside vendors. We depend on a single source supplier for one of the components included in our projections systems, but we believe this supplier is financially viable and have made arrangements to gain access to the supplier's design and manufacturing documentation in the event of a supply interruption. We develop and design all the key elements for the proprietary technology involved in our projector and camera systems. Fabrication of these components is then subcontracted to a group of pre-qualified suppliers. Manufacture and supply contracts are signed for the delivery of components on an order-by-order basis. The customer and its contractors are responsible for physical installation of the theatre system, while we are responsible for supervising the installation of the IMAX theatre systems at the client's site. We are dependent on the customer and other third parties to construct the theatre, the cost of which is borne by the customer, and we cannot fulfill all our contractual obligations to the customer until the customer has constructed the theatre.


     We believe the quality of our theatre systems is extremely important to our customers, and we provide key services and support functions for the IMAX theatre network and for filmmakers. To support the IMAX theatre network, we have personnel stationed in major markets who provide periodic and emergency service and maintenance on existing theatre systems throughout the world. Our personnel typically visit each theatre every three months to service the projection and sound systems. We also provide theatre design expertise for both the visual and audio aspects of the theatre, as well as theatre system installation supervision and equipment training. IMAX theatre systems have had historical operating uptimes of approximately 99.9% based on scheduled shows.

PATENTS AND TRADEMARKS


     Our inventions cover various aspects of our proprietary technology, designs and methods and many are protected by patents or patent applications filed throughout the world, most significantly in the United States, Canada, Japan, Korea, France, Germany and the United Kingdom. In North America, we currently hold 43 patents and have 16 patents pending. We have corresponding patents or filed applications in many countries throughout the world and we have been diligent in the protection of our proprietary interests.



     In the theatre systems business segment, our patents cover projection systems (2D and 3D) and components, theatre design, electronic circuitry and a unique screen painting process for 3D presentations. Granted patents in this segment generally expire between 2009 and 2020. In addition, we have applied for a number of patents covering new technology as well as improvements and modifications to our existing projection systems. In the film production segment, our granted patents cover a 3D film production tool, an optical film printer and image enhancement technology. Granted patents in this segment generally expire between 2007 and 2019. In addition, we have applied for a number of patents covering our remastering technology and process. In the other business segment (which includes our cameral rental and after market sales of components for our projection and sound systems) granted patents cover methods and designs for our 3D cameras and sound systems. Granted patents in this segment generally expire between 2007 and 2017. In addition, we have applied for several patents covering modifications to our 3D sound systems.



     We own or otherwise have rights to trademarks and trade names used in conjunction with the sale of our products and services across all three business segments. The following trademarks are considered most significant in terms of our current and contemplated operations: IMAX(R), IMAX(R) Dome, IMAX(R) 3D, IMAX(R) 3D Dome, The IMAX Experience(R), An IMAX Experience(R), IMAX(R) DMR(R), IMAX(R) MPX(TM),

IMAX Think Big(TM) and Think Big(TM). These trademarks are widely protected by registration or common law throughout the world. Our registered trademarks generally come up for renewal between 2004 and 2011.


LEGAL MATTERS

     We are subject to legal proceedings and claims that arise in the ordinary course of our business. Our current litigation is described in note 7 to our unaudited interim financial statements incorporated by reference into this prospectus.

EMPLOYEES

     As of December 31, 2003, we had 339 employees not including hourly employees at our owned and operated theatres.

MANAGEMENT INFORMATION SYSTEMS

     We utilize a number of management information systems. We anticipate no major changes to these systems in the near future.

                                   MANAGEMENT

     The following table sets forth information regarding our directors and executive officers.


NAME                                        AGE                    POSITION
----                                        ---                    --------
Richard L. Gelfond........................  48    Co-Chairman and Co-Chief Executive Officer
                                                  and Director
Bradley J. Wechsler.......................  52    Co-Chairman and Co-Chief Executive Officer
                                                  and Director
Neil S. Braun.............................  50    Director
Kenneth G. Copland........................  65    Director
Michael Fuchs.............................  56    Director
Garth M. Girvan...........................  54    Director
David W. Leebron..........................  49    Director
Marc A. Utay..............................  43    Director
Francis T. Joyce..........................  51    Chief Financial Officer
Greg Foster...............................  41    President, Filmed Entertainment
Robert D. Lister..........................  35    Executive Vice President, Business & Legal
                                                  Affairs and General Counsel
Brian Bonnick.............................  47    Senior Vice President, Technology
David B. Keighley.........................  56    Senior Vice President & President, David
                                                  Keighley Productions 70mm Inc.
Larry O'Reilly............................  41    Senior Vice President, Theatre Development
                                                  & Film Distribution
G. Mary Ruby..............................  46    Deputy General Counsel, Senior Vice
                                                  President, Legal Affairs and Corporate
                                                  Secretary
Mary C. Sullivan..........................  40    Senior Vice President, Human Resources &
                                                  Administration
Mark Welton...............................  40    Senior Vice President, Theatre Operations
Kathryn A. Gamble.........................  36    Vice President, Finance and Controller
Edward MacNeil............................  39    Vice President, Finance, Special Projects


     Under our articles of incorporation, our board of directors is divided into three classes, each of which serves for a three year term. The term of Class III directors, currently composed of Richard L. Gelfond and Bradley J. Wechsler, expires in 2004. The term of Class II directors, currently composed of Kenneth
G. Copland, Garth M. Girvan, Marc A. Utay and David W. Leebron, expires in 2005. The term of Class I directors, currently composed of Neil S. Braun and Michael Fuchs, expires in 2006.


     RICHARD L. GELFOND has been our Co-Chairman since 1999 and Co-Chief Executive Officer since 1996. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman. Mr. Gelfond serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., affiliated with Stony Brook University, and is on the Board of Directors for Brookhaven Science Associates, the Management Company of Brookhaven National Laboratories. He is also Vice Chairman of the Executive Committee at the New York Historical Society. Mr. Gelfond is the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in cooperation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.



     BRADLEY J. WECHSLER has been our Co-Chairman since 1994 and Co-Chief Executive Officer with Mr. Gelfond since 1996. Mr. Wechsler serves on the boards of NYU Hospital where he is a Vice Chairman and member of the Executive Committee, the Kernochan Center for Law, Media and the Arts, and the American Museum of the Moving Image and the Ethical Culture Fieldston School.


     NEIL S. BRAUN has been a director since June 2003 and has been the President of Vanguard Animation Studio since 2001. He was the President of VastVideo Inc. prior to this and was President of iCast Corporation a wholly-owned subsidiary of CMGI, Inc. during 1999. From 1994 to 1998, Mr. Braun was President of NBC Television Network. Mr. Braun also sits on the Share our Strength and Westhampton Beach Performing Arts Center boards of directors and is a member of the University of Pennsylvania School of Arts and Sciences Board of Overseers, all non-profit organizations.

     KENNETH G. COPLAND has been a director since 1999, and is the Chairman of KGC Ltd. Mr. Copland was the Vice-Chairman of BMO Nesbitt Burns Inc. from 1994 to May 2001. He is Chairman of Humber College Foundation and HC Educational Ventures Limited. Mr. Copland is a director of the Investment Dealers Association of Canada.


     MICHAEL FUCHS has been a director since 2002; previously he was a director from May 1996 to June 1999. Mr. Fuchs is the Chairman and a director of Autobytel.com and the Chairman of Bryant Park Restoration Corporation. Mr. Fuchs held the position of Chairman and Chief Executive Officer of Home Box Office from October 1984 until November 1995. In May 1995, he also became chairman of Warner Music Group. Mr. Fuchs is also on the Board of Trustees of the Simon Wiesenthal Center and a member of the board of the Alzheimer Association.


     GARTH M. GIRVAN has been a director since 1994. Mr. Girvan is a director of Corby Distilleries Limited and is a partner of McCarthy Tetrault LLP, our Canadian counsel.


     DAVID W. LEEBRON has been a director since September 2003. Mr. Leebron has been the Dean and Lucy G. Moses Professor of Law at Columbia University School of Law since 1996, and Professor of Law since 1989. Effective July 1, 2004, Mr. Leebron will become President of Rice University. Mr. Leebron is a member of the American Bar Association and is on the board of directors of the American Law Dean's Association.



     MARC A. UTAY has been a director since 1996, and has been a Managing Member of Clarion Capital Partners since November 1999. Prior to joining Clarion, Mr. Utay was a Managing Director of Wasserstein Perella & Co., Inc. and a member of Wasserstein Perella's Policy Committee. Mr. Utay was co-head of Wasserstein Perella's Leveraged Finance, Retailing and Media, Telecommunication and Entertainment groups. Until December 2002, Mr. Utay was also a Senior Advisor to Dresdner Kleinwort Wasserstein. Prior to his joining Wasserstein Perella, Mr. Utay was Managing Director at Bankers Trust Company where he specialized in leveraged finance and mergers and acquisitions. Mr. Utay is a director of P& F Industries, Inc.


     FRANCIS T. JOYCE joined us in 2001 as Chief Financial Officer. Prior to joining us, Mr. Joyce held the position of Chief Financial Officer of the Internet company theglobe.com from 1998 until his employment with us. From 1997 to 1998, Mr. Joyce served as Chief Financial Officer of Reed Travel Group, a division of Reed Elsevier PLC and from 1994 to 1997 served as Chief Financial Officer of the Alexander Consulting Group, a division of Alexander and Alexander Services Inc., an international professional services firm. Mr. Joyce is a member of Financial Executive International and the American Institute of Certified Public Accountants.


     GREG FOSTER joined us in 2001 as President, Filmed Entertainment. Prior to joining us, Mr. Foster was Executive Vice-President of Production at MGM/UA. Prior to that, Mr. Foster held other senior positions including Senior Vice-President of Motion Picture Marketing Research during his 15 years at MGM/UA. In 1999, Mr. Foster founded uMogul, a financial services company, and held the positions of Chairman, Co-Founder and President.



     ROBERT D. LISTER joined us in 1999 as Senior Vice President, Legal Affairs and General Counsel and was appointed Executive Vice President, Business & Legal Affairs in 2001. Prior to joining us, Mr. Lister was Vice President, General Counsel and Secretary of Clearview Cinemas, a film exhibitor, from March 1998 until his employment with us. Prior to that, Mr. Lister served as Associate General Counsel of Merit Behavioral Care Corporation, a behavioral healthcare company, from March 1996 through March 1998. Mr. Lister serves on the board of the Giant Screen Theater Association. Mr. Lister is a member of the New York State Bar Association.


     BRIAN BONNICK joined us in 1999 as Vice President, Research & Development and was appointed Senior Vice President, Technology in 2001. Prior to joining us, Mr. Bonnick was Vice President,

Engineering and Operations for Electrohome Corporation. Prior to that, Mr. Bonnick was Vice President and General Manager at TSB International Inc. a telecommunications company. Mr. Bonnick is registered as a professional engineer by the Association of Professional Engineers of Ontario.


     DAVID B. KEIGHLEY has been a Senior Vice President since 1997 and is President of David Keighley Productions 70mm Inc., an IMAX subsidiary. From 1995 to 1997, Mr. Keighley was a Vice President. He is responsible for motion picture and digital post-production and image quality assurance for 15/70-format films.



     LARRY O'REILLY joined us in 1994 as the Sales Manager, Film Distribution and was appointed Senior Vice President, Theatre Development & Film Distribution in 2002. Mr. O'Reilly has held various positions within the Company including Manager, Business Development: Film; Director, Strategic Partnerships; Director, Commercial Marketing: The Americas and Vice President, Sales, The Americas.


     G. MARY RUBY joined us in 1987 as Associate General Counsel and was appointed Senior Vice President, Legal Affairs in 2001. Ms Ruby was General Counsel from 1989 to 1997. Ms. Ruby is Deputy General Counsel and acts as Corporate Secretary to our board of directors. Ms. Ruby is a member of the Ontario Bar Association.


     MARY C. SULLIVAN joined us in 1996 as Director, Human Resources and was appointed Vice President, Human Resources and Administration in 1998 and Senior Vice President, Human Resources and Administration in 2000. Prior to joining us, Ms. Sullivan was Director, Human Resources of Central Park Lodges. Ms. Sullivan is a director of the Women's Legal Education and Action Fund and its Foundation.



     MARK WELTON joined us in 1997 as Director, Business Affairs and was appointed Senior Vice President, Theatre Operations in October 2003. Previous to that Mr. Welton was Senior Vice President, Business Affairs, a position he held since September 2001. Prior to joining us, Mr. Welton was an associate lawyer at Stikeman, Elliot from 1994 until his employment with the Company.



     KATHRYN A. GAMBLE joined us in 2001 as Vice President, Finance and Controller. Prior to joining us, Ms. Gamble served as Vice President, Finance and Chief Financial Officer of an Internet company, Healthyconnect.com Inc. from 2000 until her employment with the Company. From 1996 to 2000, Ms. Gamble served as Vice President and Chief Financial Officer of Med-Emerg International Inc., a healthcare company. Ms. Gamble is a member of the Canadian Institute of Chartered Accountants.


     EDWARD MACNEIL joined us in 1994 as Director, Taxation & Treasury and was appointed Vice President, Finance, Special Projects in 2001. From 1999 to 2001, Mr. MacNeil held the position of Director and Senior Vice President, Digital Projection Limited, a former IMAX subsidiary. Prior to joining us, Mr. MacNeil was a Taxation Manager at PricewaterhouseCoopers LLP. Mr. MacNeil is a member of the Canadian Institute of Chartered Accountants.

EMPLOYMENT CONTRACTS

     Our employment contracts with our two chief executive officers, Mr. Wechsler and Mr. Gelfond, are summarized in our management proxy circular which is incorporated by reference into this prospectus. Both agreements were renewed in April 2002 for a two year period on substantially the same terms. Each executive will receive a base salary of $500,000 per year, plus a bonus of up to two times salary. The bonus is at the discretion of our board of directors and will be based upon our success in achieving the goals and objectives set by our board after consultation with the two executives. Mr. Wechsler and Mr. Gelfond will also each be entitled to stock options expiring April 2012 for 532,000 common shares at an exercise price of $4.85 per share and stock options expiring June 2012 for 68,000 common shares at an exercise price of $7.00 per share.

                               THE EXCHANGE OFFER

GENERAL

     In connection with the issuance of the old notes, we and the subsidiary guarantors entered into a registration rights agreement, dated December 4, 2003, with the initial purchasers of the old notes. The following contains a summary of the provisions of the registration rights agreement. It does not contain all of the information that may be important to you. We refer you to the registration rights agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part.


     Under the registration rights agreement, we and the subsidiary guarantors have agreed to (1) file with the Securities and Exchange Commission, or the SEC, the registration statement of which this prospectus is a part with respect to a registered offer to exchange the old notes for the notes, (2) use reasonable best efforts to have the registration statement declared effective at the earliest possible time and (3) use reasonable best efforts to complete the exchange offer within 30 business days after the registration statement is declared effective. We will keep the exchange offer open for the period required by applicable law, but in any event for at least 20 business days after the date notice of the exchange offer is mailed to holders of the old notes. The exchange offer being made hereby, if commenced and consummated within the time periods described in this paragraph, will satisfy these requirements under the registration rights agreement.


     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. Notes will be issued in exchange for an equal principal amount of outstanding old notes accepted in the exchange offer. Old notes may be tendered only in integral multiples of $1,000. This prospectus, together with
the letter of transmittal, is being sent to all holders as of           , 2004.
The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under "-- Conditions."

     Old notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice thereof to U.S. Bank National Association, the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving the notes and delivering notes to such holders.

     Based on interpretations by the Staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5,
1991), K-III Communications Corporation (available May 14, 1993) and Shearman & Sterling (available July 2, 1993)), we believe that the notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is a broker-dealer or an "affiliate" of us within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

     - such notes are acquired in the ordinary course of business;

     - at the time of the commencement of the exchange offer such holder is not participating or engaged in, does not intend to participate or engage in, and has no arrangement or understanding with any person to participate in, a distribution of such notes; and

     - such holder is not engaged in, and does not intend to engage in, a distribution of such notes.

     We have not sought, and do not intend to seek, a no-action letter from the SEC with respect to the effects of the exchange offer, and we cannot assure you that the Staff of the SEC would make a similar determination with respect to the notes as it has in such no-action letters.

     By tendering old notes in exchange for notes and executing the letter of transmittal, each holder will represent to us that:

     - any notes to be received by it will be acquired in the ordinary course of business;

     - it has no arrangements or understandings with any person to participate in the distribution of the old notes or notes within the meaning of the Securities Act; and

     - it is not our "affiliate" as defined in Rule 405 under the Securities
       Act.

     If such holder is a broker-dealer, it will also be required to represent that the old notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of notes. See "Plan of Distribution." Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of old notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

     Each broker-dealer that receives notes for its own account in exchange for old notes where such notes were acquired by such broker-dealer as a result of market making activity or other trading activity, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the notes in connection with any resale of such notes. See "Plan of Distribution."

     Upon consummation of the exchange offer, any old notes not tendered will remain outstanding and continue to accrue interest but, subject to certain limited exceptions, holders of old notes who do not exchange their old notes for notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their old notes, unless such old notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Subject to limited exceptions, we will have no obligation to effect a subsequent registration of the old notes.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

     The expiration date shall be           , 2004 unless we, in our sole
discretion, extend the exchange offer, in which case the expiration date shall be the latest date to which the exchange offer is extended.

     To extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will notify the holders of old notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the exchange offer for a specified period of time.

     We reserve the right:


     - to delay acceptance of any old notes in the event that the exchange offer is extended, to extend the exchange offer or to terminate the exchange offer and not accept any old notes for exchange if any of the conditions set forth under "-- Conditions" shall have occurred and shall not have been waived by us prior to the expiration date; or


     - to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the old notes.


     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and we will also notify holders of old notes by means of a press release or other public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will disclose such amendment by means of a prospectus supplement.

     Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NOTES

     The notes will accrue interest at the rate of 9 5/8% per annum from the last interest payment date on which interest was paid on the old notes surrendered in exchange therefor or, if no interest has been paid on such old notes, from the issue date of such old notes, provided, that if old notes are surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the new notes received in exchange therefor will accrue from the date of such interest payment date. Interest on the notes is payable on June 1 and December 1, beginning on June 1, 2004.

PROCEDURES FOR TENDERING

     To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either:

     - certificates of such old notes must be received by the exchange agent along with the letter of transmittal; or

     - a timely confirmation of a book-entry transfer of such old notes, if such procedure is available, into the exchange agent's account at the book-entry transfer facility, The Depository Trust Company, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date with the applicable letter of transmittal; or

     - the holder must comply with the guaranteed delivery procedures described below.

     The method of delivery of old notes, letters of transmittal and all other required documents is at the election and risk of the noteholders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No old notes, letters of transmittal or other required documents should be sent to us. Delivery of all old notes, if applicable, letters of transmittal and other documents must be made to the exchange agent at its address set forth in the letter of transmittal. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the applicable letter of transmittal. Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf.


     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (referred to in this prospectus as the "Exchange Act"), or an eligible institution unless the old notes tendered pursuant thereto are tendered (1) by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or
(2) for the account of an eligible institution.

     If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.


     All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. We will not waive any condition of the offer with respect to an individual holder unless we waive that condition for all holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old note received by the exchange agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date.


     In addition, we reserve the right, in our sole discretion, subject to the provisions of the indenture pursuant to which the notes are issued:

     - to purchase or make offers for any old notes that remain outstanding subsequent to the expiration date or, as described under "-- Conditions," to terminate the exchange offer;

     - to redeem old notes as a whole or in part at any time and from time to time, as described under "Description of the Notes -- Optional Redemption;" and

     - to the extent permitted under applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

     The terms of any such purchases or offers could differ from the terms of the exchange offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NOTES

     Upon satisfaction or waiver of all of the conditions to the exchange offer, all old notes properly tendered will be accepted promptly as practicable after the expiration date, and the notes will be issued promptly as practicable after acceptance of the old notes. See "-- Conditions." For purposes of the exchange offer, old notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent. For each old note accepted for exchange, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note.

     In all cases, issuance of notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

     - certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at the book-entry transfer facility;

     - a properly completed and duly executed letter of transmittal; and

     - all other required documents.

     If any tendered old notes are not accepted for any reason described in the terms and conditions of the exchange offer (including the termination or withdrawal of the exchange offer), such unaccepted or such nonexchanged old notes will be returned promptly without expense to the tendering holder thereof (if in certificated form) or credited to an account maintained with such book-entry transfer facility after the expiration or termination of the exchange offer.


BOOK-ENTRY TRANSFER

     The exchange agent has established an account with respect to the old notes at the book-entry transfer facility for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account at the book-entry transfer facility in accordance with such book-entry transfer facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at the address set forth in the letter of transmittal on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

EXCHANGING BOOK-ENTRY NOTES

     The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program, or ATOP, procedures to tender old notes.

     Any participant in the book-entry transfer facility may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account in accordance with the book-entry transfer facility's ATOP procedures for transfer. However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering old notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

     Holders of old notes whose certificates are not immediately available, or who are unable to deliver the required confirmations and other documents in a timely manner on or prior to the expiration date, may effect a tender if:

     - the tender is made through an eligible institution;

     - prior to the expiration date, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, which:

        (i) sets forth the name and address of the holder of old notes and the amount of old notes tendered;

        (ii) states that the tender is being made thereby; and

        (iii) guarantees that within three New York Stock Exchange, or NYSE, trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     - the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL OF TENDERS

     Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth in the letter of transmittal. Any such notice of withdrawal must:

     - specify the name of the person having tendered the old notes to be withdrawn;

     - identify the old notes to be withdrawn, including the principal amount of such old notes;

     - in the case of old notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the old notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility;

     - contain a statement that such holder is withdrawing its election to have such old notes exchanged;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of such old notes in the name of the person withdrawing the tender; and

     - specify the name in which such old notes are registered, if different from the person who tendered such old notes.

     All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, which determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder thereof without cost to such holder, in the case of physically tendered old notes, or credited to an account maintained with the book-entry transfer facility for the old notes promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "-- Procedures for Tendering" and "-- Book-Entry Transfer" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS


     Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine that the exchange offer violates applicable law or any order of any governmental agency or court of competent jurisdiction.


     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. All such conditions must be satisfied or waived by us, as applicable, at or before the expiration of the exchange offer.

     In addition, we will not accept for exchange any old notes tendered, and no notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended. We are required to use our reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time.

EXCHANGE AGENT

     U.S. Bank National Association has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as provided in the letter of transmittal.

FEES AND EXPENSES

     The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

     We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old notes, and in handling or forwarding tenders for exchange.

     The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

     We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, notes or old notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of old notes who do not exchange their old notes for notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such old notes as set forth in the legend thereon as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The old notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and in compliance with applicable state securities laws. We do not currently anticipate that we will register the old notes under the Securities Act. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes could be adversely affected.

                       DESCRIPTION OF NEW CREDIT FACILITY

     On February 6, 2004, we entered into a loan agreement for a secured revolving credit facility with Congress Financial Corporation (Canada). The new credit facility is a three-year revolving credit facility with yearly renewal options, permitting maximum aggregate borrowings of $20.0 million, subject to a borrowing base based on the accounts receivable and certain reserves. Borrowings under the new credit facility are available by U.S. prime rate loans, Canadian prime rate loans, Libor rate loans and letters of credit. Interest under the credit facility will be charged on a sliding scale that depends on the manner of borrowing and the level of excess availability.


     IMAX Corporation is the borrower under the new credit facility, which is guaranteed by IMAX U.S.A. Inc., IMAX II U.S.A. Inc. and 1329507 Ontario Inc., which holds title, as nominee, to the real estate owned by us in Mississauga, Ontario. The new credit facility is secured by a first priority security interest in all of the current assets of IMAX Corporation and the aforementioned guarantors, including IMAX Corporation's ownership interest in its subsidiaries. Amounts borrowed under the credit facility will constitute secured indebtedness and will effectively rank senior to the notes to the extent of the value of the assets securing such indebtedness.


     The new credit facility contains typical affirmative and negative covenants, including covenants that restrict our ability to:

     - incur certain additional indebtedness;

     - make certain loans, investments or guarantees;

     - pay dividends;

     - make certain asset sales;

     - incur certain liens or other encumbrances;

     - conduct certain transactions with affiliates; and

     - engage in certain consolidation or amalgamation transactions, or dissolve.

     In addition, the new credit facility contains customary events of default, including upon an acquisition or a change of control that has a material adverse effect on our financial condition.

                            DESCRIPTION OF THE NOTES

     Set forth below is a summary of certain provisions of the new notes offered pursuant to this prospectus (the "Notes"). The Notes will be issued pursuant to an indenture (the "Indenture"), dated as of December 4, 2003, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The following summaries of certain provisions of the Indenture and are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Indenture. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified in their entirety by such reference. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part and may be obtained from the Trustee upon request. For purposes of this summary, the term "Company" refers only to IMAX Corporation and not to any of its subsidiaries.

     The form and terms of the Notes are substantially identical to the terms of the old notes, and evidence the same indebtedness as the old notes, except that the Notes:

     - will be registered under the Securities Act, and, consequently, will be freely tradeable by persons not affiliated with us;

     - will not bear any legend restricting transfer under the Securities Act;

     - will not be entitled to the rights which are applicable to the old notes under the registration rights agreement;

     - will not contain provisions relating to the payment of special interest under circumstances related to the timing of the exchange offer; and

     - will bear a different CUSIP number from the old notes.

     The Notes will be issued solely in exchange for an equal principal amount of the old notes. As of the date of this prospectus, $160.0 million aggregate principal amount of the old notes is outstanding.

GENERAL

     On December 4, 2003, IMAX Corporation issued $160,000,000 aggregate principal amount of old notes due December 1, 2010. Pursuant to this prospectus, IMAX Corporation will issue up to $160,000,000 aggregate principal amount of Notes due December 1, 2010 in the exchange offer.


     The Notes are senior, unsecured, general obligations of the Company, ranking equally in right of payment with all other senior, unsecured obligations of the Company. We will initially issue $160.0 million aggregate principal amount of Notes, which will mature on December 1, 2010. The Indenture provides, in addition to the $160.0 million aggregate principal amount of Notes issued on the Issue Date, for the issuance of additional Notes having identical terms and conditions to the Notes offered hereby (the "Additional Notes"), subject to compliance with the terms of the Indenture, including the covenant "Limitation on Incurrence of Additional Indebtedness." The aggregate principal amount of Notes and Additional Notes will be unlimited in aggregate principal amount outstanding. Any such Additional Notes would be issued on the same terms as the Notes and would constitute part of the same series of securities as the Notes and would vote together as one series on all matters with respect to the Notes. All references to Notes herein includes the Additional Notes, except as stated otherwise. The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.


     The term "Subsidiaries," as used herein, does not include Unrestricted Subsidiaries. As of the date of the Indenture, none of our Subsidiaries were Unrestricted Subsidiaries. However, under certain circumstances, we will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to the restrictive covenants set forth in the Indenture.

     The Notes will bear interest at the rate of 9 5/8% per annum from December 4, 2003 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on June 1 and December 1 of each year, commencing June 1, 2004, to the persons in whose names such Notes are registered at the close of business on the May 15 or November 15 immediately preceding such Interest Payment Date. The Notes will bear interest on overdue principal and premium, if any, and, to the extent permitted by law, overdue interest at the rate of 10 5/8% per annum. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York, except as set forth below. At the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

NOTE GUARANTEES


     The Notes will be guaranteed, jointly and severally, by all of the North American Subsidiaries of the Company. Each Note Guarantee will be a general unsecured obligation of the Guarantor and will be equal in right of payment to any future unsecured, unsubordinated Indebtedness of the Guarantor. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- Risks Related to the Notes -- Applicable statutes allow courts, under specific circumstances, to void the guarantees of the notes provided by certain of our subsidiaries."


     If the Company or any of its Subsidiaries acquires or creates another North American Subsidiary on or after the date of the Indenture, then that newly acquired or created North American Subsidiary must become a Guarantor and execute a supplemental indenture.


     Subject to compliance with the covenants described under "-- Certain Covenants -- Limitation on Incurrence of Additional Indebtedness" and
"-- Limitation on Liens Securing Indebtedness" below, the Guarantors can incur, assume or acquire Indebtedness that will be effectively senior to the Note Guarantees to the extent of the assets securing such Indebtedness.


OPTIONAL REDEMPTION

     The Company will not have the right to redeem any Notes prior to December 1, 2007. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after December 1, 2007, upon not less than 30 days nor more than 60 days notice to each holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing December 1 of the years indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due but not yet paid on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest thereon to the Redemption Date:

YEAR                                                          PERCENTAGE
----                                                          ----------
2007........................................................   104.813%
2008........................................................   102.406%
2009 and thereafter.........................................   100.000%

     Until December 1, 2006 upon a Qualified Equity Offering, up to 35% of the aggregate principal amount of the Notes issued pursuant to the Indenture may be redeemed at the option of the Company within 90 days of such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the Notes to be redeemed, with cash from the Net Cash Proceeds of such Qualified Equity Offering, at 109.625% of the principal amount thereof (subject to the right of Holders of record on a Record Date to receive interest due but not yet paid on an Interest Payment Date that is on or prior to such Redemption
Date) together with accrued and unpaid interest thereon to the date of redemption; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes issued on the Issue Date remain outstanding.

     The Company also may, at its option, redeem the Notes, in whole but not in part, at a redemption price equal to 100% of the principal amount of the Notes, together with accrued and unpaid interest to the redemption date, if the Company has become or would become obligated to pay, on the next date on which any amount would be payable under or with respect to the Notes, any Additional Amounts as a result of any change in or amendment to the laws (or any regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or becomes effective on or after November 19, 2003. See "-- Additional Amounts."

     In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The Notes may be redeemed in part in multiples of $1,000 only.

     The Notes will not have the benefit of any sinking fund.

     Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Company. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Company defaults in the payment thereof.

CERTAIN COVENANTS

  OFFER TO REPURCHASE NOTES UPON A CHANGE OF CONTROL

     The Indenture provides that in the event that a Change of Control has occurred, the Company shall make an irrevocable and unconditional offer (the "Change of Control Offer") to repurchase all or any part of any Notes then outstanding (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest to the Change of Control Purchase Date. The Change of Control Offer shall be made within 10 Business Days following a Change of Control and shall remain open for 30 Business Days following its commencement (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

     As used herein, a "Change of Control" means (i) any merger, amalgamation or consolidation of the Company with or into any person or any sale, lease transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person, which as defined herein includes Messrs. Bradley J. Wechsler and Richard L. Gelfond, or their Related Parties) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (ii) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) (other than an Excluded Person) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Capital Stock of the Company then outstanding normally entitled to vote in elections of directors, or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.


     On or before the Change of Control Purchase Date, the Company will (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest) of all Notes so tendered and (iii) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion (but not including accrued but unpaid interest) of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

     The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management.

     The phrase "all or substantially all" of the assets of the Company will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred.

     No assurance can be given that the Company will have available sufficient funds to acquire Notes tendered pursuant to a Change of Control Offer. In the event that the Company is required to purchase outstanding Notes upon the occurrence of a Change of Control, the Company expects that it would seek third party financing to the extent that it does not have available funds to meet its purchase obligations. There can be no assurance that the Company would be able to obtain such financing.

     Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the terms hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Indenture or the Notes by virtue thereof.

  LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS

     The Indenture provides that, except as set forth in this covenant, the Company will not, and will not permit any of its Subsidiaries to incur, directly or indirectly, any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness.

     The immediately preceding paragraph will not prohibit the Company or any Guarantor from incurring Indebtedness if (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness and (ii) on the date of incurrence of such Indebtedness (the "Incurrence Date"), after giving effect on a pro forma basis to such incurrence and the use of proceeds thereof (including, if applicable, the Investment of such proceeds in Cash Equivalents), the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the Incurrence Date would be at least 2.0 to 1.0 (the "Debt Incurrence Ratio").

     For purpose of determining compliance with this covenant, in the event an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness, or is entitled to be incurred pursuant to the second paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence and to reclassify such item of Indebtedness as of the date of such reclassification in any manner that complies with the Indenture.

  LIMITATION ON RESTRICTED PAYMENTS

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing, (2) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the "Limitation on Incurrence of Additional Indebtedness" covenant, or (3) the aggregate amount of all Restricted Payments made by the Company and its Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (a) 50% of the aggregate Consolidated Net Income of the Company and its Subsidiaries for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), (b) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Capital Stock (including Qualified Capital Stock issued upon the exercise of options, warrants, or rights to purchase Qualified Capital Stock) or options, warrants or rights to purchase Qualified Capital Stock or of debt securities of the Company that have been converted into Qualified Capital Stock (other than (i) to a Subsidiary of the Company or (ii) to the extent applied in connection with a Qualified Exchange) after the Issue Date, (c) an amount equal to the net reduction in Investments (including by way of dividends, dispositions or repayments, or the release of a guarantee constituting a Restricted Payment) by the Company and its Subsidiaries subsequent to the Issue Date in any Unrestricted Subsidiary, but only to the extent such amount is not included in Consolidated Net Income, and (d) $20.0 million.

     The immediately preceding paragraph, however, will not prohibit (w) so long as no Default or Event of Default shall have occurred and be continuing or should occur as a consequence thereof, any Refinancing of Indebtedness otherwise permitted by clause (c) of the definition of "Permitted Indebtedness"; (x) the repurchase of Capital Stock of the Company or options to purchase Capital Stock of the Company from employees of the Company or any Subsidiary of the Company pursuant to the forms of agreements under which employees may purchase or are granted the option to purchase, shares of Capital Stock of the Company, (y) a Qualified Exchange, or (z) the payment of any dividend on Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. The full amount of any payment made pursuant to clauses (x) and (z) (but not pursuant to clauses (w) or (y)) of the immediately preceding sentence will be treated as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments made pursuant to the immediately preceding paragraph.

  LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Subsidiary of the Company to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Subsidiary of the Company, except

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

(a) restrictions imposed by the Notes or the Indenture or any other instrument governing debt securities of the Company incurred in compliance with the "Limitation on Additional Indebtedness" covenant that are not materially more restrictive, taken as a whole, than those contained in the Notes and the Indenture, (b) restrictions imposed by applicable law, (c) existing restrictions under Indebtedness outstanding on the Issue Date, (d) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of its Subsidiaries, which restrictions are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired, (e) any such restriction or requirement imposed by Indebtedness incurred under paragraph (b) of the definition of "Permitted Indebtedness" provided such restriction are not materially more restrictive, taken as a whole, than customary provisions in comparable financings, (f) restrictions with respect solely to a Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold, (g) customary restrictions on transfers of property contained in any security agreement (including a Capital Lease Obligation) securing Indebtedness of the Company or a Subsidiary otherwise permitted under the Indenture, (h) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (a), (c) or (d) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced, and (i) customary limitations on dispositions or distributions of assets or property that are subject to joint venture agreements or similar arrangements. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture shall in and of themselves be considered a restriction on the ability of the applicable Subsidiary to transfer such agreement or assets, as the case may be.

  LIMITATION ON LIENS SECURING INDEBTEDNESS

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the Issue Date or upon any income or profits therefrom, unless the Company provides, and causes its Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured. Any such Lien thereby created in favor of the Notes will be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien to which it relates.

  LIMITATION ON SALE OF ASSETS


     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Subsidiary of the Company), and including any sale or other transfer or issuance of any Equity Interests of any Subsidiary of the Company, whether by the Company or a Subsidiary or through the issuance, sale or transfer of Equity Interests by a Subsidiary of the Company, and including any sale and leaseback transaction, in a single transaction or through a series of related transactions, for an aggregate consideration net of out-of-pocket costs relating thereto (including without limitation, legal, accounting and investment banking fees and sales commissions), in excess of $1.0 million (any of the foregoing, an "Asset Sale"), unless (1) within 12 months after the date of such Asset Sale, an amount equal to the Net Cash Proceeds therefrom is (a) applied to the optional redemption of the Notes in accordance with the terms of the Indenture, (b) applied to the repurchase of the Notes pursuant to an irrevocable, unconditional cash offer (the "Asset Sale Offer") to repurchase Notes at a purchase price of 100% of the principal amount thereof (the "Asset Sale Offer Price") together with accrued and unpaid interest to the date of payment and to the repurchase or repayment of any Indebtedness that ranks equally with the Notes that has similar provisions requiring the repurchase or repayment of such Indebtedness as a result of the Asset Sale; provided that the offer to repurchase the Notes and the repurchase and repayment of such other Indebtedness shall be on a pro rata basis based upon the aggregate principal amount of Notes and such other Indebtedness then outstanding or (c) (i) invested in assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Subsidiary) which in the good faith reasonable judgment of the Board of Directors will immediately constitute or be a part of a Related Business of the Company or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (ii) used to permanently reduce Indebtedness permitted pursuant to paragraph (b) of the definition "Permitted Indebtedness" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is also permanently reduced by such amount), (2) at least 75% of the total consideration received for such Asset Sale or series of related Asset Sales consists of Cash or Cash Equivalents; provided that the Company and its Subsidiaries may engage in Asset Sales for consideration not in the form of cash or Cash Equivalents in amounts in excess of that permitted in this clause (2), so long as (x) such excess consideration is in the form of Fully Traded Common Stock, (y) the aggregate market value of such Fully Traded Common Stock received by the Company and its Subsidiaries (measured as of the date of receipt) from all Asset Sales in reliance on this proviso since the date of the Indenture that has not been converted into cash or Cash Equivalents does not exceed $10.0 million and (z) any Fully Traded Common Stock that is converted into cash or Cash Equivalents shall be applied as provided in this "Limitation on Sales of Assets" covenant, (3) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and (4) the Board of Directors of the Company determines in good faith that the Company or such Subsidiary, as applicable, receives fair market value for such Asset Sale.

     The Indenture provides that an acquisition of Notes pursuant to an Asset Sale Offer may be deferred beyond the 12 month period stipulated in "Limitation on Sale of Assets" until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth in clause (1)(b) of the immediately preceding paragraph (the "Excess Proceeds") exceeds $10.0 million and that each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply the Excess Proceeds plus an amount equal to accrued and unpaid interest to the purchase of all Notes and other Indebtedness properly tendered (on a pro rata basis if the Excess Proceeds are insufficient to purchase all Notes and other Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest) or other applicable price for other Indebtedness. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer and other Indebtedness tendered pursuant to a similar offer is less than the Excess Proceeds, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. For purposes of clause (2) of the immediately preceding paragraph, total consideration received means the total consideration received for such Asset Sales minus the amount of (a) Indebtedness which is not Subordinated Indebtedness assumed by a transferee which assumption permanently reduces the amount of Indebtedness outstanding on the Issue Date or permitted pursuant to paragraph (b) of the definition "Permitted Indebtedness" (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so reduced by such amount) and (b) property that within 30 days of such Asset Sale is converted into Cash or Cash Equivalents.

     The Company and its Subsidiaries may undertake the following actions without complying with the prior two paragraphs:

          (i) the Company and its Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory, receivables and notes receivable acquired and held for resale in the ordinary course of business;

          (ii) the sale, lease, transfer or other conveyance of all or substantially all of the assets of the Company, on a consolidated basis, will be governed by the provisions described under the covenants "Offer to Repurchase Notes Upon a Change of Control" and "Limitation on Merger, Sale or Consolidation" and not by the provisions of this covenant;

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

          (iii) the Company and its Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Subsidiary, as applicable;

          (iv) the Company and its Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or a Subsidiary;

          (v) the Company and its Subsidiaries may securitize their accounts receivable under long term system leases;

          (vi) the Company and its Subsidiaries may simultaneously exchange property or assets for other property or assets, provided that the property or assets received by the Company or Subsidiary have at least substantially equal fair market value to the Company or Subsidiary as the property or assets exchanged (as determined by the Board of Directors evidenced by a Board Resolution filed with the Trustee) and will immediately constitute or be part of a Related Business of the Company or such Subsidiary;

          (vii) a Subsidiary may issue Equity Interests of such Subsidiary;

          (viii) the Company may sell lease, transfer or otherwise convey, including by means of a merger or consolidation, all or any part of its motion simulation and attractions business, provided that it complies with the requirements of clause (4) of the first paragraph of this covenant;

          (ix) the Company and its Subsidiaries may sell or liquidate Cash Equivalents; and

          (x) the Company and its Subsidiaries may make Investments in Permitted Joint Ventures that qualify as Permitted Investments pursuant to clause (l) of the definition of Permitted Investments.

     All Net Cash Proceeds from an Event of Loss shall be invested, used for prepayment of Indebtedness, or used to repurchase Notes, all within the period and as otherwise provided above in clause 1(a) or 1(b) of the first paragraph of this section.

     Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the terms hereof, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES

     The Indenture provides that neither the Company nor any of its Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions, (other than Exempted Affiliate Transactions) (i) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate and, (ii) if involving consideration to either party in excess of $2.0 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction(s) has been approved by a majority of the members of the Board of Directors that are disinterested in such transaction and (iii) if involving consideration to either party in excess of $10.0 million, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from an independent investment banking firm of national reputation in the United States.

  LIMITATION ON MERGER, SALE OR CONSOLIDATION

     The Indenture provides that the Company will not, directly or indirectly, consolidate or amalgamate with or merge with or into another person or sell, lease, transfer or otherwise convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons or adopt a Plan of Liquidation, unless (i) either (a) the Company is the continuing entity or (b) the resulting, surviving or transferee entity or,
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

in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation is a corporation organized under the laws of the United States of America, or any state thereof or the District of Columbia, or Canada or any province or territory thereof and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; and (iii) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the "Limitation on Incurrence of Additional Indebtedness" covenant.

     Notwithstanding the previous paragraph, any Subsidiary may consolidate or amalgamate with, merge into or transfer all or part of its property and assets to the Company or another Guarantor.

     Upon any consolidation, amalgamation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a Plan of Liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or amalgamation or into which the Company is merged or to which such transfer is made or, in the case of a Plan of Liquidation, the entity which receives the greatest value from such Plan of Liquidation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and the Company shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

  LIMITATION ON STATUS AS INVESTMENT COMPANY

     The Indenture prohibits the Company and its Subsidiaries from being required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

  LIMITATION ON SALE AND LEASEBACK TRANSACTIONS

     The Indenture provides that the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction unless (a) immediately after giving pro forma effect to such Sale and Leaseback Transaction (the Attributable Value of such Sale and Leaseback Transaction being deemed to be Indebtedness of the Company, if not otherwise treated so pursuant to the definition of Indebtedness), the Company could incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant "Limitation on Incurrence of Additional Indebtedness,"
(b) such Sale and Leaseback Transaction complies with the covenant "Limitation on Sale of Assets" and (c) the Company or such Subsidiary could incur a Lien to secure Indebtedness in the amount of the Attributable Value of the Sale and Leaseback Transaction without equally and ratably securing the Notes.

  GUARANTEES

     If the Company or any of its Subsidiaries acquires or creates another North American Subsidiary on or after the date of the Indenture, then that newly acquired or created North American Subsidiary must become a Guarantor and execute a supplemental indenture.

     The Company will not permit any of its Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company or any Subsidiary thereof, other than Foreign Subsidiaries, unless such Subsidiary is a Guarantor or simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such

Subsidiary, which Guarantee shall be senior or equal to such Subsidiary's Guarantee of such other Indebtedness.


     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving person), another person, other than the Company or another Guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (a) the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia or Canada or any province or territory thereof and assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

             (b) such sale or other disposition or consolidation or merger complies with the covenant described above under the caption
        "-- Limitation on Asset Sales."

     The Note Guarantee of a Guarantor will be released:

          (1) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with the covenant described above under the caption "-- Limitation on Assets Sales;"

          (2) if the Company properly designates any Subsidiary that is a Guarantor as an Unrestricted Subsidiary under the Indenture; or

          (3) solely in the case of a Note Guarantee created pursuant to the second paragraph of this covenant, upon the release or discharge of the Guarantee which resulted in the creation of such Note Guarantee pursuant to this covenant "-- Guarantees," except a discharge or release by or as a result of payment under such Guarantee.

  PAYMENTS FOR CONSENT

     Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement, which solicitation documents will be mailed to all Holders of the Notes a reasonable amount of time prior to the expiration of such solicitation.

REPORTS

     The Company will file with the Trustee, to be provided to Holders of Notes, within 15 days of the required date of filing with the Commission, copies of its annual and quarterly reports and of the information, documents and reports which the Company or any Subsidiary is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. To the extent that the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission and provide to the Trustee, to be provided to the holders of the Notes, at the same time as if it were subject to such requirements, such annual and quarterly reports and such information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which it would be required to file with the Commission if it were subject to such requirements. The Company will also make such reports available to prospective purchasers of the Notes, securities analysts and broker-dealers upon their request.

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

ADDITIONAL AMOUNTS

     All amounts paid or credited by the Company under or with respect to the Notes, or by any Guarantor pursuant to its Note Guarantee, will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment, or other governmental charge imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having power to tax (hereinafter "Taxes"), unless the Company or such Guarantor, as the case may be, is required to withhold or deduct Taxes by law or by the interpretation or administration thereof by the relevant government authority or agency. If the Company or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment or credit made under or with respect to the Notes or Note Guarantees, the Company or such Guarantor will pay such additional amounts (the "Additional Amounts") as may be necessary so that the net payment or credit received by each owner of a beneficial interest in the Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder or owner of a beneficial interest in the Notes would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment or credit made to an owner of a beneficial interest in the Notes (i) with whom the Company does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment or credit, (ii) which is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding, use or ownership or deemed holding, use or ownership of the Notes or the receipt of payments or credits or enforcing any rights thereunder, (iii) which is subject to such Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Taxes, (iv) which failed to duly and timely comply with a timely request by the Company to provide information, documents, certification or other evidence concerning such Holder's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request could have resulted in the reduction or elimination of any Taxes as to which Additional Amounts would otherwise have been payable to such Holder of Notes but for this clause (iv), (v) which is a fiduciary, a partnership or not the beneficial owner of any payment on a Note, if and to the extent that any beneficiary or settlor of such fiduciary, any partner of such partnership or the beneficial owner of such payment (as the case may be) would not have been entitled to receive Additional Amounts with respect to such payment if such beneficiary, settlor, partner or beneficial owner had been the Holder of such Note or (vi) any combination of the foregoing clauses (i) through (v) (in each case referred to herein as an "Excluded Holder"). The Company or such Guarantor will also (1) make such withholding or deduction and (2) remit the full amount deducted or withheld to the relevant authority in accordance with and in the time required by applicable law. The Company will furnish the Holders of the Notes, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company, if reasonably available. In the event that the Company or such Guarantor fails to remit any taxes in respect of which Additional Amounts are payable, the Company or such Guarantor will indemnify and hold harmless each owner of a beneficial interest in the Notes (other than an Excluded Holder) and upon written request reimburse such owner of a beneficial interest in the Notes for the amount of (i) any Taxes levied on and paid by, such owner of a beneficial interest in the Notes as a result of payment made with respect to the Notes (including penalties, interest and expenses arising from or with respect to such Taxes) and (ii) any Taxes (including penalties, interest and expenses arising from or with respect to such Taxes) imposed with respect to payment of Additional Amounts or any reimbursement pursuant to this sentence.

     At least 30 days prior to each date on which any payment under or with respect to the Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payments, the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and setting forth such other information necessary to enable the Trustee to pay such Additional Amounts to Holders or owners of a beneficial interest in the Notes, as the case may be, on the payment date.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture will define an Event of Default as:

          (i) the failure by the Company to pay any installment of interest on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

          (ii) the failure by the Company to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise,

          (iii) the failure by the Company or any Subsidiary to observe or perform any other covenant or agreement contained in the Notes or the Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding (except in the case of a failure to make a Change of Control Offer, which shall constitute an Event of Default with such notice requirement but without such passage of time requirement),

          (iv) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Subsidiaries,

          (v) failure to perform or comply with the provisions described under "Limitation on Merger, Sale or Consolidation,"

          (vi) a default in Indebtedness of the Company or any of its Subsidiaries with an aggregate principal amount in excess of $10.0 million
     (a) resulting from the failure to pay principal or interest (after any applicable grace period) or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,

          (vii) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against the Company or any of its Subsidiaries and not stayed, bonded or discharged within 60 days, and

          (viii) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Note Guarantee.

     The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

     If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv) above relating to the Company or any Subsidiary), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal and premium, if any, determined as set forth below, and accrued interest thereon to be due and payable immediately. If an Event of Default specified in clause (iv), above, relating to the Company or any Subsidiary occurs, all principal and premium, if any, and accrued interest thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes at the time outstanding generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the Notes which have become due solely by such acceleration, have been cured or waived, except on default with respect to any provision requiring the approval of the Holder of each outstanding Note affected to amend.

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

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any default, except a default with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority, and except a default in the payment of principal of or interest on any Note not yet cured or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and the Company is required, upon becoming aware of any default or Event of Default, to deliver to the Trustee a statement specifying such default or Event of Default.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Indenture provides that the Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and all Note Guarantees, except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust funds; (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including nonpayment of principal, interest or premium, if any, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust;
(ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service, a ruling or (B) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and

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

based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) in the case of Legal Defeasance or Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in Canada reasonably acceptable to the Trustee confirming that (A) the Holders of such Notes will not recognize gain or loss for Canadian federal, provincial or territorial income tax purposes as a result of such deposit, defeasance or discharge and will be subject to Canadian federal, provincial and territorial income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred and (B) the interest, principal and other amounts paid or credited in respect of such Notes will not be subject to Canadian withholding tax as a result of such deposit, defeasance or discharge; (v) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, in the case of Legal Defeasance insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (vi) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that the conditions precedent provided for in, in the case of the Officers' Certificate, clauses (i) through (vii) and, in the case of the opinion of counsel, clauses (i) (with respect to the validity and perfection of the security interest), (ii), (iii), (iv) and (vi) of this paragraph have been complied with.

     If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company under the Indenture will be revived and no such defeasance will be deemed to have occurred.

AMENDMENTS AND SUPPLEMENTS

     The Indenture contains provisions permitting the Company and the Trustee to amend the Indenture or enter into a supplemental indenture without the consent of any Holder to cure any ambiguity, defect or inconsistency in the Indenture; comply with the provisions described under "Certain Covenants -- Limitation on Merger, Sale or Consolidation" and "Certain Covenants -- Guarantees"; comply with the requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; evidence and provide for the acceptance of appointment of a successor Trustee; provide for the issuance of Additional Notes in accordance with the Indenture; provide for uncertificated Notes in addition to certificated Notes; comply with the requirements of the Trustee or the Depositary; or make any change that does not adversely affect the rights of any Holder in any material respect or that, in the good faith judgment of the Board of Directors of the Company, would provide any additional benefit or rights to the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders. Without the consent of each Holder affected thereby, the Indenture may not be amended or supplemented: (i) to change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of

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

payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the Notes in a manner adverse to the Holders, or (ii) to reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or (iii) to modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or (iv) cause the Notes to become subordinate in right of payment to any other Indebtedness, or (v) except in accordance with the Indenture, release any Guarantor from its obligations under its Note Guarantee.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

     The Indenture provides that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of the Company or any successor entity shall have any personal liability in respect of the obligations of the Company under the Indenture or the Notes by reason of his or its status as such stockholder, employee, officer or director, except to the extent such person is the Company.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means, with respect to a specified person, (i) Indebtedness or Disqualified Capital Stock of any person existing at the time such person becomes a Subsidiary of the specified person, including by designation, or is merged, amalgamated or consolidated into or with the specified person or one of its Subsidiaries and (ii) Indebtedness secured by a Lien encumbering any asset at the time such asset is acquired by such specified person; provided that Acquired Indebtedness shall not include any Indebtedness incurred or secured in connection with, or in contemplation of, such other person merging, amalgamating or consolidating with or into or becoming a Subsidiary of such specified person.

     "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, amalgamation, consolidation, or other transfer, and whether or not for consideration.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, the term "control," as used with respect to any person, means the power to direct the management and policies of such person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided that beneficial ownership of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, of a person shall for such purposes be deemed to constitute control.

     "Attributable Value" means, as to any particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (whether or not such lease is terminable at the option of the lessee prior to the end of such term), including any period for which such lease has been, or may, at the option of the lessor, be extended, discounted from the last date of such term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the discounted present value of the rental obligations of such person, as lessee, required to be capitalized on the balance sheet of such person in conformity with generally accepted accounting principles.
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

     "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

     "Beneficial Owner" or "beneficial owner" has the meaning attributed to it in Rules l3d-3 and l3d-5 under the Exchange Act (as in effect on the Issue
Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

     "Capital Stock" means (a) with respect to any person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such person and (b) with respect to any person that is not a corporation, any and all partnership, membership or other equity interests of such person.

     "Capitalized Lease Obligation" means, as applied to any person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such person, as lessee, in conformity with generally accepted accounting principles, is required to be capitalized on the balance sheet of such person.

     "Cash Equivalent" means (a) marketable obligations of or obligations guaranteed by Canada or the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America or Canada, in each case with a Duration of three years or less, (b) marketable direct obligations issued by any state of the United States of America, any province of Canada or any political subdivision thereof having the highest rating obtainable from either Moody's Investors Service, Inc. ("Moody's"), Standard & Poor's Ratings Group ("S&P") or Dominion Bond Rating Service, Limited ("DBRS") and having a Duration of three years or less, (c) commercial paper, bankers acceptances, notes, bonds, debentures, repurchase agreements, call loans, guaranteed investment certificates and other similar instruments, in each case having a rating of investment grade by Moody's, S&P or DBRS, and in each case (other than with respect to commercial paper) having a Duration of three years or less, (d) certificates of deposit with a Duration of three years or less issued by United States commercial banks of recognized standing with capital, surplus and undivided profits aggregating in excess of US$100.0 million, (e) certificates of deposits issued or acceptances accepted by or guaranteed by a bank to which the Bank Act (Canada) applies or by any company licensed to carry on the business of a trust company in one or more provinces of Canada, in each case with capital, surplus and undivided profits aggregating in excess of Cdn$100.0 million, with a Duration of three years or less, (f) shares of money market funds that have assets in excess of US$100.0 million and that invest substantially all of their assets in Cash Equivalents of the kind described in clauses (a) through (e) above, (g) asset-backed securities rated AA or higher by Moody's, S&P or DBRS with a Duration of three years or less, and
(h) mortgage-backed securities rated AA or higher by Moody's, S&P or DBRS with a Duration of 3 years or less; provided that an Investment in (a) through (h) of this definition shall not be considered to be a Cash Equivalent if, as a result of giving effect thereto, (A) more than 20% of the aggregate Investments made pursuant to clauses (a) through (h) of this definition are rated "BBB" or below or (B) more than 10% of the aggregate Investments made pursuant to clauses (a) through (h) of this definition are made pursuant to clause (h) of this definition.

     "Consolidated Coverage Ratio" of any person on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA of such person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed
of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such person

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

(exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such person's Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation, (i) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period and any Operating Expense or Cost Reduction with respect to such Acquisition shall be accounted for in such calculation, (ii) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period, (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period, and (iv) the Consolidated Fixed Charges of such person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such person or any of its Subsidiaries is a party to an Interest Swap and Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

     "Consolidated EBITDA" means, with respect to any person, for any period, the Consolidated Net Income of such person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) consolidated income tax expense, (ii) consolidated depreciation and amortization expense (including any non-cash charges related to impairment of goodwill, other intangible assets and film assets, but excluding pre-paid cash expenses that were paid in a prior period), (iii) other non-recurring non-cash charges of such person and its Subsidiaries reducing Consolidated Net Income for such period and (iv) Consolidated Fixed Charges.

     "Consolidated Fixed Charges" of any person means, without duplication, for any period, as applied to any person, (A) the sum of (a) the aggregate of the interest expense on Indebtedness of such person and its consolidated Subsidiaries for such period, on a consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under Interest Swap and Hedging Obligations (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest, plus (b) the interest component of the Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such person and its consolidated Subsidiaries during such period minus (B) the cash interest income (exclusive of deferred financing fees) of such person and its consolidated subsidiaries during such period, in each case as determined in accordance with generally accepted accounting principles consistently applied.

     "Consolidated Net Income" means, with respect to any person for any period, the net income (or loss) of such person and its Subsidiaries (determined on a consolidated basis in accordance with generally accepted accounting principles) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) net gains or losses in respect of dispositions of assets other than in the ordinary course of business,
(b) any gains or losses from currency exchange transactions not in the ordinary course of business consistent with past practice, (c) any gains (but not losses) attributable to any extraordinary items not covered by clause (a) of this definition, (d) the net income, if positive, of any person, other than a Subsidiary, in which such person or any of its Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash or Cash Equivalents to such person or a Subsidiary of such person during such period, but in any case not in excess of such person's pro rata share of such person's net income for such period, (e) the net income or loss of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (f) the net income, if positive, of any of such person's Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by

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

operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary, (g) the cumulative effects of accounting changes,
(h) deductions resulting from the amortization of purchase accounting adjustments (i) any write-offs or write-downs of investments in film assets existing on the Issue Date and of assets comprising the Company's or its Subsidiaries' motion simulation and attractions business and (j), for purposes of the "Limitation on Restricted Payments" covenant, any expense attributable to warrants, options or rights to purchase Qualified Capital Stock issued in consideration for goods or services provided to the Company or its Subsidiaries.

     "Credit Agreement" means any credit agreement in existence on or entered into after the Issue Date, by and among the Company, certain of its Subsidiaries, certain financial institutions, providing for term loan facilities and/or revolving credit facilities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

          (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

          (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,

          (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by the covenant "Limitation on Incurrence of Additional Indebtedness," or

          (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

     "Default" means any event, occurrence or condition that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Capital Stock" means (a) except as set forth in clause (b) of this definition, with respect to any person, any Equity Interest of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Equity Interest other than any common equity with no preference, privileges, or redemption or repayment provisions; provided that any Equity Interest that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Equity Interest upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Equity Interest are no more favorable to the holders of such Equity Interest than the provisions contained in "-- Certain Covenants -- Limitations on Sale of Assets" and "-- Certain Covenants -- Offer to Repurchase Notes Upon a Change of Control" and such Equity Interest specifically provides that (i) such person will not repurchase or redeem any such Equity Interest pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to "-- Certain Covenants -- Limitation on Sale of Assets" and "-- Certain
Covenants -- Offer to Repurchase Notes Upon a Change of Control" and (ii) in the case of an Asset Sale Offer, such repurchase or redemption shall not exceed such Excess Proceeds, less the principal amount of Notes tendered in such Asset Sale Offer.

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

     "Duration" means, with respect to any given financial instrument, (i) the weighted average of the time to payment of each payment required to be made on a date certain with respect to such financial instrument, the weights being the present value of each such payment (calculated at the financial instrument's yield as of the date of acquisition by the Company or any Subsidiary) as a percentage of the total present value all such payments (calculated at the financial instrument's yield as of the date of acquisition by the Company or any Subsidiary) divided by (ii) one plus the yield (as of the date of acquisition by the Company or any Subsidiary) of such financial instrument.

     "Equity Interest" of any person means Capital Stock of such person and all warrants, options or other rights to acquire Capital Stock of such person (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock (and which is not otherwise Capital Stock)).

     "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

     "Excluded Person" means, Messrs. Bradley J. Wechsler and Richard L. Gelfond, or their Related Parties.

     "Exempted Affiliate Transaction" means (a) reasonable fees and compensation paid and indemnity provided pursuant to (including issuances of securities or other payments, awards or grants in cash, securities or otherwise) customary employee compensation arrangements (including, without limitation, stock option and stock ownership plans) approved by a majority of independent (as to such transactions) members of the Board of Directors of the Company, (b) Restricted Payments permitted to be made under the Indenture, (c) transactions solely between the Company and any of its Subsidiaries or solely among Subsidiaries of the Company, (d) the payment of reasonable and customary fees to and the provision of indemnity on behalf of directors of the Company who are not employees of the Company, (e) payments pursuant to any agreement in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Company or its Subsidiaries, as the case may be, than the original agreement as in effect on the Issue Date; (f) loans advanced to employees and officers of the Company and its Subsidiaries not in excess of $1.0 million at any time outstanding; and (g) sales or other transfers of Qualified Capital Stock.

     "Foreign Subsidiary" means any Subsidiary of the Company that is not a North American Subsidiary.

     "Fully Traded Common Stock" means common stock issued by any corporation if
(A) such common stock is listed on either The New York Stock Exchange, The American Stock Exchange, The Toronto Stock Exchange, or is included for trading privileges in the Nasdaq National Market; and (B) such common stock does not constitute more than 15% of the issued and outstanding common stock of such corporation held by Persons other than 10% holders of such common stock and Affiliates and insiders of such corporation.

     "Generally accepted accounting principles" means, as at any date of determination, generally accepted accounting principles in the United States and which are applicable as of the date of determination.

     "Guarantee" means, as to any person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another person.

     "Guarantors" means:

          (1) each direct or indirect North American Subsidiary of the Company on the date of the Indenture; and

          (2) any other Subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

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

and their respective successors and assigns until release from their obligations under their Note Guarantees and the Indenture in accordance with the terms of the Indenture.

     "incur" shall mean to issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise, any Indebtedness (and, as appropriate, an "incurrence" shall have a correlative meaning). Notwithstanding the foregoing, the accretion or amortization of original issue discount and any accruals of interest on any Indebtedness shall not be deemed an incurrence of Indebtedness.

     "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with generally accepted accounting principles, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable or account payable to trade creditors that are not more than 120 days past their original due date or which are being contested in good faith by appropriate proceeding,
(iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) relating to any Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities and obligations of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person; (d) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b) or (c), or this clause (d), whether or not between or among the same parties; and (e) all Disqualified Capital Stock of such person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock. Indebtedness shall not include any (1) obligation of any person arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within five business days, or (2) liability for federal, provincial, state, local or other taxes except to the extent otherwise included in the definition of "Indebtedness." Guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of the aggregate amount of Indebtedness incurred shall not also be included in such determination.

     "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

     "Investment" by any person in any other person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership

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interests or other securities, including any options or warrants, of such other person; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness of the Company to the extent permitted by the covenant "Limitation on Incurrence of Additional Indebtedness," the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; and (d) the making of any capital contribution by such person to such other person. Any property transferred to an Unrestricted Subsidiary from the Company or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer, provided, however, if in any such case such fair market value exceeds $1.0 million, such determination of fair market value shall be certified in an Officer's Certificate.

     "Issue Date" means the date of first issuance of the Notes under the Indenture.

     "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

     "Net Cash Proceeds" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Capital Stock and by the Company and its Subsidiaries in respect of an Asset Sale or Event of Loss plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale, Event of Loss or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and amounts deemed, in good faith, appropriate by the Board of Directors of the Company to be provided as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with such assets that are the subject of such Asset Sale.

     "North American Subsidiary" means any Subsidiary of the Company, as defined in clauses (i) and (ii) only of the definition of Subsidiary, that was formed under the laws of the United States or any state of the United States or the District of Columbia or under the laws of Canada or any province or territory thereof, excluding Big Frame Theatre Limited Partnership so long as that entity is not a Subsidiary as defined in clause (i) of the definition of Subsidiary.

     "Operating Expense or Cost Reduction" means with respect to the calculation of a Consolidated Coverage Ratio, an operating expense or cost reduction with respect to an Acquisition, which, in the good faith estimate of management, will be realized as a result of such Acquisition, provided that the foregoing eliminations of operating expenses and realizations of cost reductions shall be of the types permitted to be given effect to in accordance with Article 11 of Regulation S-X under the Exchange Act as in effect on the Issue Date.

     "Permitted Indebtedness" means any of the following:

          (a) Indebtedness of the Company and the Guarantors evidenced by the Notes and related Note Guarantees and represented by the Indenture, issued on the Issue Date;

          (b) Indebtedness of the Company and its Subsidiaries (including pursuant to a Credit Agreement and including any Indebtedness issued to refinance, refund or replace such Indebtedness) provided that the aggregate principal amount of such Indebtedness outstanding at any time does not

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     exceed the greater of (a) $30.0 million minus the amount of any such
     Indebtedness retired with Net Cash Proceeds from any Asset Sale or assumed by a transferee in an Asset Sale and (b) 15% of Total Assets of the Company;

          (c) Refinancing Indebtedness with respect to (i) any Indebtedness described in clause (a) of this definition, (ii) incurred under the Debt Incurrence Ratio test of the covenant "Limitation on Incurrence of Additional Indebtedness," (iii) incurred under this clause (c) or (iv) which is outstanding on the Issue Date so long as such Refinancing Indebtedness, if secured, is secured only by the assets that secured the Indebtedness so refinanced;

          (d) Interest Swap and Hedging Obligations of the Company and its Subsidiaries that are incurred for the purpose of fixing or hedging interest rate or currency risk of the Company and its Subsidiaries and not incurred for the purpose of speculation;

          (e) Indebtedness of the Company and its Subsidiaries solely in respect of performance, surety or appeal bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), and letters of credit and letters of guarantee, all incurred in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry;

          (f) Indebtedness of the Company to any Wholly Owned Subsidiary, and Indebtedness of a Subsidiary to any other Wholly Owned Subsidiary or to the Company; provided that, in the case of Indebtedness of the Company, such obligations shall be unsecured and subordinated in all respects to the Company's obligations pursuant to the Notes and the date of any event that causes such Subsidiary to no longer be a Wholly Owned Subsidiary shall be an Incurrence Date;

          (g) Indebtedness of the Company and its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Subsidiary pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition or, in the case of performance bonds, incurred in connection with the sale or leasing of systems in the ordinary course of business;

          (h) additional Indebtedness of the Company or any Guarantor not to exceed $35.0 million in aggregate principal amount at any one time outstanding; and

          (i) Indebtedness of the Company and its Subsidiaries existing on the Issue Date not to exceed the amount outstanding on such date.

     "Permitted Investment" means (a) Investments in any of the Notes; (b) Investments in Cash Equivalents; (c) Investments in intercompany notes to the extent permitted to be incurred under clause (f) of the definition of "Permitted Indebtedness"; (d) any Investment in a Subsidiary of the Company, any Investment in the Company so long as the Company receives the proceeds of such Investment, or any Investment in a person in a Related Business, which, after such Investment, becomes a Subsidiary of the Company; (e) loans or advances to employees of the Company or a Subsidiary made in the ordinary course of business, (f) stock obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments, (g) Investments received in connection with an Asset Sale in accordance with the covenant "Limitation on Sale of Assets," (h) Investments of the Company or any Subsidiary in effect on the Issue Date, (i) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers, (j) Investments the payment for which consists exclusively of Qualified Capital Stock of the Company, (k) other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (k) that are outstanding (after giving effect to any such Investments that are returned to the Company or the Subsidiary that made such prior Investment, without restriction, in cash

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or consideration similar to the consideration originally used to make such
Investment on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (k) in such Person) at any time does not in the aggregate exceed $25.0 million (measured by the value attributed to the Investment at the time made), and (l) Investments in Permitted Joint Ventures pursuant to this clause (l), provided that either (1)(i) the Company or its Subsidiaries have the ability to liquidate their Investment in such Permitted Joint Venture, without penalty to the Company or its Subsidiaries, within three years of giving notice of their intention to do so, (ii) in the good faith opinion of an executive officer of the Company, each of the other holders of Equity Interests in the Permitted Joint Venture is contributing consideration to the Permitted Joint Venture in relation to such holder's economic interest in the Permitted Joint Venture which is at least equal to the consideration being contributed to the Permitted Joint Venture by the Company or a Subsidiary in relation to its economic interest in the Permitted Joint Venture (provided, that in making his or her determination pursuant to this clause (ii), such executive officer may take into account better than normal profits which may be derived from the Company's other businesses as a result of such Investment), and (iii) the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the date of such Investment, after giving effect on a pro forma basis to such Investment, would be at least 2.0 to 1 or
(2) the Consolidated Coverage Ratio of the Company for the Reference Period immediately preceding the date of such Investment, after giving effect on a pro forma basis to such Investment, would be at least 3.0 to 1.

     "Permitted Joint Venture" means any joint venture arrangement (which may be structured as an unincorporated joint venture, corporation, partnership, association or limited liability company) (i) in which the Company and its Subsidiaries own at least 20% but less than 50% of the ownership interest thereof and (ii) which engages only in a Related Business.

     "Permitted Lien" means (a) Liens created in connection with the incurrence of Indebtedness permitted by clause (b) of the definition "Permitted Indebtedness"; (b) Liens existing on the Issue Date; (c) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with generally accepted accounting principles; (d) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (i) the underlying obligations are not overdue for a period of more than 30 days, or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company in accordance with generally accepted accounting principles; (e) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(f) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(g) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (h) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (i) Liens securing the Notes; (j) Liens securing Indebtedness of a person existing at the time such person becomes a Subsidiary or is merged with or into the Company or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any assets other than those acquired; (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Subsidiaries or materially detracting from the value of the relative assets of the Company or any Subsidiary; (l) Liens arising from precautionary Uniform Commercial Code financing statement or similar filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business;
(m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured

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in a manner no more adverse to the Holders of the Notes than the terms of the
Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property, (n) Liens in favor of the Company or any Subsidiary, (o) Liens securing obligations under Interest Swap and Hedging Obligations permitted to be incurred under the Indenture, (p) Liens created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, government contracts, performance bonds and other obligations of a like nature incurred in the ordinary course of business, (q) Liens in favor of customs and revenue authorities, arising as a matter of law to secure payment of customs duties in connection with the importation of goods and (r) Liens in connection with securitizations of accounts receivable under long term system leases.

     "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

     "Qualified Equity Offering" means any offering of Qualified Capital Stock of the Company for cash of which the gross proceeds to the Company are at least $30.0 million.

     "Qualified Exchange" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock or Indebtedness of the Company with the Net Cash Proceeds received by the Company from the substantially concurrent sale (other than from or to a Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of Qualified Capital Stock or any exchange of Qualified Capital Stock for any Capital Stock or Indebtedness of the Company.

     "Reference Period" with regard to any person means the most recently ended four full fiscal quarters, for which financial statements are available immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or the Indenture.

     "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal ((a) and (b) above are, collectively, a "Refinancing") of any Indebtedness or Disqualified Capital Stock in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the (A) lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with generally accepted accounting principles) at the time of such Refinancing, plus (B) the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness being so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such Refinancing by means of a tender offer or privately negotiated repurchase and plus (C) the expenses of the Company or the Subsidiary, as the case may be, incurred in connection with such Refinancing; provided, that (A) such Refinancing Indebtedness of any Subsidiary of the Company shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Subsidiary, (B) such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such Refinancing and (y) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness or Disqualified Capital Stock to be refinanced and (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness or Disqualified Capital Stock to be so refinanced.

     "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are related, similar or ancillary businesses.

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

     "Related Party" means: (1) the spouse or an immediate family member, estate or heir of Bradley J. Wechsler or Richard L. Gelfond; or (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Bradley J. Wechsler, Richard L. Gelfond and/or such other Persons referred to in the immediately preceding clause (1).

     "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such person or any parent or Subsidiary of such person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such person or any Subsidiary or direct or indirect parent of such person (other than any such Equity Interests owned by such person or any Subsidiary), (c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such person or a parent or Subsidiary of such person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and (d) any Investment by such person, other than a Permitted Investment; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock or in options, warrants or other rights to acquire Qualified Capital Stock of such issuer; or (ii) any dividend, distribution or other payment to the Company, or to any of its Subsidiaries, by the Company or any of its Subsidiaries (or, in the case of payment by any non-Wholly Owned Subsidiary, to any other holder of Equity Interests of such non-Wholly Owned Subsidiary on a pro rata basis). If (x) the Company or a Subsidiary of the Company issues, transfers, conveys, leases or otherwise disposes of any shares of Capital Stock of a Subsidiary of the Company or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock of a Subsidiary of the Company, and as a result of such transaction or as a result of the exercise, conversion or exchange of such securities, options, warrants, rights or other interest such Subsidiary would cease to be a Subsidiary, or (y) the Company or a Subsidiary of the Company issues, transfers, conveys, leases or otherwise disposes of any shares of Capital Stock or ownership interests of a Permitted Joint Venture which complies with the provisions of clauses (l)(1)(i) or (l)(2) of the definition of Permitted Investment or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to, Capital Stock or ownership interests of a Permitted Joint Venture, or permits such a Permitted Joint Venture to issue any shares of Capital Stock or ownership interests of such Permitted Joint Venture or securities convertible or exchangeable into, or options, warrants, rights or any other interest with respect to Capital Stock of or ownership interests, in such Permitted Joint Venture, the Company shall be deemed to have made a Restricted Payment in an amount equal to its net investment in such Subsidiary or Permitted Joint Venture unless, after giving effect to such issuance, transfer, conveyance, lease or disposition, the former Subsidiary shall be or the Permitted Joint Venture shall continue to be, a Permitted Joint Venture which complies with the provisions of clauses (l)(1)(i) or (l)(2) of the definition of Permitted Investment.

     "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 90 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

     "Stated Maturity," when used with respect to any Note, means December 1, 2010.

     "Subordinated Indebtedness" means Indebtedness of the Company that is subordinated in right of payment to the Notes in any respect.

     "Subsidiary" means, with respect to any person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the

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time owned or controlled, directly or indirectly, by such person or one or more of the other Subsidiaries of that person (or a combination thereof), (ii) any partnership (a) the sole general partner or the managing general partner of which is such person or a Subsidiary of such person or (b) the only general partners of which are such person or of one or more Subsidiaries of such person (or any combination thereof) or (iii) any other person not described in clauses
(i) and (ii) above in which such person, or one more other Subsidiaries of such person or such person and one or more other Subsidiaries thereof, directly or indirectly, has a 50% ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and other affairs thereof. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of the Company or of any Subsidiary of the Company.

     "Total Assets" means, with respect of any person, as of any date, the consolidated total assets of such person less the amount by which the goodwill of such person exceeds 10% of total assets of such person, each as determined in accordance with generally accepted accounting principles.

     "Total Common Equity" of any person means, as of any of determination, the product of (i) the aggregate number of outstanding primary shares of Capital Stock of such person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Capital Stock of such person) and (ii) the average Closing Price of such Capital Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (ii) of the preceding sentence shall be determined by the Board of Directors of the Company in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee.

     "Unrestricted Subsidiary" means (i) any Subsidiary designated by the Board of Directors of the Company as an Unrestricted Subsidiary and (ii) any Subsidiary of an Unrestricted Subsidiary. An Unrestricted Subsidiary may be designated pursuant to an Officers' Certificate (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as; (i) neither the Company nor any Subsidiary (a) provides credit support for, or guarantee of, and Indebtedness of such Subsidiary or any Subsidiary of such Subsidiary, (including any undertaking or agreement in respect of such debt) or
(b) is directly or indirectly liable for any Indebtedness of such Subsidiary or any Subsidiary of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary or any Subsidiary of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company of any Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of the "Limitation on Restricted Payments" covenant, (iv) neither the Company nor any Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time from persons who are not Affiliates of the Company, and (v) neither the Company nor any other Subsidiary, has any obligation (a) to subscribe for additional Equity Interests in such Subsidiary, or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a certified resolution with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Subsidiary if, immediately after giving effect to such designation, there would be no Default or Event of Default under the Indenture and the Company could incur $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio test under the "Limitation on Incurrence of Additional Indebtedness" covenant.

     "U.S. Government Obligations" means direct non-callable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the

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nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" means a Subsidiary all the Equity Interests of which are owned by the Company or one or more wholly owned Subsidiaries of the Company.

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                         BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth below, the Notes (as defined in the section entitled "Description of the Notes") will be issued in registered, global form in minimum denominations of $1,000 stated principal amount at maturity and integral multiples of $1,000 in excess of $1,000. Notes will be issued at the closing of the exchange offer only against surrender of old notes.

     The Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "-- Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of the Notes in certificated form.

     Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream"), which may change from time to time.

DEPOSITORY PROCEDURES

     The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the respective systems or their participants directly to discuss these matters. DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers of the Notes (the "Initial Purchasers")), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it:

          (1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the Initial Purchasers with portions of the principal amount at maturity of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the

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procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose. Payments in respect of the principal of, and interest and premium, if any, and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any of the Company's or the Trustee's agents has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

     DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount at maturity of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Transfers between the Participants will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes described herein, crossmarket transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries, however, such crossmarket transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

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     DTC has advised us that it will take any action permitted to be taken by a
Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to the Participants.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

     A Global Note is exchangeable for definitive notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

     In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

EXCHANGE OF CERTIFICATED NOTES FOR GLOBAL NOTES

     Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

SAME DAY SETTLEMENT AND PAYMENT

     The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Holders of the Global Note. The Company will make all payments of principal, interest and premium, if any, and additional interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. All payments will be made in United States dollars. The Notes represented by the Global Notes are expected to be eligible to trade in The Portal Market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

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

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

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                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

U.S. FEDERAL INCOME TAX CONSIDERATIONS


     The following is a general discussion of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of notes by a U.S. Holder (as defined below). This entire discussion constitutes the opinion of Shearman & Sterling LLP, United States counsel to IMAX Corporation. The written opinion of Shearman & Sterling LLP has been filed as an exhibit to the registration statement of which this prospectus forms a part. The discussion below applies only to notes held as capital assets, within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended, (the "Code"), by investors who purchase the notes in the offering at the offering price. This summary is intended for general information only, and does not discuss all of the tax consequences that may be relevant to a U.S. Holder and does not discuss the tax consequences applicable to particular classes of U.S. Holders that may be subject to special tax rules, such as dealers in securities or currencies, traders in securities that elect mark to market, banks, tax-exempt organizations, partnerships, S corporations, life insurance companies, persons that hold notes as part of a hedge, or as part of a straddle or conversion transaction, taxpayers subject to the alternative minimum tax or whose functional currency is not the U.S. dollar. This summary also does not address the tax consequences to shareholders, partners or beneficiaries in any entity that holds notes. In addition, this summary does not describe any foreign, state or local tax considerations. Investors who purchase the notes at a price other than the offering price should consult their tax advisors as to the possible applicability to them of the amortizable bond premium or market discount rules. This summary is based on the Code, its legislative history, existing and proposed U.S. Treasury regulations thereunder, published rulings by the Internal Revenue Service ("IRS") and court decisions, all as currently in effect and all subject to change at any time, possibly with retroactive effect.


     YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE CONSEQUENCES, IN YOUR PARTICULAR CIRCUMSTANCES, UNDER THE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION, OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF NOTES.

     For the purposes of this summary, a U.S. Holder is a beneficial owner that is:

     - an individual citizen or resident of the United States for U.S. federal income tax purposes;

     - a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision of the United States;

     - an estate that is subject to U.S. federal income tax without regard to the source of its income; or

     - a trust if (i) a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, or (ii) the trust has elected to be treated as a United States person under applicable U.S. Treasury regulations.


     The exchange of an old note for a note in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. As a result, a U.S. Holder will not recognize any gain or loss upon exchanging an old note for a note. The holding period of the note will include the holding period of the old note exchanged, and the adjusted tax basis of the note received will be the same as the adjusted tax basis immediately before the exchange of the old note.


     For U.S. federal income tax purposes, interest on a note generally will be taxable to a U.S. Holder as ordinary income at the time received or accrued, in accordance with such U.S. Holder's method of accounting for tax purposes. Such interest will generally constitute foreign source income, and, with certain exceptions, will be "passive" or "financial services" income for purposes of the U.S. foreign tax credit.

     Upon the sale or exchange of a note (other than the exchange of an old note for a note, as described above), a U.S. Holder will recognize gain or loss, if any, for U.S. federal income tax purposes equal to the difference between the amount realized on such sale or exchange (other than amounts received that are attributable to accrued but unpaid interest and taxed as interest) and such U.S. Holder's adjusted tax basis
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

in the note. Such gain or loss generally will constitute U.S. source capital gain or loss, and will be long-term capital gain or loss if the note was held by such U.S. Holder for more than one year. A U.S. Holder's ability to deduct capital losses against ordinary income is subject to limitations.

     Information reporting of payments of principal and interest within the United States to non-corporate U.S. Holders generally will be made on Internal Revenue Service Form 1099, including payments made by wire transfer from outside the United States to an account in the United States and the payment of proceeds from the sale of a note effected at a United States office of a broker.

     A U.S. Holder may be subject to backup withholding tax with respect to interest paid on the notes and to proceeds from the sale, exchange, redemption or retirement of the note, unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number, certifies that it has not lost its exemption from backup withholding or has not been notified by the IRS that it has failed to report any interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. A holder of a note who does not provide us with the holder's correct taxpayer identification number may be subject to penalties imposed by the IRS.

     Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the holder's U.S. federal income tax liability.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     The following summary describes the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the "ITA") as of the date of this prospectus generally applicable to a holder who acquires notes on the exchange of old notes (the "Exchange") and who, for the purposes of the ITA and at all relevant times, is not (and is not deemed to be) resident in Canada, deals at arm's length with IMAX, does not (and is not deemed to) use or hold the notes in, or in the course of, carrying on a business in Canada, and is not an insurer that carries on an insurance business in Canada and elsewhere (a "Holder"). For the purposes of this summary, any reference to notes shall not include the Additional Notes (as defined in "Description of the Notes").

     This summary is based on the current provisions of the ITA, the regulations thereunder, all specific proposals to amend the ITA and such regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (which amendments this summary presumes are enacted in their current form), and IMAX's understanding of the published administrative practices of the Canada Customs and Revenue Agency. This summary does not otherwise take into account any change in law or administrative practice, whether by judicial, governmental, legislative or administrative action, nor does it take into account provincial, territorial or foreign income tax consequences, which may vary from the Canadian federal income tax considerations described herein.

     THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT, AND SHOULD NOT BE INTERPRETED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER AND NO REPRESENTATION IS MADE WITH RESPECT TO THE CANADIAN FEDERAL INCOME TAX CONSEQUENCES TO ANY PARTICULAR HOLDER. ACCORDINGLY, HOLDERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

     Under the ITA, the payment by IMAX of interest, principal or premium (if any) on the notes to a Holder will be exempt from Canadian withholding tax, and no other taxes on income (including taxable capital gains) under the ITA will be payable by a Holder in respect of the Exchange, ownership or disposition of the notes.

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                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of notes by broker-dealers. Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the notes. Any broker-dealer that resells notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date of the exchange offer, we will promptly send a reasonable amount of additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that is entitled to use such documents and that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act. We note, however, that in the opinion of the SEC, indemnification against liabilities under federal securities laws is against public policy and may be unenforceable.

     The notes have not been and will not be qualified for distribution under the securities laws of any province or territory of Canada and are being offered and sold in Canada only in reliance on available prospectus exemptions.

                                 LEGAL MATTERS

     Certain United States legal matters in connection with the validity of the notes and the accompanying guarantees will be passed upon for us by Shearman & Sterling LLP, Toronto, Ontario and New York, New York. We have been advised as to certain Canadian legal matters by McCarthy Tetrault LLP, Toronto, Ontario and New York, New York.

                                    EXPERTS

     The financial statements as of December 31, 2001 and 2002 and for each of the three years in the period ended December 31, 2002 incorporated by reference into this prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                        85
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                      WHERE YOU CAN FIND MORE INFORMATION


     We file annual reports, quarterly reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information, or obtain copies of the information by mail, at the following location of the SEC:


                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                              Washington, DC 20549

     You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

     The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like IMAX, who file electronically with the SEC. The address of the site is www.sec.gov.

     In addition, we are subject to the filing requirements prescribed by the securities legislation of all Canadian provinces. These filings are available electronically from the Canadian System for Electronic Document Analysis and Retrieval at www.sedar.com, which is commonly known by the acronym "SEDAR."

     We are "incorporating by reference" into this prospectus certain information contained in documents we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus. The following information and documents, which have been filed by us with the SEC, are incorporated by reference into this prospectus:


     - annual report on Form 10-K for the fiscal year ended December 31, 2003;


     - definitive proxy statement on Schedule 14A, dated April 30, 2003; and


     - current report on Form 8-K, dated March 11, 2004.



     All documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act from the date of this prospectus to 180 days after the completion of the exchange offer shall also be deemed to be incorporated by reference into and will automatically update information in this prospectus. Current reports on Form 8-K containing only Regulation FD disclosure furnished pursuant to Item 9 of Form 8-K or disclosure regarding a completed quarterly or annual fiscal period furnished pursuant to Item 12 of Form 8-K shall not be deemed to be incorporated by reference into this prospectus except to the extent we specifically state in such Form 8-K that the disclosure in such report is to be incorporated by reference into this prospectus.


     Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference into this prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

        G. Mary Ruby
        Senior Vice President, Legal Affairs and Corporate Secretary
        IMAX Corporation
        2525 Speakman Drive
        Sheridan Park
        Mississauga, Ontario, L5K 1B1
        Tel: (905) 403-6500
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     Exhibits to the filings will not be sent unless those exhibits have specifically been incorporated by reference into this prospectus.

     Except as provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

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                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 124 of the Canada Business Corporations Act ("CBCA") and Section 7 of the IMAX Corporation's By-Law No. 1 provide for the indemnification of directors and officers of the IMAX Corporation (the "Corporation"). Under these provisions, the Corporation shall indemnify a director or officer of the Corporation (or a former director or officer) against all costs, charges and expenses, including amounts paid to settle an action or satisfy a judgment, reasonably incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding (other than in respect of an action by or on behalf of the Corporation to procure a judgment in its favor) to which such individual is made a party by reason of his position with the Corporation, if he fulfills the following two conditions: (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. In respect of an action by or on behalf of the Corporation to procure a judgment in its favor, the Corporation, with the approval of a court, may indemnify a director or officer of the Corporation (or a former director or officer) against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, a director or officer of the Corporation (or a former director or officer) is entitled to indemnification from the Corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the Corporation if he was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and he fulfills the conditions in clauses (a) and (b) of the second sentence of this paragraph.

     Section 7.4 of IMAX Corporation's By-Law No. 1 also provides that, to the extent permitted by law, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipt or act for conformity or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or body corporate with whom or which any moneys, securities or other assets belonging to the Corporation shall be lodged or deposited or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to act honestly and in good faith with a view to the best interests of the Corporation and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

     The Corporation maintains directors' and officers' liability insurance subject to deductibles in respect of SEC claims and claims for wrongful acts against insured persons.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

     See the index to exhibits that appears immediately following the signature pages of this registration statement.

     (b) Financial Statement Schedules

     Financial Statement Schedule II- Valuation and Qualifying Accounts for each year in the three-year period ended December 31, 2002, incorporated by reference to IMAX Corporation's Form 10-K for the year ended December 31, 2002, file no. 000-24216.

ITEM 22.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) That for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the registrants' annual report, as applicable, pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

          (3) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation, pursuant to the provisions described in Item 20 above, or otherwise, the Corporation has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that the claim for indemnification against such liabilities (other than the payment by the Corporation of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, each registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on May 4, 2004.


                                  IMAX CORPORATION
                                  1329507 ONTARIO INC.

                                  3D SEA II LTD.

                                  924689 ONTARIO INC.
                                  DAVID KEIGHLEY PRODUCTIONS 70MM INC.
                                  IMAX (TITANIC) INC.
                                  IMAX (TITANICA) LTD.
                                  IMAX CHICAGO THEATRE LLC,
                                    BY ITS MANAGING MEMBER IMAX THEATRE
                                    HOLDING (CALIFORNIA I) CO.
                                  IMAX FILM HOLDING CO.
                                  IMAX FORUM RIDE, INC.
                                  IMAX II U.S.A. INC.
                                  IMAX INDIANAPOLIS LLC
                                  IMAX MINNESOTA HOLDING CO.
                                  IMAX MUSIC LTD.
                                  IMAX PICTURES CORPORATION
                                  IMAX PROVIDENCE GENERAL PARTNER CO.
                                  IMAX PROVIDENCE LIMITED PARTNER CO.
                                  IMAX RHODE ISLAND LIMITED PARTNERSHIP,
                                    BY ITS GENERAL PARTNER IMAX PROVIDENCE
                                    GENERAL PARTNER CO.
                                  IMAX SANDDE ANIMATION INC.
                                  IMAX SCRIBE INC.
                                  IMAX SPACE LTD.
                                  IMAX THEATRE HOLDING (BROSSARD) INC.
                                  IMAX THEATRE HOLDING (CALIFORNIA I) CO.
                                  IMAX THEATRE HOLDING (CALIFORNIA II) CO.
                                  IMAX THEATRE HOLDING (NYACK I) CO.
                                  IMAX THEATRE HOLDING (NYACK II) CO.
                                  IMAX THEATRE HOLDING CO.
                                  IMAX THEATRE HOLDINGS (OEI) INC.
                                  IMAX THEATRE MANAGEMENT (SCOTTSDALE), INC.
                                  IMAX THEATRE MANAGEMENT COMPANY
                                  IMAX THEATRE SERVICES LTD.
                                  IMAX U.S.A. INC.
                                  IMMERSIVE ENTERTAINMENT INC.
                                  MIAMI THEATRE LLC,
                                    BY ITS MANAGING MEMBER IMAX THEATRE
                                    HOLDING (CALIFORNIA I) CO.
                                  MITEY CINEMA INC.
                                  MOUNTAINVIEW THEATRE MANAGEMENT LTD.
                                  NYACK THEATRE LLC,
                                    BY ITS MANAGING MEMBER IMAX THEATRE
                                    HOLDING (NYACK I) CO.
                                  PANDA PRODUCTIONS INC.
                                  RIDEFILM CORPORATION

                                  RPM PICTURES LTD.
                                  SACRAMENTO THEATRE LLC,
                                    BY ITS MANAGING MEMBER IMAX THEATRE
                                    HOLDING (CALIFORNIA I) CO.
                                  SONICS ASSOCIATES, INC.
                                  STARBOARD THEATRES LTD.
                                  STRATEGIC SPONSORSHIP CORPORATION
                                  TANTUS FILMS LTD.
                                  TANTUS II FILMS LTD.

                                  TAURUS-LITTROW PRODUCTIONS INC.

                                  WIRE FRAME FILMS LTD.

                                  By:            /s/ G. MARY RUBY
                                     -------------------------------------------
                                      Name: G. Mary Ruby
                                      Title: Corporate Secretary

                                  By:           /s/ EDWARD MACNEIL
                                     -------------------------------------------
                                      Name: Edward MacNeil

                                      Title: Vice President

     Pursuant to the requirements of the Securities Act, this amendment no. 1 to the registration statement has been signed by the following persons in the following capacities, including each registrant's principal executive officer or officers, its principal financial officer and its controller or principal accounting officer, on May 4, 2004.



*                                                   Co-Chairman and Co-Chief Executive Officer and
------------------------------------------------    Director of IMAX Corporation
Richard L. Gelfond

                                                    Director of IMAX Providence General Partner Co.,
                                                    IMAX Providence Limited Partner Co., IMAX Theatre
                                                    Holding (California I) Co., IMAX Theatre Holding
                                                    (California II) Co., IMAX Theatre Holding (Nyack
                                                    I) Co., IMAX Theatre Holding (Nyack II) Co., IMAX
                                                    Theatre Holding Co., IMAX Theatre Holdings (OEI),
                                                    Inc., IMAX Theatre Management Company, Ridefilm
                                                    Corporation and Sonics Associates Inc.

                                                    President of IMAX Chicago Theatre LLC, IMAX
                                                    Providence General Partner Co., IMAX Providence
                                                    Limited Partner Co., IMAX Rhode Island Limited
                                                    Partnership, IMAX Space Ltd., IMAX Theatre
                                                    Holding (California I) Co., IMAX Theatre Holding
                                                    (California II) Co., IMAX Theatre Holding (Nyack
                                                    I) Co., IMAX Theatre Holding (Nyack II) Co., IMAX
                                                    Theatre Holding Co., IMAX Theatre Holdings (OEI)
                                                    Inc., IMAX Theatre Management Company, Miami
                                                    Theatre LLC, Mitey Cinema Inc., Nyack Theatre LLC
                                                    and Sacramento Theatre LLC

                                                    Chairman of Sonics Associates, Inc.

                                                    Treasurer of Ridefilm Corporation

/s/ BRADLEY J. WECHSLER                             Co-Chairman and Co-Chief Executive Officer and
------------------------------------------------    Director of IMAX Corporation
Bradley J. Wechsler

                                                    Director of Ridefilm Corporation and Sonics
                                                    Associates Inc.

                                                    President of 924689 Ontario Inc., IMAX (Titanic)
                                                    Inc., IMAX (Titanica) Ltd., IMAX Film Holding
                                                    Co., IMAX II U.S.A. Inc., IMAX Minnesota Holding
                                                    Co., IMAX Pictures Corporation, IMAX Theatre
                                                    Management (Scottsdale), Inc., IMAX Theatre
                                                    Services Ltd., IMAX U.S.A. Inc., Immersive
                                                    Entertainment Inc., Mountainview Theatre
                                                    Management Ltd., Panda Productions Inc.,
                                                    Starboard Theatres Ltd., Strategic Sponsorship
                                                    Corporation and Taurus-Littrow Productions Inc.

*                                                   Director of IMAX Corporation
------------------------------------------------
Neil S. Braun

*                                                   Director of IMAX Corporation
------------------------------------------------
Kenneth G. Copland

*                                                   Director of IMAX Corporation
------------------------------------------------
Michael Fuchs

*                                                   Director of IMAX Corporation
------------------------------------------------
Garth M. Girvan

*                                                   Director of IMAX Corporation
------------------------------------------------
David W. Leebron

*                                                   Director of IMAX Corporation
------------------------------------------------
Marc A. Utay

/s/ FRANCIS T. JOYCE                                Chief Financial Officer of IMAX Corporation
------------------------------------------------
Francis T. Joyce

                                                    Vice President, Finance of 1329507 Ontario Inc.,
                                                    3D Sea II Ltd., 924689 Ontario Inc., David
                                                    Keighley Productions 70mm Inc., IMAX (Titanic)
                                                    Inc., IMAX (Titanica) Ltd., IMAX Chicago Theatre
                                                    LLC, IMAX Film Holding Co., IMAX Forum Ride,
                                                    Inc., IMAX II U.S.A. Inc., IMAX Minnesota Holding
                                                    Co., IMAX Music Ltd., IMAX Pictures Corporation,
                                                    IMAX, Providence General Partner Co., IMAX
                                                    Providence Limited Partner Co., IMAX Rhode Island
                                                    Limited Partnership, IMAX Sandde Animation Inc.,
                                                    IMAX Scribe Inc., IMAX Space Ltd., IMAX Theatre
                                                    Holding (Brossard) Inc., IMAX Theatre Holding
                                                    (California I) Co., IMAX Theatre Holding
                                                    (California II) Co., IMAX Theatre Holding (Nyack
                                                    I) Co., IMAX Theatre Holding (Nyack II) Co., IMAX
                                                    Theatre Holding Co., IMAX Theatre Holdings (OEI)
                                                    Inc., IMAX Theatre Management (Scottsdale), Inc.,
                                                    IMAX Theatre Management Company, IMAX Theatre
                                                    Services Ltd., IMAX U.S.A. Inc., Immersive
                                                    Entertainment Inc., Miami Theatre LLC, Mitey
                                                    Cinema Inc., Mountainview Theatre Management
                                                    Ltd., Nyack Theatre LLC, Panda Productions Inc.,
                                                    Ridefilm Corporation, RPM Pictures Ltd.,
                                                    Sacramento Theatre LLC, Sonics Associates, Inc.,
                                                    Starboard Theatres Ltd., Strategic Sponsorship
                                                    Corporation, Tantus Films Ltd., Tantus II Films
                                                    Ltd., Taurus-Littrow Productions Inc. and Wire
                                                    Frame Films Ltd.

*                                                   Vice President, Finance and Controller of IMAX
------------------------------------------------    Corporation
Kathryn A. Gamble

/s/ ROBERT D. LISTER                                Executive Vice President, Business and Legal
------------------------------------------------    Affairs & General Counsel of IMAX Corporation
Robert D. Lister

                                                    Director of Sonics Associates Inc.

                                                    President of IMAX Forum Ride, Inc.

                                                    Vice President of 1329507 Ontario Inc., 3D Sea II
                                                    Ltd., David Keighley Productions 70mm Inc., IMAX
                                                    Indianapolis LLC, IMAX Music Ltd., IMAX Sandde
                                                    Animation Inc., IMAX Scribe Inc., IMAX Theatre
                                                    Holding (Brossard) Inc., RPM Pictures Ltd.,
                                                    Tantus Films Ltd., Tantus II Films Ltd.,
                                                    Taurus-Littrow Productions Inc., and Wire Frame
                                                    Films Ltd.

/s/ G. MARY RUBY                                    Senior Vice President, Legal Affairs, Deputy
------------------------------------------------    General Counsel and Corporate Secretary of IMAX
G. Mary Ruby                                        Corporation

                                                    Director of 1329507 Ontario Inc., 3D Sea II Ltd.,
                                                    924689 Ontario Inc., David Keighley Productions
                                                    70mm Inc., IMAX (Titanic) Inc., IMAX (Titanica)
                                                    Ltd., IMAX Film Holding Co., IMAX Forum Ride,
                                                    Inc., IMAX II U.S.A. Inc., IMAX Indianapolis LLC,
                                                    IMAX Minnesota Holding Co., IMAX Music Ltd., IMAX
                                                    Pictures Corporation, IMAX Sandde Animation Inc.,
                                                    IMAX Space Ltd., IMAX Theatre Holding (Brossard)
                                                    Inc., IMAX Theatre Management (Scottsdale), Inc.,
                                                    IMAX Theatre Services Ltd., IMAX U.S.A. Inc.,
                                                    Immersive Entertainment Inc., Mitey Cinema Inc.,
                                                    Mountainview Theatre Management Ltd., Panda
                                                    Productions Inc., RPM Pictures Ltd., Starboard
                                                    Theatres Ltd., Strategic Sponsorship Corporation,
                                                    Tantus Films Ltd., Tantus II Films Ltd.,
                                                    Taurus-Littrow Productions Inc. and Wire Frame
                                                    Films Ltd.

                                                    Corporate Secretary of 1329507 Ontario Inc., 3D
                                                    Sea II Ltd., 924689 Ontario Inc., David Keighley
                                                    Productions 70mm Inc., IMAX (Titanic) Inc., IMAX
                                                    (Titanica) Ltd., IMAX Film Holding Co., IMAX
                                                    Forum Ride, Inc., IMAX II U.S.A. Inc., IMAX
                                                    Indianapolis LLC, IMAX Minnesota Holding Co.,
                                                    IMAX Music Ltd., IMAX Pictures Corporation, IMAX
                                                    Providence General Partner Co., IMAX Providence
                                                    Limited Partner Co., IMAX Sandde Animation Inc.,
                                                    IMAX Scribe Inc., IMAX Space Ltd., IMAX Theatre
                                                    Holding (Brossard) Inc., IMAX Theatre Holding
                                                    (California I) Co., IMAX Theatre Holding
                                                    (California II) Co., IMAX Theatre Holding (Nyack
                                                    I) Co., IMAX Theatre Holding (Nyack II) Co., IMAX
                                                    Theatre Holding Co., IMAX Theatre Holdings (OEI)
                                                    Inc., IMAX Theatre Management (Scottsdale), Inc.,
                                                    IMAX Theatre Management Company, IMAX Theatre
                                                    Services Ltd., IMAX U.S.A. Inc., Immersive
                                                    Entertainment Inc., Mitey Cinema Inc.,
                                                    Mountainview Theatre Management Ltd., Panda
                                                    Productions Inc., Ridefilm Corporation, RPM
                                                    Pictures Ltd., Sonics Associates, Inc., Starboard
                                                    Theatres Ltd., Strategic Sponsorship Corporation,
                                                    Tantus Films Ltd., Tantus II Films Ltd.,
                                                    Taurus-Littrow Productions Inc. and Wire Frame
                                                    Films Ltd.

/s/ EDWARD MACNEIL                                  Vice President of 1329507 Ontario Inc., 3D Sea II
------------------------------------------------    Ltd., 924689 Ontario Inc., David Keighley
Edward MacNeil                                      Productions 70mm Inc., IMAX (Titanic) Inc., IMAX
                                                    (Titanica) Ltd., IMAX Film Holding Co., IMAX
                                                    Forum Ride, Inc., IMAX II U.S.A. Inc., IMAX
                                                    Indianapolis LLC, IMAX Minnesota Holding Co.,
                                                    IMAX Music Ltd., IMAX Pictures Corporation, IMAX,
                                                    Providence General Partner Co., IMAX Providence
                                                    Limited Partner Co., IMAX Sandde Animation Inc.,
                                                    IMAX Scribe Inc., IMAX Space Ltd., IMAX Theatre
                                                    Holding (Brossard) Inc., IMAX Theatre Holding
                                                    (California I) Co., IMAX Theatre Holding
                                                    (California II) Co., IMAX Theatre Holding (Nyack
                                                    I) Co., IMAX Theatre Holding (Nyack II) Co., IMAX
                                                    Theatre Holding Co., IMAX Theatre Holdings (OEI)
                                                    Inc., IMAX Theatre Management (Scottsdale), Inc.,
                                                    IMAX Theatre Management Company, IMAX Theatre
                                                    Services Ltd., IMAX U.S.A. Inc., Immersive
                                                    Entertainment Inc., Mitey Cinema Inc.,
                                                    Mountainview Theatre Management Ltd., Panda
                                                    Productions Inc., Ridefilm Corporation, RPM
                                                    Pictures Ltd., Sonics Associates, Inc., Starboard
                                                    Theatres Ltd., Strategic Sponsorship Corporation,
                                                    Tantus Films Ltd., Tantus II Films Ltd.,
                                                    Taurus-Littrow Productions Inc. and Wire Frame
                                                    Films Ltd.

*                                                   President of IMAX Scribe Inc.
------------------------------------------------
Greg Foster

*                                                   President of David Keighley Productions 70mm Inc.
------------------------------------------------
David B. Keighley


*By: /s/ G. MARY RUBY
------------------------------------------------
     G. Mary Ruby, as Attorney-in-fact

                           AUTHORIZED REPRESENTATIVE


     Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative of IMAX Corporation and each of the other registrants has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, solely in it capacity as the duly authorized representative of the registrants in the United States, in the City of New York, State of New York, on May 4, 2004.


                                          IMAX U.S.A. INC.

                                          By:     /s/ ROBERT D. LISTER
                                            ------------------------------------
                                              Name: Robert D. Lister
                                              Title:   Vice President

                                          By:     /s/ FRANCIS T. JOYCE
                                            ------------------------------------
                                              Name: Francis T. Joyce

                                              Title:   Vice President of Finance

                                 EXHIBIT INDEX



EXHIBIT
 NUMBER                           DOCUMENT NAME
-------                           -------------
 3.1.1     IMAX Corporation Articles of Amalgamation, dated January 1,
           2002. Incorporated by reference to Exhibit 3.1 to IMAX
           Corporation's Form 10-K for the year ended December 31,
           2001, file no. 000-24216.
 3.1.2     IMAX Corporation New By-Law No. 1, enacted on June 7, 1999.
           Incorporated by reference to Exhibit 3.2 to IMAX
           Corporation's Form 10-Q for the quarter ended September 30,
           1999, file no. 000-24216.
 3.2.1*    1329507 Ontario Inc. Articles of Incorporation, dated
           December 14, 1998.
 3.2.2*    1329507 Ontario Inc. By-Law No. 1, dated December 14, 1998.
 3.3.1*    924689 Ontario Inc. Articles of Incorporation, dated
           December 20, 1990.
 3.3.2*    924689 Ontario Inc. By-Law No. 1, dated December 20, 1998.
 3.4.1*    David Keighley Productions 70mm Inc. Certificate of
           Amendment of Certificate of Incorporation, dated May 4,
           2001.
 3.4.2*    David Keighley Productions 70mm Inc., By-Laws.
 3.5.1*    IMAX (Titanic) Inc. Certificate of Amendment of Certificate
           of Incorporation, dated March 16, 1993.
 3.5.2*    IMAX (Titanic) Inc. By-Laws.
 3.6.1*    IMAX (Titanica) Ltd. Articles of Amendment, dated March 12,
           1993.
 3.6.2*    IMAX (Titanica) Ltd. By-Law No. 1, dated December 1, 1987.
           IMAX (Titanica) Ltd. By-Law No. 2, dated December 1, 1987.
 3.7.1*    IMAX Chicago Theatre LLC Amended and Restated Certificate of
           Formation, dated October 16, 2002.
 3.7.2*    IMAX Chicago Theatre LLC Limited Liability Company
           Agreement, entered into as of October 16, 2002.
 3.8.1*    IMAX Film Holding Co. Certificate of Incorporation, dated
           April 5, 2000.
 3.8.2*    IMAX Film Holding Co. By-Laws.
 3.9.1*    IMAX Forum Ride, Inc. Certificate of Amendment of Articles
           of Incorporation, dated May 1, 1996.
 3.9.2*    IMAX Forum Ride, Inc. Code of Bylaws.
 3.10.1*   IMAX II U.S.A. Inc. Certificate of Incorporation, dated
           December 8, 1995.
 3.10.2*   IMAX II U.S.A. Inc. By-Laws.
 3.11.1*   IMAX Indianapolis LLC Articles of Organization, dated
           January 23, 2001.
 3.11.2*   IMAX Indianapolis LLC Operating Agreement, entered into as of February 1, 2001.
 3.12.1*   IMAX Minnesota Holding Co. Certificate of Incorporation,
           dated May 26, 2000.
 3.12.2*   IMAX Minnesota Holding Co. By-Laws.
 3.13.1*   IMAX Music Ltd. Certificate of Incorporation, dated December
           11, 2000.
 3.13.2*   IMAX Music Ltd. By-Law No. 1, dated December 11, 2000.
 3.14.1*   IMAX Pictures Corporation Certificate of Incorporation,
           dated February 15, 1995.
 3.14.2*   IMAX Pictures Corporation By-Laws.
 3.15.1*   IMAX Providence General Partner Co. Certificate of
           Incorporation, dated April 18, 1997.
 3.15.2*   IMAX Providence General Partner Co. By-Laws.
 3.16.1*   IMAX Providence Limited Partner Co. Certificate of
           Incorporation, dated April 18, 1997.
 3.16.2*   IMAX Providence Limited Partner Co. By-Laws.
 3.17.1*   IMAX Rhode Island Limited Partnership Certificate of Limited
           Partnership, dated April 18, 1997.
 3.18.1*   IMAX Sandde Animation Inc. Articles of Amendment, dated
           February 24, 1998.
 3.18.2*   IMAX Sandde Animation Inc. By-Law No. 1, dated January 19,
           1996.
 3.19.1*   IMAX Scribe Inc. Certificate of Incorporation, dated
           February 20, 1996.
 3.19.2*   IMAX Scribe Inc. By-Laws.

EXHIBIT
 NUMBER                           DOCUMENT NAME
-------                           -------------
 3.20.1*   IMAX Space Ltd. Articles of Incorporation, dated February
           22, 1995.
 3.20.2*   IMAX Space Ltd. By-Law No. 1, made as of February 22, 1995.
 3.21.1*   IMAX Theatre Holding (Brossard) Inc. Certificate of
           Incorporation, dated December 16, 1998.
 3.21.2*   IMAX Theatre Holding (Brossard) Inc. By-Law No. 1, made as of December 16, 1998.
 3.22.1*   IMAX Theatre Holding (California I) Co. Certificate of
           Incorporation, dated July 24, 1997.
 3.22.2*   IMAX Theatre Holding (California I) Co. By-Laws.
 3.23.1*   IMAX Theatre Holding (California II) Co. Certificate of
           Incorporation, dated July 24, 1997.
 3.23.2*   IMAX Theatre Holding (California II) Co. By-Laws.
 3.24.1*   IMAX Theater Holding (Nyack I) Co. Certificate of
           Incorporation, dated July 25, 1997.
 3.24.2*   IMAX Theater Holding (Nyack I) Co. By-Laws.
 3.25.1*   IMAX Theater Holding (Nyack II) Co. Certificate of
           Incorporation, dated July 25, 1997.
 3.25.2*   IMAX Theater Holding (Nyack II) Co. By-Laws.
 3.26.1*   IMAX Theatre Holding Co. Certificate of Incorporation, dated
           April 18, 1997.
 3.26.2*   IMAX Theatre Holding Co. By-Laws.
 3.27.1*   IMAX Theatre Holdings (OEI), Inc. Certificate of
           Incorporation, dated January 8, 1998.
 3.27.2*   IMAX Theatre Holdings (OEI), Inc. By-Laws.
 3.28.1*   IMAX Theatre Management (Scottsdale), Inc. Articles of
           Incorporation, dated April 2, 1991.
 3.28.2*   IMAX Theatre Management (Scottsdale), Inc. By-Laws, adopted as of April 3, 1991.
 3.29.1*   IMAX Theatre Management Company Certificate of
           Incorporation, dated April 18, 1997.
 3.29.2*   IMAX Theatre Management Company By-Laws.
 3.30.1*   IMAX Theatre Services Ltd. Articles of Incorporation, dated
           February 19, 1993.
 3.30.2*   IMAX Theatre Services Ltd. By-Law No. 1, enacted on February
           19, 1993.
           IMAX Theatre Services Ltd. By-Law No. 2, enacted on February
           19, 1993.
 3.31.1*   IMAX U.S.A. Inc. Certificate of Amendment of Certificate of
           Incorporation, dated June 29, 1995.
 3.31.2*   IMAX U.S.A. Inc. By-Laws.
 3.32.1*   Immersive Entertainment Inc. Certificate of Incorporation,
           dated April 25, 1995.
 3.32.2*   Immersive Entertainment Inc. By-Laws.
 3.33.1*   Miami Theatre LLC Certificate of Formation, dated November
           25, 1998.
 3.33.2*   Miami Theatre LLC Limited Liability Company Agreement,
           entered into as of November 25, 1998.
 3.34.1*   Mitey Cinema Inc. Articles of Amendment, dated February 21,
           1996.
 3.34.2*   Mitey Cinema Inc. By-Law No. 1, made as of December 22,
           1995.
 3.35.1*   Mountainview Theatre Management Ltd. Certificate of
           Incorporation, dated December 13, 1988.
 3.35.2*   Mountainview Theatre Management Ltd. By-Law No. 1, effective
           December 13, 1988.
           Mountainview Theatre Management Ltd. By-Law No. 2, enacted
           December 22, 1992.
 3.36.1*   Nyack Theatre LLC Articles of Organization, dated September
           10, 1998.
 3.36.2*   Nyack Theatre LLC Operating Agreement, dated September 16,
           1998.
 3.37.1*   Panda Production Inc. Certificate of Incorporation, dated
           November 2, 1999.
 3.37.2*   Panda Production Inc. By-Laws.
 3.38.1*   Ridefilm Corporation Certificate for Restoration, Renewal
           and Revival of Certificate of Incorporation, dated April 3,
           1996.
 3.38.2*   Ridefilm Corporation By-Laws.
 3.39.1*   RPM Pictures Ltd. Certificate of Incorporation, dated
           January 13, 2003.
 3.39.2*   RPM Pictures Ltd. By-Law No. 1, dated January 13, 2003.
 3.40.1*   Sacramento Theatre LLC Certificate of Formation, dated May
           12, 1999.
 3.40.2*   Sacramento Theatre LLC Limited Liability Company Agreement,
           made and entered into as of May 12, 1999.
 3.41.1*   Sonics Associates, Inc., A Body Corporate Certificate of
           Incorporation, dated January 28, 1972.

EXHIBIT
 NUMBER                           DOCUMENT NAME
-------                           -------------
 3.41.2*   Sonics Associates, Inc. By-Laws.
 3.42.1*   Starboard Theatres Ltd. Certificate of Incorporation, dated
           June 10, 1997.
 3.42.2*   Starboard Theatres Ltd. By-Law No. 1, enacted December 19,
           1986.
 3.43.1*   Strategic Sponsorship Corporation Certificate of Amendment
           of Certificate of Incorporation, dated November 4, 1999.
 3.43.2*   Strategic Sponsorship Corporation By-Laws.
 3.44.1*   Tantus Films Ltd. Certificate of Incorporation, dated March
           22, 2002.
 3.44.2*   Tantus Films Ltd. By-Law No. 1.
 3.45.1*   Tantus II Films Ltd. Certificate of Incorporation, dated
           April 7, 2003.
 3.45.2*   Tantus II Films Ltd. By-Law No. 1, dated as of April 7,
           2003.
 3.46.1*   Wire Frame Films Ltd. Certificate of Incorporation, dated
           February 16, 1998.
 3.46.2*   Wire Frame Films Ltd. By-Law No. 1, made as of February 17,
           1998.
3.47.1**   3D Sea II Ltd. Articles of Incorporation.
3.47.2**   3D Sea II Ltd. By-Law No. 1.
3.48.1**   Taurus-Littrow Productions Inc. Certificate of
           Incorporation.
3.48.2**   Taurus-Littrow Productions Inc. By-Laws.
 4.1*      Purchase Agreement, dated as of November 19, 2003, by and
           among IMAX Corporation, the Guarantors (as defined therein),
           Credit Suisse First Boston LLC, Jefferies & Company, Inc.,
           Wachovia Capital Markets, LLC and U.S. Bancorp Piper Jaffray
           Inc., relating to the issuance of IMAX Corporation's 9 5/8%
           Senior Notes due 2010.
 4.2*      Registration Rights Agreement, dated as of December 4, 2003, by and among IMAX Corporation, the Guarantors (as defined
           therein), Credit Suisse First Boston LLC, Jefferies &
           Company, Inc., Wachovia Capital Markets, LLC and U.S.
           Bancorp Piper Jaffray Inc., relating to the issuance of IMAX
           Corporation's 9 5/8% Senior Notes due 2010.
 4.3*      Indenture, dated as of December 4, 2003, by and among IMAX
           Corporation, the Guarantors (as defined therein) and U.S.
           Bank National Association, as Trustee, related to the issue of IMAX Corporation's 9 5/8% Senior Notes due 2010. (the
           "Indenture")
 4.4       Forms of note and exchange note (included in Exhibit 4.3).
 4.5       Form of guarantee (included in Exhibit 4.3).
 4.6**     Supplemental Indenture dated April 1, 2004 among the
           Company, the Existing Guarantors (as defined therein), 3D
           Sea II Ltd., Taurus-Littrow Productions Inc. and U.S. Bank
           National Association, as Trustee, supplementing the
           Indenture.
 5.1**     Opinion of Shearman & Sterling LLP as to the validity of the notes and the accompanying guarantees.
 5.2**     Opinion of Robert D. Lister, Executive Vice President,
           Business and Legal Affairs and General Counsel of IMAX
           Corporation.
 8.1*      Opinion of Shearman & Sterling LLP as to certain U.S.
           federal income tax considerations.
10.1       Stock Option Plan of IMAX Corporation, dated June 7, 1999.
           Incorporated by reference to Exhibit 10.1 to IMAX
           Corporation's Form 10-Q for the quarter ended September 30,
           1999, file no. 000-24216.
10.2       Employment Agreement, dated as of July 15, 1997 between
           David Keighley Productions 70mm Inc. and David B. Keighley.
           Incorporated by reference to Exhibit 10.2 to IMAX
           Corporation's Form 10-K for the year ended December 31,
           2002, file no. 000-24216.
10.3       Employment Agreement, dated July 1, 1998 between IMAX
           Corporation and Bradley J. Wechsler. Incorporated by
           reference to Exhibit 10.2 to IMAX Corporation's Form 10-Q
           for the quarter ended September 30, 1998, file no.
           000-24216.
10.4       Amended Employment Agreement, dated July 12, 2000 between
           IMAX Corporation and Bradley J. Wechsler. Incorporated by
           reference to Exhibit 10.10 to IMAX Corporation's Form 10-Q for the quarter ended September 30, 2000, file no.
           000-24216.

EXHIBIT
 NUMBER                           DOCUMENT NAME
-------                           -------------
10.5       Amended Employment Agreement, dated April 3, 2001 between
           IMAX Corporation and Bradley J. Wechsler. Incorporated by
           reference to Exhibit 10.15 to IMAX Corporation's Form 10-Q for the quarter ended March 31, 2001, file no. 000-24216.
10.6       Amended Employment Agreement, dated April 23, 2002 between
           IMAX Corporation and Bradley J. Wechsler. Incorporated by
           reference to Exhibit 10.14 to IMAX Corporation's Form 10-Q for the quarter ended June 30, 2002, file no. 000-24216.
10.7       Employment Agreement, dated July 1, 1998 between IMAX
           Corporation and Richard L. Gelfond. Incorporated by
           reference to Exhibit 10.1 to IMAX Corporation's Form 10-Q
           for the quarter ended September 30, 1998, file no.
           000-24216.
10.8       Amended Employment Agreement, dated July 12, 2000 between
           IMAX Corporation and Richard L. Gelfond. Incorporated by
           reference to Exhibit 10.9 to IMAX Corporation's Form 10-Q
           for the quarter ended September 30, 2000, file no.
           000-24216.
10.9       Amended Employment Agreement, dated April 3, 2001 between
           IMAX Corporation and Richard L. Gelfond. Incorporated by
           reference to Exhibit 10.16 to IMAX Corporation's Form 10-Q for the quarter ended March 31, 2001, file no. 000-24216.
10.10      Amended Employment Agreement, dated April 23, 2002 between
           IMAX Corporation and Richard L. Gelfond. Incorporated by
           reference to Exhibit 10.13 to IMAX Corporation's Form 10-Q for the quarter ended June 30, 2002, file no. 000-24216.
10.11      Employment Agreement, dated March 9, 2001 between IMAX
           Corporation and Greg Foster. Incorporated by reference to
           Exhibit 10.9 to IMAX Corporation's Form 10-K for the year
           ended December 31, 2001, file no. 000-24216.
10.12      Amending Agreement, dated August 8, 2002 between IMAX
           Corporation and Greg Foster. Incorporated by reference to
           Exhibit 10.12 to IMAX Corporation's Form 10-K for the year ended December 31, 2002, file no. 000-24216.
10.13      Employment Agreement, dated May 9, 2001 between IMAX
           Corporation and Francis T. Joyce. Incorporated by reference to Exhibit 10.13 to IMAX Corporation's Form 10-K for the
           year ended December 31, 2002, file no. 000-24216.
10.14      Amended Employment Agreement, dated May 14, 2003 between
           IMAX Corporation and Francis T. Joyce. Incorporated by
           reference to Exhibit 10.16 to IMAX Corporation's Form 10-Q for the quarter ended June 30, 2003, file no. 000-24216.
10.15      Employment Agreement, dated May 17, 1999 between IMAX
           Corporation and Robert D. Lister. Incorporated by reference to Exhibit 10.14 to IMAX Corporation's Form 10-K for the
           year ended December 31, 2002, file no. 000-24216.
10.16      Amended Employment Agreement, dated April 4, 2001 between
           IMAX Corporation and Robert D. Lister. Incorporated by
           reference to Exhibit 10.15 to IMAX Corporation's Form 10-K for the year ended December 31, 2002, file no. 000-24216.
10.17*     Second Amended Employment Agreement, dated January 1, 2004 between IMAX Corporation and Robert D. Lister.
10.18      Shareholders' Agreement, dated as of January 3, 1994, among
           WGIM Acquisition Corporation, the Selling Shareholders as
           defined therein, Wasserstein Perella Partners, L.P.,
           Wasserstein Perella Offshore Partners, L.P., Bradley J.
           Wechsler, Richard L. Gelfond and Douglas Trumbull (the
           "Selling Shareholders' Agreement"). Incorporated by
           reference to Exhibit 4.2 to IMAX Corporation's Form 10-K for the year ended December 31, 2000, file no. 000-24216.
10.19      Amendment, dated as of March 1, 1994, to the Selling
           Shareholders' Agreement. Incorporated by reference to
           Exhibit 4.3 to IMAX Corporation's Form 10-K for the year
           ended December 31, 2000, file no. 000-24216.
10.20      Amended and Restated Shareholders' Agreement, dated as of
           February 9, 1999, by and among Wasserstein Perella Partners,
           L.P., Wasserstein Perella Offshore Partners, L.P., WPPN
           Inc., the Michael J. Biondi Voting Trust, Bradley J.
           Wechsler and Richard L. Gelfond and IMAX Corporation.
           Incorporated by reference to Exhibit 4.10 to IMAX
           Corporation's Form 10-K for the year ended December 31,
           1998, file no. 000-24216.

EXHIBIT
 NUMBER                           DOCUMENT NAME
-------                           -------------
10.21      Registration Rights Agreement, dated as of February 9, 1999, by and among IMAX Corporation, Wasserstein Perella Partners,
           L.P., Wasserstein Perella Offshore Partners, L.P., WPPN
           Inc., the Michael J. Biondi Voting Trust, Bradley J.
           Wechsler and Richard L. Gelfond. Incorporated by reference to Exhibit 4.12 to IMAX Corporation's Form 10-K for the year ended December 31, 1998, file no. 000-24216.
10.22*     Loan Agreement, dated as of February 6, 2004, by and between
           Congress Financial Corporation (Canada) and IMAX
           Corporation.
12.1**     Statement Regarding Computation of Ratios of Earnings to
           Fixed Charges.
21.1**     List of subsidiaries of IMAX Corporation detailing which
           subsidiaries are guarantors of IMAX Corporation's 9 5/8%
           Senior Notes due 2010.
23.1**     Consent of PricewaterhouseCoopers LLP.
23.2       Consents of Shearman & Sterling LLP (included in Exhibits
           5.1 and 8.1).
23.3*      Consent of McCarthy Tetrault LLP.
24.1*      Powers of Attorney.
25.1**     Statement of Eligibility of the Trustee.
99.1**     Form of Letter of Transmittal with respect to outstanding
           9 5/8% Senior Notes due 2010.
99.2*      Form of Notice of Guaranteed Delivery with respect to
           outstanding 9 5/8% Senior Notes due 2010.


---------------


 * Previously filed


** Filed herewith.